Table of Contents

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2024 (September 12, 2024)

MARVION INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53612	26-2723015
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 1401, 14/F, Phase 1, Austin Tower,

22-26 Austin Avenue, Jordan

Kowloon, Hong Kong

(Address of principal executive offices) (Zip Code)

+852 - 21114437

Registrant’s telephone number, including area code

21st Floor, Centennial Tower,
3 Temasek Avenue,
Singapore 039190

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common	MVNC	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

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INTRODUCTORY COMMENT

We are not a Hong Kong operating company but a Nevada holding company with operations conducted through our wholly owned subsidiaries based in the British Virgin Islands and Hong Kong. Our investors hold shares of common stock in Marvion Inc., the Nevada holding company. This structure presents unique risks as our investors may never directly hold equity interests in our Hong Kong subsidiary and will be dependent upon contributions from our subsidiaries to finance our cash flow needs. Our ability to obtain contributions from our subsidiaries are significantly affected by regulations promulgated by the British Virgin Islands and Hong Kong authorities. Any change in the interpretation of existing rules and regulations or the promulgation of new rules and regulations may materially affect our operations and or the value of our securities, including causing the value of our securities to significantly decline or become worthless. For a detailed description of the risks facing the Company associated with our structure, please refer to “Risk Factors – Risks Relating to Doing Business in Hong Kong.”

Marvion Inc. and our Hong Kong subsidiaries are not required to obtain permission or approval from the China Securities Regulatory Commission, or CSRC, the Cybersecurity Administration Committee, or CAC, or any other Chinese authorities to operate our business or to issue securities to foreign investors. However, in light of the recent statements and regulatory actions by the People’s Republic of China (“the PRC”) government, such as those related to Hong Kong’s national security, the promulgation of regulations prohibiting foreign ownership of Chinese companies operating in certain industries, which are constantly evolving, and anti-monopoly concerns, we may be subject to the risks of uncertainty of any future actions of the PRC government in this regard including the risk that we inadvertently conclude that such approvals are not required, that applicable laws, regulations or interpretations change such that we are required to obtain approvals in the future, or that the PRC government could disallow our holding company structure, which would likely result in a material change in our operations, including our ability to continue our existing holding company structure, carry on our current business, accept foreign investments, and offer or continue to offer securities to our investors. These adverse actions could cause the value of our common stock to significantly decline or become worthless. We may also be subject to penalties and sanctions imposed by the PRC regulatory agencies, including the CSRC, if we fail to comply with such rules and regulations, which would likely adversely affect the ability of the Company’s securities to continue to trade on the Over-the-Counter Bulletin Board, which would likely cause the value of our securities to significantly decline or become worthless.

There are prominent legal and operational risks associated with our operations being in Hong Kong. For example, as a U.S.-listed Hong Kong public company, we may face heightened scrutiny, criticism and negative publicity, which could result in a material change in our operations and the value of our common stock. It could also significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. We are subject to risks arising from the legal system in China where there are risks and uncertainties regarding the enforcement of laws including where the Chinese government can change the rules and regulations in China and Hong Kong, including the enforcement and interpretation thereof, at any time with little to no advance notice and can intervene at any time with little to no advance notice. Changes in Chinese internal regulatory mandates, such as the M&A rules, Anti-Monopoly Law, and Data Security Law, may target the Company’s corporate structure and impact our ability to conduct business in Hong Kong, accept foreign investments, or list on an U.S. or other foreign exchange. By way of example, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. In April 2020, the Cyberspace Administration of China and certain other PRC regulatory authorities promulgated the Cybersecurity Review Measures, which became effective in June 2020. Pursuant to the Cybersecurity Review Measures, operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services which do or may affect national security. On July 10, 2021, the Cyberspace Administration of China issued a revised draft of the Measures for Cybersecurity Review for public comments (“Draft Measures”), which required that, in addition to “operator of critical information infrastructure,” any “data processor” carrying out data processing activities that affect or may affect national security should also be subject to cybersecurity review, and further elaborated the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or exited the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad. The Cyberspace Administration of China has said that under the proposed rules companies holding data on more than 1,000,000 users must now apply for cybersecurity approval when seeking listings in other nations because of the risk that such data and personal information could be “affected, controlled, and maliciously exploited by foreign governments,” The cybersecurity review will also investigate the potential national security risks from overseas IPOs. On January 4, 2022, the CAC, in conjunction with 12 other government departments, issued the New Measures for Cybersecurity Review (the “New Measures”). The New Measures amends the Draft Measures released on July 10, 2021 and became effective on February 15, 2022.

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The business of our subsidiaries are not subject to cybersecurity review with the Cyberspace Administration of China, given that: (i) we do not have one million individual online users of our products and services in Hong Kong; (ii) we do not possess a large amount of personal information in our business operations. In addition, we are not subject to merger control review by China’s anti-monopoly enforcement agency due to the level of our revenues which provided from us and audited by our auditor and the fact that we currently do not expect to propose or implement any acquisition of control of, or decisive influence over, any company with revenues within China of more than Renminbi (“RMB”) 400 million. Currently, these statements and regulatory actions have had no impact on our daily business operations, the ability to accept foreign investments and list our securities on an U.S. or other foreign exchange. However, since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list our securities on an U.S. or other foreign exchange. For a detailed description of the risks the Company is facing and the offering associated with our operations in Hong Kong, please refer to “Risk Factors – Risks Relating to Doing Business in Hong Kong.”

The recent joint statement by the SEC and Public Company Accounting Oversight Board (“PCAOB”), and the Holding Foreign Companies Accountable Act (“HFCAA”) all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. Trading in our securities may be prohibited under the HFCAA if the PCAOB determines that it cannot inspect or investigate completely our auditor, and that as a result, an exchange may determine to delist our securities. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act which would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two thus reducing the time before our securities may be prohibited from trading or being delisted. On December 2, 2021, the U.S. Securities and Exchange Commission adopted rules to implement the HFCAA. Pursuant to the HFCAA, the PCAOB issued its report notifying the Commission that it is unable to inspect or investigate completely accounting firms headquartered in mainland China or Hong Kong due to positions taken by authorities in mainland China and Hong Kong. Our auditor is based in Nigeria and is subject to PCAOB’s inspection. It is not subject to the determinations announced by the PCAOB on December 16, 2021. However, in the event the Malaysian authorities subsequently take a position disallowing the PCAOB to inspect our auditor, then we would need to change our auditor to avoid having our securities delisted. Furthermore, due to the recent developments in connection with the implementation of the HFCAA, we cannot assure you whether the SEC or other regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. The requirement in the HFCAA that the PCAOB be permitted to inspect the issuer’s public accounting firm within two or three years, may result in the delisting of our securities from applicable trading markets in the U.S, in the future if the PCAOB is unable to inspect our accounting firm at such future time. Please see “Risk Factors- The Holding Foreign Companies Accountable Act requires the Public Company Accounting Oversight Board (PCAOB) to be permitted to inspect the issuer’s public accounting firm within three years. This three-year period will be shortened to two years if the Accelerating Holding Foreign Companies Accountable Act is enacted. There are uncertainties under the PRC Securities Law relating to the procedures and requisite timing for the U.S. securities regulatory agencies to conduct investigations and collect evidence within the territory of the PRC. If the U.S. securities regulatory agencies are unable to conduct such investigations, they may suspend or de-register our registration with the SEC and delist our securities from applicable trading market within the US.”

In addition to the foregoing risks, we face various legal and operational risks and uncertainties arising from doing business in Hong Kong as summarized below and in “Risk Factors — Risks Relating to Doing Business in Hong Kong.”

•	Adverse changes in economic and political policies of the PRC government could have a material and adverse effect on overall economic growth in China and Hong Kong, which could materially and adversely affect our business. Please see “Risk Factors-We face the risk that changes in the policies of the PRC government could have a significant impact upon the business we may be able to conduct in Hong Kong and the profitability of such business.” and “Substantial uncertainties and restrictions with respect to the political and economic policies of the PRC government and PRC laws and regulations could have a significant impact upon the business that we may be able to conduct in the PRC and accordingly on the results of our operations and financial condition.”

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•	We are a holding company with operations conducted through our wholly owned subsidiaries based in the British Virgin Islands and Hong Kong. This structure presents unique risks as our investors may never directly hold equity interests in our British Virgin Islands and Hong Kong subsidiaries and will be dependent upon contributions from our subsidiaries to finance our cash flow needs. Any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct business. We do not anticipate paying dividends in the foreseeable future; you should not buy our stock if you expect dividends. Please see “Risk Factors- Because our holding company structure creates restrictions on the payment of dividends or other cash payments, our ability to pay dividends or make other payments is limited.”

•	There is a possibility that the PRC could prevent our cash maintained in Hong Kong from leaving or the PRC could restrict the deployment of the cash into our business or for the payment of dividends. We rely on dividends from our Hong Kong subsidiary for our cash and financing requirements, such as the funds necessary to service any debt we may incur. Any such controls or restrictions may adversely affect our ability to finance our cash requirements, service debt or make dividend or other distributions to our shareholders. Please see “Risk Factors - Our Hong Kong subsidiary may be subject to restrictions on paying dividends or making other payments to us, which may restrict its ability to satisfy liquidity requirements, conduct business and pay dividends to holders of our common stock.”; “Risk Factors - PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds we receive from offshore financing activities to make loans to or make additional capital contributions to our Hong Kong subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand business.”; “Risk Factors - Because our holding company structure creates restrictions on the payment of dividends or other cash payments, our ability to pay dividends or make other payments is limited.” and “Transfers of Cash to and from our Subsidiaries”.

•	PRC regulation of loans to and direct investments in PRC entities by offshore holding companies may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to our operating subsidiaries in Hong Kong. Substantial uncertainties exist with respect to the interpretation of the PRC Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations. Please see “Risk Factors- PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds we receive from offshore financing activities to make loans to or make additional capital contributions to our Hong Kong subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand business.”

•	In light of China’s extension of its authority into Hong Kong, the Chinese government can change Hong Kong’s rules and regulations at any time with little or no advance notice, and can intervene and influence our operations and business activities in Hong Kong. We are currently not required to obtain approval from Chinese authorities to list on U.S. exchanges. However, if our subsidiaries or the holding company were required to obtain approval in the future, or we erroneously conclude that approvals were not required, or we were denied permission from Chinese authorities to operate or to list on U.S. exchanges, we will not be able to continue listing on a U.S. exchange and the value of our common stock would likely significantly decline or become worthless, which would materially affect the interest of the investors. There is a risk that the Chinese government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in Hong Kong-based issuers, which could result in a material change in our operations and/or the value of our securities. Further, any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers would likely significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. Please see “Risk Factors-We face the risk that changes in the policies of the PRC government could have a significant impact upon the business we may be able to conduct in the Hong Kong and the profitability of such business.” and “Substantial uncertainties and restrictions with respect to the political and economic policies of the PRC government and PRC laws and regulations could have a significant impact upon the business that we may be able to conduct in the PRC and accordingly on the results of our operations and financial condition.” and “The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. We are currently not required to obtain approval from Chinese authorities to list on U.S. exchanges. However, to the extent that the Chinese government exerts more control over offerings conducted overseas and/or foreign investment in China-based issuers over time and if our PRC subsidiaries or the holding company were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange and the value of our common stock may significantly decline or become worthless, which would materially affect the interest of the investors.”

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•	Governmental control of currency conversion may limit our ability to utilize our revenues effectively and affect the value of your investment.

•	We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. We may be liable for improper use or appropriation of personal information provided by our customers. Please see “Risk Factors- The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. We are currently not required to obtain approval from Chinese authorities to list on U.S exchanges. However, to the extent that the Chinese government exerts more control over offerings conducted overseas and/or foreign investment in China-based issuers over time and if our PRC subsidiaries or the holding company were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange and the value of our common stock may significantly decline or become worthless, which would materially affect the interest of the investors.”

•	Under the Enterprise Income Tax Law of the PRC (“EIT Law”), we may be classified as a “Resident Enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC shareholders. Please see “Risk Factors- Our global income may be subject to PRC taxes under the PRC Enterprise Income Tax Law, which could have a material adverse effect on our results of operations.”

•	Failure to comply with PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident Shareholders to personal liability, may limit our ability to acquire Hong Kong and PRC companies or to inject capital into our Hong Kong subsidiary, may limit the ability of our Hong Kong subsidiaries to distribute profits to us or may otherwise materially and adversely affect us.

•	You may be subject to PRC income tax on dividends from us or on any gain realized on the transfer of shares of our common stock. Please see “Risk Factors- Dividends payable to our foreign investors and gains on the sale of our shares of common stock by our foreign investors may become subject to tax by the PRC.”

•	We face uncertainties with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies. Please see “Risk Factors- We and our shareholders face uncertainties with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.”

•	We are organized under the laws of the State of Nevada as a holding company that conducts its business through a number of subsidiaries organized under the laws of foreign jurisdictions such as Hong Kong and the British Virgin Islands. This may have an adverse impact on the ability of U.S. investors to enforce a judgment obtained in U.S. Courts against these entities, bring actions in Hong Kong against us or our management or to effect service of process on the officers and directors managing the foreign subsidiaries. Please see “Risk Factors- Substantially all of our assets and a majority of our officers and directors are located in Hong Kong. As a result, it may be difficult for stockholders to enforce any judgment obtained in the United States against us, our officers or directors, which may limit the remedies otherwise available to our stockholders.”

•	U.S. regulatory bodies may be limited in their ability to conduct investigations or inspections of our operations in China.

•	There are significant uncertainties under the EIT Law relating to the withholding tax liabilities of our PRC subsidiary, and dividends payable by our PRC subsidiary to our offshore subsidiaries may not qualify to enjoy certain treaty benefits. Please see “Risk Factors- Our global income may be subject to PRC taxes under the PRC Enterprise Income Tax Law, which could have a material adverse effect on our results of operations.”

References in this registration statement to the “Company,” “MVNC,” “we,” “us” and “our” refer to Marvion Inc., a Nevada company and all of its subsidiaries on a consolidated basis. Where reference to a specific entity is required, the name of such specific entity will be referenced.

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Transfers of Cash to and from Our Subsidiaries.

Marvion Inc. is a Nevada holding company with no operations of its own. We conduct our operations in Hong Kong primarily through our subsidiaries in the British Virgin Islands and Hong Kong. We may rely on dividends or other transfers of cash or assets to be made by our British Virgin Islands and Hong Kong subsidiaries to fund our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders, to service any debt we may incur and to pay our operating expenses. If our British Virgin Islands and Hong Kong subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us. To date, our subsidiaries have not made any transfers, dividends or distributions of cash flows or other assets to Marvion Inc. and Marvion Inc. has not made any transfers, dividends or distributions of cash flows or other assets to our subsidiaries.

Marvion Inc. is permitted under the Nevada laws to provide funding to and receive funding from our subsidiaries in British Virgin Islands and Hong Kong through loans or capital contributions without restrictions on the amount of the funds, subject to satisfaction of applicable government registration, approval and filing requirements. Our British Virgin Island and Hong Kong subsidiaries, United Warehouse Management Corp., KSK Logistics Limited, United Warehouse Management Limited and Propose Enterprise Limited, respectively, are also permitted under the laws of the British Virgin Islands and Hong Kong to provide and receive funding to and from Marvion Inc. through dividend distribution without restrictions on the amount of the funds. As of the date of this report, there has been no dividends or distributions among the holding company or the subsidiaries nor do we expect such dividends or distributions to occur in the foreseeable future among the holding company and its subsidiaries.

We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

Subject to the Nevada Revised Statutes and our bylaws, our board of directors may authorize and declare a dividend to shareholders at such time and of such an amount as they think fit if they are satisfied, on reasonable grounds, that immediately following the dividend the value of our assets will exceed our liabilities and we will be able to pay our debts as they become due. There is no further Nevada statutory restriction on the amount of funds which may be distributed by us by dividend.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. The laws and regulations of the PRC do not currently have any material impact on transfer of cash from Marvion Inc. to our Hong Kong subsidiaries or from our Hong Kong subsidiaries to Marvion Inc. There are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of Hong Kong dollar (“HKD”) into foreign currencies and the remittance of currencies out of Hong Kong or across borders and to U.S. investors.

There is a possibility that the PRC could prevent our cash maintained in Hong Kong from leaving or the PRC could restrict the deployment of the cash into our business or for the payment of dividends. Any such controls or restrictions may adversely affect our ability to finance our cash requirements, service debt or make dividend or other distributions to our shareholders. Please see “Risk Factors - Our Hong Kong subsidiary may be subject to restrictions on paying dividends or making other payments to us, which may restrict its ability to satisfy liquidity requirements, conduct business and pay dividends to holders of our common stock.”; “Risk Factors - PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds we receive from offshore financing activities to make loans to or make additional capital contributions to our Hong Kong subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand business.”; “Risk Factors - Because our holding company structure creates restrictions on the payment of dividends or other cash payments, our ability to pay dividends or make other payments is limited.”

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Current PRC regulations permit PRC subsidiaries to pay dividends to Hong Kong subsidiaries only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation. As of the date of this report, we do not have any PRC subsidiaries.

The PRC government imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency to finance our cash requirements, service debt or make dividend or other distributions to our shareholders. Furthermore, if our subsidiaries in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our subsidiaries are unable to receive all of the revenues from our operations, we may be unable to pay dividends on our common stock.

Cash dividends, if any, on our common stock will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10.0%.

In order for us to pay dividends to our shareholders, we will rely on payments made from our British Virgin Islands and Hong Kong subsidiaries to Marvion Inc. If in the future we have PRC subsidiaries, certain payments from such PRC subsidiaries to Hong Kong subsidiaries will be subject to PRC taxes, including business taxes and VAT. As of the date of this report, we do not have any PRC subsidiaries and our British Virgin Islands and Hong Kong subsidiaries have not made any transfers, dividends or distributions nor do we expect to make such transfers, dividends or distributions in the foreseeable future.

Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC entity. However, the 5% withholding tax rate does not automatically apply and certain requirements must be satisfied, including, without limitation, that (a) the Hong Kong entity must be the beneficial owner of the relevant dividends; and (b) the Hong Kong entity must directly hold no less than 25% share ownership in the PRC entity during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong entity must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to dividends to be paid by a PRC subsidiary to its immediate holding company. As of the date of this report, we do not have a PRC subsidiary. In the event that we acquire or form a PRC subsidiary in the future and such PRC subsidiary desires to declare and pay dividends to our Hong Kong subsidiary, our Hong Kong subsidiary will be required to apply for the tax resident certificate from the relevant Hong Kong tax authority. In such event, we plan to inform the investors through SEC filings, such as a current report on Form 8-K, prior to such actions. See “Risk Factors – Risks Relating to Doing Business in Hong Kong.”

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CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended that are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. All statements, other than statements of historical facts, included in this Current Report on Form 8-K including, without limitation, statements in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” regarding the Company’s market projections, financial position, business strategy and the plans and objectives of management for future operations, events or developments which the Company expects or anticipates will or may occur in the future, including such things as future capital expenditures (including the amount and nature thereof); expansion and growth of the Company’s business and operations; and other such matters are forward-looking statements. These statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate under the circumstances. However, whether actual results or developments will conform with the Company’s expectations and predictions is subject to a number of risks and uncertainties, including general economic, market and business conditions; the business opportunities (or lack thereof) that may be presented to and pursued by the Company; changes in laws or regulation; and other factors, most of which are beyond the control of the Company.

These forward-looking statements can be identified by the use of predictive, future-tense or forward-looking terminology, such as “believes,” “anticipates,” “expects,” “estimates,” “plans,” “may,” “will,” or similar terms. These statements appear in a number of places in this filing and include statements regarding the intent, belief or current expectations of the Company, and its directors or its officers with respect to, among other things: (i) trends affecting the Company’s financial condition or results of operations for its limited history; (ii) the Company’s business and growth strategies; and (iii) the Company’s financing plans. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. Such factors that could adversely affect actual results and performance include, but are not limited to, the Company’s limited operating history, potential fluctuations in quarterly operating results and expenses, government regulation, technological change and competition. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors section of this Current Report.

Consequently, all of the forward-looking statements made in this Current Report on Form 8-K are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequence to or effects on the Company or its business or operations. The Company assumes no obligations to update any such forward-looking statements.

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Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 15, 2024, Marvion Inc., a Nevada corporation (the “Company”), United Warehouse Management Corp., a British Virgin Island corporation (“UWMC”) and eleven shareholders of UWMC entered into a Share Exchange Agreement (the “SEA”) pursuant to which the shareholders of UWMC agreed to transfer to the Company 4,000 shares of UWMC, constituting all of the issued and outstanding securities of UWMC, in exchange for 148,148,150 shares of common stock of the Company, par value $0.0001 per share (the “Acquisition Shares”), as set forth below:

Stockholder	Number of Shares of Common Stock of UWMC Held	Number of Shares of Common Stock of UWMC To Be Selling	Number of Shares of Common Stock of MVNC To Be Issuing
Pang Wai Kwong	320	320	11,851,852
Lee Kwok Chuen	320	320	11,851,852
Lau Siu Mee	320	320	11,851,852
Ho Kai Ki Decky	320	320	11,851,852
Lau Kam Wai	320	320	11,851,852
Kam Tsz Ching	320	320	11,851,852
Chan Wing Man	320	320	11,851,852
Chan Wan Man	320	320	11,851,852
Chan Sze Yu	480	480	17,777,778
Fong Hiu Ching	480	480	17,777,778
Young Chi Kin Eric	480	480	17,777,778

TOTAL	4000	4000	148,148,150

In addition to the Acquisition Shares, the Company agreed to make earnout payments in the aggregate amount of $5.5 million (collectively, the “Earn Out Payments”) upon UWMC’s achievement of certain net income performance milestones during each six month period ending June 30 and December 31 (each, a “Performance Period”) for a total of nine Performance Periods. The Earn Out Payments will be payable in the form of interest free promissory notes and shared equally among Chan Sze Yu, Fong Hiu Ching and Young Chi Kin Eric who are also shareholders of UWMC. The Acquisition transactions contemplated by the SEA were consummated on September 12, 2024.

As a result of the Acquisition, Marvion became engaged in the business of logistics and warehousing services. Concurrently with the acquisition of UWMC, the Company also divested its ownership of Marvion Holdings Limited and all of its subsidiaries and ceased its the lifestyle, media and entertainment creation and distribution, and technology businesses.

Chan Sze Yu is our Chief Executive Officer, Chief Financial Officer, Secretary and Director. Young Chi Kin Eric holds 10,000,000 shares of the Company’s Series A Preferred Stock which entitles him to vote on all matters submitted to a vote of the shareholders together with the Common Stock holders with each one share of Series A Preferred Stock having 200 votes.

The foregoing descriptions of the SEA and the Promissory Notes are qualified in their entirety by reference to the SEA and the Promissory Notes, which are filed as Exhibits 10.1 through and including 10.4 and incorporated herein by reference.

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DESCRIPTION OF BUSINESS

Summary

Marvion Inc. f/k/a Bonanza Goldfields Corp. is not a Hong Kong operating company but a Nevada holding company with operations conducted through its wholly owned subsidiaries based in the British Virgin Islands and Hong Kong. Our investors hold shares of common stock in Marvion Inc., the Nevada holding company. On September 12, 2024, Marvin consummated the acquisition of UWMC. UWMC is engaged in the business of logistics and warehousing services covering Hong Kong local market needs. It operates and its customers are primarily located in Hong Kong. As a result of the acquisition of UWMC, Marion became engaged in the business of logistics and warehousing services.

UWMC’s businesses are operated through three subsidiaries organized in Hong Kong: KSK Logistic Limited (“KSK”), United Warehouse Management Limited (“UWML”) and Propose Enterprise Limited (“PEL”), which provide the following services:

•	KSK: Last mile deliveries for retail and business customers;
•	UWML: Provides warehousing and distribution services; and
•	PEL: Provides business advisory solutions to customers which may provide a lead to our logistic and warehousing services.

We are seeking to build our own furniture online store, providing a one-stop shopping experience to the Hong Kong furniture buyers. We may partner with some of our existing customers who are already in furniture retailing, since they already have connections with many of the furniture manufacturers in China. By listing out the catalogs of the partnered manufacturers, a lot more options will be available to the consumers to choose from. Once orders are made, our logistics arm KSK will be able to handle the delivery of the furniture to the door of the consumers. We will then build up our skillful furniture assemble team who will complete the assembly of the furniture at the time of delivery. In the long run, as we see a good local demand on certain furniture products, we can work with the manufacturers to stock up some products at our own UWML warehouses, this will further shorten the time between consumer placing the order online and the time when the furniture is delivered and assembled at their home.

Market Information

According to Statista, although import and export figures of Hong Kong have dropped in 2023, the first 6 months of 2024 showed positive growth in both import and export again. July 2024 showed a growth of 9.9% in import comparing to the previous month. Based on these figures, we believe that Hong Kong’s economy is picking up from the post pandemic period. We believe that there is market demand for improved furniture shopping experiences for consumers in Hong Kong. At present, most furniture buyers in Hong Kong buy their furniture through local retail stores, such as Furniture Station and IKEA. The problem of purchasing from physical retail stores is that buying options are limited to the size of the store and the size of inventory storage. Retail stores, however, are able to provide local delivery and assembly services for the furniture being purchased. Hong Kong consumers are able to find a wider array of buying options online, especially from China, but they often are faced with the need to make their own cross-border shipping arrangements, and to assemble the furniture upon delivery.

According to South China Morning Post, ecommerce sales in Hong Kong grew 27% in 2020, while today 50% of Hong Kong’s consumers prefer online shopping, and expect to reach 84.1% by 2027. The most popular online shopping market for the Hong Kong consumer is Taobao, China’s largest online ecommerce store. With China-based online ecommerce stores accepting more overseas payment methods, more and more Hong Kong consumers are shopping with the China online platforms because due to the competitive price and value propositions they offer. According to Statista, over 50% of consumers in China are buying their furniture online. China online platforms working with local service vendors provide a one-stop furniture delivery and assembly service for the consumers. This removes the need for buyers to pick up and assemble heavy furniture.

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According to Statista, the Hong Kong furniture market generated revenues of $5.77 billion in 2023, and is expected to reach $6.62 billion in 2029. Online furniture sales, however, only accounted for 8.2% of the furniture sales in 2023 due to complications associated with furniture delivery and assembly. We believe that there is a large opportunity in this market which may provide a significant business growth opportunity to the Marvion group.

Logistics.

KSK was founded by our Director and CEO, Mr. Chan Sze Yu, who has an extensive work experience and relationship with the furnishing and appliance industry. Mr. Chan saw the opportunity to provide logistic services for the furnishing and appliance industry with his experience how to handle these special products properly with cautions, making sure the packages are delivered without damage. KSK has been operating with a stable customer base, with larger clients such as Furniture Station, Asis-Express Logistics Holdings Limited (HKEX: 8620.HK) and Federal Express (NYSE: FDX). KSK provides the last mile package delivery for the customers with a team of 9 employees and six 5.5 tons trucks that travel around different districts in Hong Kong. KSK’s client base currently consists of commercial customers, with 83% customers in the furniture industry, and 17% in miscellaneous other industries. Since our customers are commercial business customers, we do not engage in public marketing is required. At present, most of the business customers are developed and maintained by Mr. Chan directly through his business relationships with the customers. KSK’s logistics business are operated from UWML’s warehouse in Hong Kong. KSK may, from time to time, work with UWML to provide a one-stop packaged logistic and warehousing service to our customers.

The lifecycle of a typical delivery is briefly described below.

Work flow of a typical delivery

Step 1: Product Pickup.

Our courier team collects the product from the sender once it receives a delivery order. Unless the sender chooses pay-at-arrival service, our pickup team collects the delivery service fee from the sender at the time of pickup. The pickup team collects and sends the product to our centralized control sorting hub in Hong Kong twice per day. Typically, products that are picked up before 9 a.m. will be shipped to the hub on the same day. Through each waybill, we assign a unique tracking number and corresponding barcode to each product. The waybills, coupled with our automated systems, allow us to track the status of each individual product throughout the entire pickup, sorting and delivery process.

Step 2: Product Sorting and Transportation.

Upon receipt of products shipped from various pickup outlets within its coverage area, the sorting hub sorts, further packs and dispatches the products to the destination by the courier team. Barcodes on each waybill attached to the products are scanned as they go through each sorting and transportation gateway allowing us to track the progress of each product.

Step 3: Product Delivery.

Products are then delivered to the recipients by our network delivery team. Once the recipient signs on the waybill to confirm receipt, a full service cycle is completed and the settlement of delivery service fee promptly ensues on our network payment settlement system.

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Pricing determination

Pricing of our services is based on our operating costs, service requested, fees assessed by our network partners, market conditions and competition. We participate in a fee sharing arrangement in which the pickup and delivery outlets share the delivery service fees of each delivery order. When we deliver through our network partners, we allocate a portion of the services fees, or network transit fees, to our network partners for express delivery services. The fee typically consists of a fixed amount for a waybill attached to each product and a variable per product amount based on parcel weight and route. Historically, delivery service fees charged by our network partners have experienced declines due in part to market competition. Based on the market conditions and our cost base, we may evaluate and adjust our service pricing from time to time.

We leverage our subcontractor network to reduce costs and generate fees. Before initiating deliveries through our network partners, we are able to search through our system to compare and find the most competitive pricing for pick up and last mile deliveries. This arrangement allows us to control our per product costs. Because our network is transparent, our delivery subcontractors are able to directly connect with other member logistic service suppliers.. We facilitate these connections by providing information and guidance on valuation of the transferred business with participation by both sides.

In light of the competitive nature of our market, we believe that our success will depend upon the reliability and quality of services provided and cost management. As a general matter, we strive to maintain high quality services and meet customer satisfaction. We believe that we have established systems and procedures to achieve service standardization and quality control over the services provided by us and our network partners. We constantly monitor and seek to improve on a series of key service quality indicators such as delivery delay rate, complaint rate and damaged parcel rate. Further, we believe that our focus on the cable and data equipment industry provides a competitive advantage that has enabled us to provide valued added services to better able to meet the specific needs of our customers.

Warehousing and Distribution Services.

UWML began its warehousing business in 2023 and is integrated with KSK’s logistic business to provide a one-stop logistic and warehousing service solution. Its goal is to develop specialty warehousing service, such as cold storage and warehousing for special purposes. Our target customers are business customers that can make use of a larger storage area with longer term commitments.

UWML operates a warehousing facility in Yuen Long, Hong Kong, which is comprised of 24,000 sq. ft. of cold storage and 38,600 sq. ft. of warehousing space and 2 dedicated employees. The warehousing facility is located on a 140,000 sq. ft. parcel of land in Yuen Long, Hong Kong. The land is subject to a 6 year lease with an option to extend for an additional 12 years upon mutually acceptable terms. UWML is permitted to build additional warehousing facilities on this parcel of land.

After operating for close to a year, UWML’s current cold storage and warehousing facilities are fully utilized by its existing customers. UWML is in the design and planning process for the construction of an additional 18,000 sq ft warehouse with completion targets to be available to use by end of 2024. Our strategy is to build additional warehousing facilities progressively as we see potential new customer needs to be coming, so the costs of building new facilities can be covered in a much better planned investment schedule.

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Warehousing and distribution services enable UWML to greatly expand its involvement in our customers’ supply chain, post arrival of international shipments into Hong Kong. By providing inventory management, order fulfillment, and other services, our customers benefit from cost savings related to space, equipment, and labor due to efficiencies of scale. Our warehousing and distribution services include:

•	Transloading of cargo from incoming containers to trucks for delivery;
•	Pick and pack services;
•	Quality control services under customer instructions;
•	Kitting;
•	Storage;
•	Inventory management; and
•	Delivery services, including e-commerce fulfillment services.

Our warehousing and distribution customer base includes freight customers with warehousing and distribution needs as well as customers who are exclusively warehousing and distribution service users. Such customers are in a variety of industries, including footwear, apparel, giftware, and home appliances. We bill customers under three broad categories — storage, transloading (with quick turnaround and no storage) and other warehouse services listed above. The location of our existing warehouse, within 19miles of the Port of Hong Kong and 37 miles from Hong Kong Airport, is an important factor for our customers. Racking as well as bulk storage space availability enables us to handle a variety of customer requirements. In recent years, severe congestion at the terminals serving the Port of Hong Kong has increased the demand for transloading as well as short-term storage services at warehouses such as ours that are within a 50-mile radius of the port.

Business Consulting Services

PEL provides business consultation services to business clients with 3 dedicated employees. PEL was responsible for identifying the business opportunities in the logistics and warehousing services. The pandemic accelerated the shift to online shopping in Hong Kong due to the global travel lockdowns and local government measures. Consumers have become accustomed to the convenience and safety of ecommerce and are likely to continue shopping online even as physical stores become available again. We believe that this this change in behavior will result in business opportunities in the local logistic and warehousing services.

Through our business advisory services of PEL, we maintain a list of business contacts, as well as customers through business referrals of KSK and PEL customers. Because our target customer are corporate customers seeking longer service terms and larger spaces, we have found that direct sales to be the most effective way to approach our potential customers.

Future Plans

Logistics

KSK’s plan for the foreseeable future is to continue to grow its logistics and warehousing service corporate client base, with a focus on the furniture market in Hong Kong. Through its business relationship with Furniture Station, KSK believes there are business opportunities in the furniture servicing market in Hong Kong. According to Statista, the Hong Kong furniture market recorded a revenue of $5.77 billion in 2023 and forecast to reach $6.61 billion by the year 2029. In China, changes in consumer behavior and preferences have resulted in the significant growth of online furniture sales through ecommerce platforms at the expense of sales from physical stores. Online furniture sales in China is expected to contribute over 50% of total furniture market sales in 2024. We believe that the Hong Kong furniture market will also follow this trend of increasing online sales.

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Unlike other small product purchases, product delivery and installation are some of the key factors considered by potential furniture buyers when making a furniture buying decision. To address these concerns, KSK plans to develop a one-stop online ecommerce furniture platform servicing the Hong Kong market, which would allow users to browse and choose furniture online, have quick local delivery, purchase additional furniture installation services and repair services. The online furniture business platform will utilize most of our existing logistics and warehousing resources which will reduce our costs of business set up and market expertise learning.

KSK expects to retain the size of the KSK transportation team for 2024. It believes that it will require operating budget of an additional $1,000,000 in 2025 to build out its online ecommerce platform and grow its business customer base.

Warehousing

UWML current warehousing spaces are fully utilized. UWML intends to construct an additional 18,000 sq ft warehouse on its existing land by the end of 2024, with an anticipated cost of approximately US$200,000 for construction and set up of the new warehousing facilities. The new warehouse is expected to provide an additional 28% of warehousing space and will occupy approximately 60% of the total existing land. As business expands, we expect to continue constructing additional warehouses. UWML expects that it will require approximately $1,200,000 to support future warehousing expansion in 2025, which will include building additional warehousing facilities and installation of advanced cooling systems to support cold storage service spaces.

Business Consulting

PEL expects to organically grow its business consultation services through serving existing business clients and obtaining new business opportunities through referrals from clients or personal contacts of our management. PEL may in the future share human and other resources with our other business segments.

Major Customers

For the six months ended June 30, 2024 and 2023, the individual customers who accounted for 10% or more of the Company’s revenues and its outstanding receivable balances at period-end dates, are presented as follows:

	Six months ended June 30, 2024		June 30, 2024
Customer	Revenues	Percentage of revenues	Accounts receivable
Pro King International Warehouse Limited	$268,591	42.68%	$44,828
Furniture Station Limited	$209,916	42.68%	$79,627

	Six months ended June 30, 2023		June 30, 2023
Customer	Revenues	Percentage of revenues	Accounts receivable
Customer A (EF)	$94,291	48.58%	$–
Customer B (Time)	$63,470	32.70%	$–
Customer C (Wings)	$33,282	17.15%	$–

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For the years ended December 31, 2023 and 2022, the individual customers who accounted for 10% or more of the Company’s revenues and its outstanding receivable balances at period-end dates, are presented as follows:

	Year ended December 31, 2023		December 31, 2023
Customer	Revenues	Percentage of revenues	Accounts receivable
Customer A (EF)	$173,034	26.24%	$4,037
Pro King International Warehouse Limited	$134,127	20.34%	$–
Customer C (Wings)	$122,975	18.65%	$4,373
Furniture Station Limited	$118,206	17.92%	$58,253

	Year ended December 31, 2022		December 31, 2022
Customer	Revenues	Percentage of revenues	Accounts receivable
Customer A (EF)	$88,586	30.76%	$–
Customer B (Time)	$84,669	29.40%	$–
Customer C (Wings)	$44,366	15.41%	$–
My Sweetheart Company Limited	$43,485	15.10%	$–

Our group revenue as of December 31, 2023 is recorded at $659,526, with a net profit of $9,344, compares to the revenue of $287,956 with a net loss of $10,598 as of 31 December 2022. The group maintains a net cash balance of $120,319 as of December 31, 2023, comparing to $52,633 are of December 31, 2022.

During the six months ended June 30, 2024, we received a revenue and net income of $629,318 and $114,489 respectively, compared to same period in 2023 of $194,105 and $14,762.

Our sources of capital in the past have included the sale of equity securities, which include common stock sold in private transactions to our executive officers or existing shareholders, capital leases and short-term and long-term debts. We expect to finance future acquisitions through a combination of these. While we believe that existing shareholders and our officers and directors will continue to provide the additional cash to make acquisitions and to meet our obligations as they become due or that we will obtain external financing, there can be no assurance that we will be able to raise such additional capital resources on satisfactory terms. We believe that our current cash and other sources of liquidity discussed below are adequate to support operations for at least the next 12 months.

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Our corporate organization chart is below:

We are authorized to issue up to 270,000,000,000 shares of our common stock, par value $0.0001. Our Board has also designated the following classes of preferred stock: (i) the Series A Preferred Stock,” par value $0.0001, with 10,000,000 authorized shares, all of which are issued and outstanding; (ii) “Series B Preferred Stock,” par value $0.0001, with 1,000,000 authorized shares, 366,346 of which are issued and outstanding; and (iii) the “Series C Convertible Preferred Stock,” par value $0.001, with 1 authorized share, all of which are issued and outstanding. The voting and conversion rights of each series of preferred stock and the beneficial ownership of such securities by insiders are summarized below:

Stock	Voting Rights	Ownership
Common Stock	One vote per share	7.16% held by Lee Ying Chiu Herbert. 8.78% held by Young Chi Kin Eric. 8.78% held by Chan Sze Yu.
Series A Preferred Stock	Holders of Series A Preferred Stock are entitled to vote on matters submitted to a vote of the shareholders with each one share having 200 votes. Series A Preferred Stock do not convert into Common Stock.	100% held by Young Chi Kin Eric.
Series B Preferred Stock	Holders of Series B Preferred Stock have no voting rights, and Series B Preferred Stock do not convert into Common Stock.	Approximately 92% held by Lee Ying Chiu Herbert.
Series C Convertible Preferred Stock

Holders of Series C Convertible Preferred Stock are generally not allowed to vote on an “as converted” basis on matters submitted to holders of the common stock, or any class thereof.

Each one share of Series C Convertible Preferred Stock converts into 9.99% of the outstanding shares of common stock less the number of shares of common stock held by the holder; provided that any such optional conversion must involve the conversion of all of the holder’s shares of Series C Convertible Preferred Stock.

100% held by Lee Ying Chiu Herbert.

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Young Chi Kin Eric and Chan Sze Yu will be entitled to control approximately 91.61% and 0.81%, respectively, of our voting power on matters submitted to a vote of the shareholders. We do not intend to utilize controlled company exemptions.

We reported a net income of $9,344 and a net loss of $10,510 for the years ended December 31, 2023 and 2022, respectively. We had current assets of $196,119 and current liabilities of $1,944,418 as of December 31, 2023. As of December 31, 2022, our current assets and current liabilities were $52,633 and $146,863, respectively. The financial statements for the years ended December 31, 2023 and 2022 have been prepared assuming that we will continue as a going concern. Our continuation as a going concern is dependent upon improving our profitability and the continuing financial support from our stockholders. Our sources of capital in the past have included the sale of equity securities, which include common stock sold in private transactions and short-term and long-term debt.

We are organized under the laws of the State of Nevada as a holding company that conducts its business through a number of subsidiaries organized under the laws of foreign jurisdictions such as Hong Kong and the British Virgin Islands. This may have an adverse impact on the ability of U.S. investors to enforce a judgment obtained in U.S. Courts against these entities, or to effect service of process on the officers and directors managing the foreign subsidiaries.

Corporate History

We were incorporated under the laws of the State of Nevada on March 6, 2008, under the name Bonanza Goldfields Corp. Since inception, we acquired mineral rights to mining properties in the United States and explored for minerals.

The Company filed a registration statement on Form S-1 on July 11, 2008, which became effective on September 12, 2008. Thereafter, the Company filed periodic reports with the Securities and Exchange Commission until it filed a Form 15 terminating its registration and otherwise suspending its duty to file reports on February 9, 2017. On March 15, 2017, the Company began posting periodic reports on the OTC Markets website under the alternative reporting standard.

On August 27, 2021, Ms. Bauman and her affiliated entities sold to Lee Ying Chiu Herbert 11,823,000 shares of the Company’s common stock, 10,000,000 shares of the Company’s Series A Preferred Stock, 337,000 shares of the Company’s Series B Preferred Stock and 1 share of the Company’s Series C Preferred Stock for aggregate consideration of Three Hundred Eighty Thousand Dollars ($380,000). In connection with the sale of Ms. Bauman and her affiliated entities’ securities, Ms. Bauman resigned from all of her positions with the Company and appointed Chan Man Chung to serve as Chief Executive Officer, Chief Financial Officer, Secretary and Director and Lee Ying Chiu Herbert and Tan Tee Soo as directors of the Company. It is our understanding that the purchaser is not a U.S. Person within the meaning of Regulations S. Accordingly, the shares are being sold pursuant to the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended, Regulation D and Regulation S promulgated thereunder.

Acquisition of Marvion Holdings Limited, Our Management Advisory Services and DOT Solution Services Business

On October 18, 2021, we acquired all of the issued and outstanding shares of Marvion Holdings Limited (hereafter referred to as, Marvion), a British Virgin Islands limited liability company, from Lee Ying Chiu Herbert, our director and controlling shareholder, and So Han Meng Julian, a shareholder of Marvion, in exchange for 139,686,481,453 shares of our issued and outstanding common stock, all in accordance with the terms of that certain Share Exchange Agreement and Confirmation. The Company has issued 1,217,764,822 shares of common stock and will increase the authorized share to issue the remaining 138,468,716,631 shares of its common stock. In connection with the acquisition, So Han Meng Julian was appointed to serve as the Chief Executive Officer of Marvion Private Limited and Marvion Studios Limited, and a director of the Company. The Company relied on the exemption from registration pursuant to Section 4(2) of, and Regulation D and/or Regulation S promulgated under the Act in selling the Company’s securities to the shareholders of Marvion. The foregoing descriptions of the Share Exchange Agreement and the Confirmation are not complete and are qualified in their entirety by reference to the complete text of the Share Exchange Agreement and Confirmation, which are incorporated herein by reference and attached hereto as Exhibits 10.5 and 10.6.

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Prior to the acquisition, the Company was considered as a shell company due to its nominal assets and limited operation. Upon the acquisition, Marvion will comprise the ongoing operations of the combined entity and its senior management will serve as the senior management of the combined entity, Marvion is deemed to be the accounting acquirer for accounting purposes. The transaction will be treated as a recapitalization of the Company. Accordingly, the consolidated assets, liabilities and results of operations of the Company will become the historical financial statements of Marvion after the acquisition date. Marvion was the legal acquiree but is deemed to be the accounting acquirer. The Company, on the other hand, was the legal acquirer but is deemed to be the accounting acquiree in the reverse merger. The historical financial statements prior to the acquisition are those of the accounting acquirer. Historical stockholders’ equity of the accounting acquirer prior to the merger are retroactively restated (a recapitalization) for the equivalent number of shares received in the merger. Operations prior to the merger are those of the acquirer. After completion of the share exchange transaction, the Company’s consolidated financial statements include the assets and liabilities, the operations and cash flow of the accounting acquirer.

Name Change and Increase in Authorized Capital

On January 10, 2022, the board of directors of Marvion Inc. f/k/a Bonanza Goldfields Corp. and certain stockholders holding a majority of the voting rights of our common stock approved by written consent in lieu of a special meeting the taking of all steps necessary to effect the following actions (collectively, the “Corporate Actions”):

1. Amend the Company’s Articles of Incorporation filed with the Nevada Secretary of State (the “Articles of Incorporation”) to change the Company’s name to Marvion Inc.; and

2. Amend the Articles of Incorporation to increase the Company’s authorized capital from 2,000,000,000 to 300,000,000,000 shares, consisting of 270,000,000,000 shares of common stock, par value $0.0001, and 30,000,000,000 shares of preferred stock, par value $0.0001.

The Articles of Incorporation was amended on January 17, 2023, to effect the Corporate Actions.

Reverse Stock Split

Effective April 23, 2024, the Company effectuated a reverse stock split whereby each three thousand (3,000) shares of Common Stock issued and outstanding prior to the effective time were combined and converted into one (1) shares of Common Stock.

Acquisition of UWMC

On August 15, 2024, Marvion Inc., a Nevada corporation (the “Company”), United Warehouse Management Corp., a British Virgin Island corporation (“UWMC”) and eleven shareholders of UWMC entered into a Share Exchange Agreement (the “SEA”) pursuant to which the shareholders of UWMC agreed to transfer to the Company 4,000 shares of UWMC, constituting all of the issued and outstanding securities of UWMC, in exchange for 148,148,150 shares of common stock of the Company, par value $0.0001 per share (the “Acquisition Shares”), as set forth below:

Stockholder	Number of Shares of Common Stock of UWMC Held	Number of Shares of Common Stock of UWMC To Be Selling	Number of Shares of Common Stock of MVNC To Be Issuing
Pang Wai Kwong	320	320	11,851,852
Lee Kwok Chuen	320	320	11,851,852
Lau Siu Mee	320	320	11,851,852
Ho Kai Ki Decky	320	320	11,851,852
Lau Kam Wai	320	320	11,851,852
Kam Tsz Ching	320	320	11,851,852
Chan Wing Man	320	320	11,851,852
Chan Wan Man	320	320	11,851,852
Chan Sze Yu	480	480	17,777,778
Fong Hiu Ching	480	480	17,777,778
Young Chi Kin Eric	480	480	17,777,778

TOTAL	4000	4000	148,148,150

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In addition to the Acquisition Shares, the Company agreed to make earnout payments in the aggregate amount of $5.5 million (collectively, the “Earn Out Payments”) upon UWMC’s achievement of certain net income performance milestones during each six month period ending June 30 and December 31 (each, a “Performance Period”) for a total of nine Performance Periods. The Earn Out Payments will be payable in the form of interest free promissory notes and shared equally among Chan Sze Yu, Fong Hiu Ching and Young Chi Kin Eric who are also shareholders of UWMC. The Acquisition transactions contemplated by the SEA were consummated on September 12, 2024.

As a result of the Acquisition, Marvion became engaged in the business of logistics and warehousing services. Concurrently with the acquisition of UWMC, the Company also divested its ownership of Marvion Holdings Limited and all of its subsidiaries and ceased its the lifestyle, media and entertainment creation and distribution, and technology businesses.

Chan Sze Yu is our Chief Executive Officer, Chief Financial Officer, Secretary and Director. Young Chi Kin Eric holds 10,000,000 shares of the Company’s Series A Preferred Stock which entitles him to vote on all matters submitted to a vote of the shareholders together with the Common Stock holders with each one share of Series A Preferred Stock having 200 votes.

The foregoing descriptions of the SEA and the Promissory Notes are qualified in their entirety by reference to the SEA and the Promissory Notes, which are filed as Exhibits 10.1 through and including 10.4 and incorporated herein by reference.

INTELLECTUAL PROPERTY AND PATENTS

We rely on, trade secrets, copyrights, know-how, trademarks, license agreements and contractual provisions to establish our intellectual property rights and protect the any future company or product brand. These legal means, however, afford only limited protection and may not adequately protect our rights. Litigation may be necessary in the future to enforce our intellectual property rights, protect our trade secrets or determine the validity and scope of the proprietary rights of others. Litigation could result in substantial costs and diversion of resources and management attention. Any unauthorized disclosure or use of our intellectual property could increase our costs and harm our operating results.

The laws of Hong Kong and the PRC may not protect our brand and intellectual property to the same extent as U.S. laws, if at all. We may be unable to fully protect our intellectual property rights in our country. Further, companies in the internet, social media technology and other industries may own large numbers of patents, copyrights and trademarks and may frequently request license agreements, threaten litigation or file suit against us based on allegations of infringement or other violations of their intellectual property rights.

We intend to seek the widest possible protection for significant product and process developments in our major markets through a combination of trade secrets, trademarks, copyrights and patents, if applicable. We anticipate that the form of protection will vary depending upon the level of protection afforded by the particular jurisdiction. We expect that our revenue will be derived principally from our operations in the PRC and Hong Kong where intellectual property protection may be more limited and difficult to enforce. In such instances, we may seek protection of our intellectual property through measures taken to increase the confidentiality of our findings.

We intend to register trademarks as a means of protecting the brand names of our companies and products. We intend to protect our trademarks against infringement and also seek protection of registered design and product patents.

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We rely on trade secrets and unpatentable know-how that we seek to protect, in part, by confidentiality agreements. We expect that, where applicable, we will require our employees to execute confidentiality agreements upon the commencement of employment with us. We expect these agreements to provide that all confidential information developed or made known to the individual during the course of the individual’s relationship with us is to be kept confidential and not disclosed to third parties except in specific limited circumstances. The agreements will also provide that all inventions conceived by the individual while rendering services to us shall be assigned to us as the exclusive property of the Company. There can be no assurance, however, that all persons who we desire to sign such agreements will sign, or if they do, that these agreements will not be breached, that we would have adequate remedies for any breach, or that our trade secrets or unpatentable know-how will not otherwise become known or be independently developed by competitors.

COMPETITION.

We operate in a competitive market that is under a special group of industry competitors both locally and from China. The business advisory industry with run with PEL is highly fragmented while the direct competitors in the business advisory market in which we operate with minor focus now.

Our logistic business under KSK has been operating in the market with long term relationships with our clients, especially some of the bigger ones like Furniture Station. Competitors against existing market is low, but as we try to expand into bigger market coverage, a lot of local small competitors do exist in the market, so pricing pressures may exist. Since most of the last mile delivery markets are competing mostly based on pricing, larger local logistics companies, such as Kerry Express do not have bigger advantage to compete. Recently we see the arrival of the two China based logistics companies SF Express and Cainiao entering the Hong Kong market where we may face more competitions on market expansions but we may also seek partnership opportunities with them to grow together, similar to how we are servicing FedEx on some of their local last mile delivery as well.

Both import and export in Hong Kong dropped in the year 2023, so the demand of warehousing services has dropped also, leaving with lots of empty warehouses to compete in the market. But by providing a comprehensive logistics and warehousing services in one-stop, and with newer facilities, we do have better competitiveness in the market. The first half of 2024 is showing good growth both in import and export markets of Hong Kong, so we will see bigger market demand of warehousing services and with land already reserved to build more warehousing spaces when market needs them, we should continue to stay well competing in the Hong Kong market.

EMPLOYEES

We are currently operating with 7 full time and 6 part time employees. Our directors and officers are located in Hong Kong.

We have the following fulltime employees located in Hong Kong as set forth below:

Executive officers	1
Operational Management	1
Business Development	11
Total	13

We are required to contribute to the Mandatory Provident Fund (“MPF”) for all eligible employees in Hong Kong between the ages of eighteen and sixty-five. We are required to contribute a specified percentage of the participant’s income based on their ages and wage level. For the years ended December 31, 2023 and 2022, the MPF contributions by us were $6,305 and $4,042, respectively. We have not experienced any significant labor disputes or any difficulties in recruiting staff for our operations.

None of our employees in Hong Kong are members of a trade union. We believe that we maintain good relationships with our employees and have not experienced any strikes or shutdowns and have not been involved in any labor disputes.

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GOVERNMENT AND INDUSTRY REGULATIONS

Marvion Inc. is a Nevada corporation with operating businesses located in Hong Kong. We also have a subsidiary incorporated under the laws of the British Virgin Islands. As such, the parent holding company, Marvion Inc. is subject to the laws and regulations of the United States of America while our operating businesses are subject to the laws and regulations of Hong Kong, as applicable, including labor, occupational safety and health, contracts, tort and intellectual property laws. Furthermore, we need to comply with the rules and regulations of Hong Kong governing the data usage and regular terms of service applicable to our potential customers or clients. As the information of our potential customers or clients are preserved in Hong Kong, we need to comply with the Hong Kong Personal Data (Privacy) Ordinance.

If PRC authorities reinterpret PRC laws to apply to Hong Kong companies, we may become subject to the laws and regulations of China governing businesses in general, including labor, occupational safety and health, contracts, tort and intellectual property. We may also become subject to foreign exchange regulations that might limit our ability to convert foreign currency into Renminbi, acquire any other PRC companies, establish VIEs in the PRC, or make dividend payments from any future WFOEs to us.

Hong Kong

UWMC’s operations in Hong Kong are subject to the laws and regulations of Hong Kong governing businesses concerning, in particular labor, occupational safety and health, contracts, tort and intellectual property. Furthermore, we need to comply with the rules and regulations of Hong Kong governing the data usage and regular terms of service applicable to our potential customers or clients. As the information of our potential customers or clients is preserved in Hong Kong, we need to comply with the Hong Kong Personal Data (Privacy) Ordinance.

China

UWMC is also subject to the laws and regulations of China governing foreign exchange regulations which limit our ability to convert foreign currency into Renminbi, acquire PRC companies, or make dividend payments to UWMC.

PRC Regulations on Tax

Enterprise Income Tax

The EIT Law was promulgated by the Standing Committee of the National People’s Congress on March 16, 2007 and became effective on January 1, 2008, and was later amended on February 24, 2017. The Implementation Rules of the EIT Law (the “Implementation Rules”) were promulgated by the State Council on December 6, 2007 and became effective on January 1, 2008. According to the EIT Law and the Implementation Rules, enterprises are divided into resident enterprises and non-resident enterprises. Resident enterprises shall pay enterprise income tax on their incomes obtained in and outside the PRC at the rate of 25%. Non-resident enterprises setting up institutions in the PRC shall pay enterprise income tax on the incomes obtained by such institutions in and outside the PRC at the rate of 25%. Non-resident enterprises with no institutions in the PRC, and non-resident enterprises whose incomes having no substantial connection with their institutions in the PRC, shall pay enterprise income tax on their incomes obtained in the PRC at a reduced rate of 10%.

The Arrangement between the PRC and Hong Kong Special Administrative Region for the Avoidance of Double Taxation the Prevention of Fiscal Evasion with respect to Taxes on Income (the “Arrangement”) was promulgated by the State Administration of Taxation (“SAT”) on August 21, 2006 and came into effect on December 8, 2006. According to the Arrangement, a company incorporated in Hong Kong will be subject to withholding tax at the lower rate of 5% on dividends it receives from a company incorporated in the PRC if it holds a 25% interest or more in the PRC company. The Notice on the Understanding and Identification of the Beneficial Owners in the Tax Treaty (the “Notice”) was promulgated by SAT and became effective on October 27, 2009. According to the Notice, a beneficial ownership analysis will be used based on a substance-over-form principle to determine whether or not to grant tax treaty benefits.

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In April 2009, the Ministry of Finance, or MOF, and SAT jointly issued the Notice on Issues Concerning Process of Enterprise Income Tax in Enterprise Restructuring Business, or Circular 59. In December 2009, SAT issued the Notice on Strengthening Administration of Enterprise Income Tax for Share Transfers by Non-PRC Resident Enterprises, or Circular 698. Both Circular 59 and Circular 698 became effective retroactively as of January 2008. In February 2011, SAT issued the Notice on Several Issues Regarding the Income Tax of Non-PRC Resident Enterprises, or SAT Circular 24, effective April 2011. By promulgating and implementing these circulars, the PRC tax authorities have enhanced their scrutiny over the direct or indirect transfer of equity interests in a PRC resident enterprise by a non-resident enterprise.

Under Circular 698, where a non-resident enterprise conducts an “indirect transfer” by transferring the equity interests of a PRC “resident enterprise” indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise, being the transferor, may be subject to PRC enterprise income tax, if the indirect transfer is considered to be an abusive use of company structure without reasonable commercial purposes. As a result, gains derived from such indirect transfer may be subject to PRC tax at a rate of up to 10%. Circular 698 also provides that, where a non-PRC resident enterprise transfers its equity interests in a PRC resident enterprise to its related parties at a price lower than the fair market value, the relevant tax authority has the power to make a reasonable adjustment to the taxable income of the transaction.

In February 2015, the SAT issued Circular 7 to replace the rules relating to indirect transfers in Circular 698. Circular 7 has introduced a new tax regime that is significantly different from that under Circular 698. Circular 7 extends its tax jurisdiction to not only indirect transfers set forth under Circular 698 but also transactions involving transfer of other taxable assets, through the offshore transfer of a foreign intermediate holding company. In addition, Circular 7 provides clearer criteria than Circular 698 on how to assess reasonable commercial purposes and has introduced safe harbors for internal group restructurings and the purchase and sale of equity through a public securities market. Circular 7 also brings challenges to both the foreign transferor and transferee (or other person who is obligated to pay for the transfer) of the taxable assets. Where a non-resident enterprise conducts an “indirect transfer” by transferring the taxable assets indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise being the transferor, or the transferee, or the PRC entity which directly owned the taxable assets may report to the relevant tax authority such indirect transfer. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise.

On October 17, 2017, the SAT issued a Notice Concerning Withholding Income Tax of Non-Resident Enterprise, or SAT Notice No. 37, which abolishes Circular 698 and certain provisions of Circular 7. SAT Notice No. 37 reduces the burden of the withholding obligator, such as revocation of contract filing requirements and tax liquidation procedures, strengthens the cooperation of tax authorities in different places, and clarifies the calculation of tax payable and mechanism of foreign exchange.

Value-added Tax

Pursuant to the Provisional Regulations on Value-added Tax of the PRC, or the VAT Regulations, which were promulgated by the State Council on December 13, 1993, took effect on January 1, 1994, and were amended on November 10, 2008, February 6, 2016, and November 19, 2017, respectively, and the Rules for the Implementation of the Provisional Regulations on Value-added Tax of the PRC, which were promulgated by the MOF on December 25, 1993, and were amended on December 15, 2008, and October 28, 2011, respectively, entities and individuals that sell goods or labor services of processing, repair or replacement, sell services, intangible assets, or immovables, or import goods within the territory of the People’s Republic of China are taxpayers of value-added tax. The VAT rate is 17% for taxpayers selling goods, labor services, or tangible movable property leasing services or importing goods, except otherwise specified; 11% for taxpayers selling services of transportation, postal, basic telecommunications, construction and lease of immovable, selling immovable, transferring land use rights, selling and importing other specified goods including fertilizers; 6% for taxpayers selling services or intangible assets.

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According to the Notice on the Adjustment to the Value-added Tax Rates issued by the SAT and the MOF on April 4, 2018, where taxpayers make VAT taxable sales or import goods, the applicable tax rates shall be adjusted from 17% to 16% and from 11% to 10%, respectively. Subsequently, the Notice on Policies for Deepening Reform of Value-added Tax was issued by the SAT, the MOF and the General Administration of Customs on March 30, 2019 and took effective on April 1, 2019, which further adjusted the applicable tax rate for taxpayers making VAT taxable sales or importing goods. The applicable tax rates shall be adjusted from 16% to 13% and from 10% to 9%, respectively.

Dividend Withholding Tax

The EIT Law provides that since January 1, 2008, an income tax rate of 10% will normally be applicable to dividends declared to non-PRC resident investors that do not have an establishment or place of business in the PRC, or that have such establishment or place of business but the relevant income is not effectively connected with the establishment or place of business, to the extent such dividends are derived from sources within the PRC.

PRC Laws and Regulations on Employment and Social Welfare

Labor Law of the PRC

Pursuant to the Labor Law of the PRC, which was promulgated by the Standing Committee of the NPC on July 5, 1994 with an effective date of January 1, 1995 and was last amended on August 27, 2009 and the Labor Contract Law of the PRC, which was promulgated on June 29, 2007, became effective on January 1, 2008 and was last amended on December 28, 2012, with the amendments coming into effect on July 1, 2013, enterprises and institutions shall ensure the safety and hygiene of a workplace, strictly comply with applicable rules and standards on workplace safety and hygiene in China, and educate employees on such rules and standards. Furthermore, employers and employees shall enter into written employment contracts to establish their employment relationships. Employers are required to inform their employees about their job responsibilities, working conditions, occupational hazards, remuneration and other matters with which the employees may be concerned. Employers shall pay remuneration to employees on time and in full accordance with the commitments set forth in their employment contracts and with the relevant PRC laws and regulations.

Social Insurance and Housing Fund

Pursuant to the Social Insurance Law of the PRC, which was promulgated by the Standing Committee of the NPC on October 28, 2010 and became effective on July 1, 2011, employers in the PRC shall provide their employees with welfare schemes covering basic pension insurance, basic medical insurance, unemployment insurance, maternity insurance, and occupational injury insurance. Our Hong Kong subsidiary has not deposited the social insurance fees in full for all the employees in compliance with the relevant regulations. We may be ordered by the social security premium collection agency to make or supplement contributions within a stipulated period, and shall be subject to a late payment fine computed from the due date at the rate of 0.05% per day; where payment is not made within the stipulated period, the relevant administrative authorities shall impose a fine ranging from one to three times the amount of the amount in arrears.

In accordance with the Regulations on Management of Housing Provident Fund, which were promulgated by the State Council on April 3, 1999 and last amended on March 24, 2002, employers must register at the designated administrative centers and open bank accounts for depositing employees’ housing funds. Employers and employees are also required to pay and deposit housing funds, with an amount no less than 5% of the monthly average salary of the employee in the preceding year in full and on time. UWMC and its subsidiaries has not registered at the designated administrative centers nor opened bank accounts for depositing employees’ housing funds. It also has not deposited employees’ housing funds. UWMC may be ordered by the housing provident fund management center to complete the registration formalities, open bank accounts, make the payment and deposit within a prescribed time limit if it becomes subject to PRC laws. Failing to register or open bank accounts at the expiration of the time limit could result in fines of not less than RMB10,000 nor more than RMB50,000. And an application may be made to a people’s court for compulsory enforcement if payment and deposit has not been made after the expiration of the time limit.

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PRC Regulations Relating to Foreign Exchange

General Administration of Foreign Exchange

The principal regulation governing foreign currency exchange in the PRC is the Administrative Regulations of the PRC on Foreign Exchange (the “Foreign Exchange Regulations”), which were promulgated on January 29, 1996, became effective on April 1, 1996 and were last amended on August 5, 2008. Under these rules, RMB is generally freely convertible for payments of current account items, such as trade- and service-related foreign exchange transactions and dividend payments, but not freely convertible for capital account items, such as capital transfer, direct investment, investment in securities, derivative products or loans unless prior approval by competent authorities for the administration of foreign exchange is obtained. Under the Foreign Exchange Regulations, foreign-invested enterprises in the PRC may purchase foreign exchange without the approval of SAFE to pay dividends by providing certain evidentiary documents, including board resolutions, tax certificates, or for trade and services related foreign exchange transactions, by providing commercial documents evidencing such transactions.

Circular No. 37 and Circular No. 13

Circular 37 was released by SAFE on July 4, 2014 and abolished Circular 75 which had been in effect since November 1, 2005. Pursuant to Circular 37, a PRC resident should apply to SAFE for foreign exchange registration of overseas investments before it makes any capital contribution to a special purpose vehicle, or SPV, using his or her legitimate domestic or offshore assets or interests. SPVs are offshore enterprises directly established or indirectly controlled by domestic residents for the purpose of investment and financing by utilizing domestic or offshore assets or interests they legally hold. Following any significant change in a registered offshore SPV, such as capital increase, reduction, equity transfer or swap, consolidation or division involving domestic resident individuals, the domestic individuals shall amend the registration with SAFE. Where an SPV intends to repatriate funds raised after completion of offshore financing to the PRC, it shall comply with relevant PRC regulations on foreign investment and foreign debt management. A foreign-invested enterprise established through return investment shall complete relevant foreign exchange registration formalities in accordance with the prevailing foreign exchange administration regulations on foreign direct investment and truthfully disclose information on the actual controller of its shareholders.

If any shareholder who is a PRC resident (as determined by the Circular No. 37) holds any interest in an offshore SPV and fails to fulfil the required foreign exchange registration with the local SAFE branches, the PRC subsidiaries of that offshore SPV may be prohibited from distributing their profits and dividends to their offshore parent company or from carrying out other subsequent cross-border foreign exchange activities. The offshore SPV may also be restricted in its ability to contribute additional capital to its PRC subsidiaries. Where a domestic resident fails to complete relevant foreign exchange registration as required, fails to truthfully disclose information on the actual controller of the enterprise involved in the return investment or otherwise makes false statements, the foreign exchange control authority may order them to take remedial actions, issue a warning, and impose a fine of less than RMB 300,000 on an institution or less than RMB 50,000 on an individual.

Circular 13 was issued by SAFE on February 13, 2015, and became effective on June 1, 2015. Pursuant to Circular 13, a domestic resident who makes a capital contribution to an SPV using his or her legitimate domestic or offshore assets or interests is no longer required to apply to SAFE for foreign exchange registration of his or her overseas investments. Instead, he or she shall register with a bank in the place where the assets or interests of the domestic enterprise in which he or she has interests are located if the domestic resident individually seeks to make a capital contribution to the SPV using his or her legitimate domestic assets or interests; or he or she shall register with a local bank at his or her permanent residence if the domestic resident individually seeks to make a capital contribution to the SPV using his or her legitimate offshore assets or interests.

We cannot assure that our PRC beneficial shareholders have completed registrations in accordance with Circular 37.

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Circular 19 and Circular 16

Circular 19 was promulgated by SAFE on March 30, 2015, and became effective on June 1, 2015. According to Circular 19, the foreign exchange capital in the capital account of foreign-invested enterprises, meaning the monetary contribution confirmed by the foreign exchange authorities or the monetary contribution registered for account entry through banks, shall be granted the benefits of Discretional Foreign Exchange Settlement (“Discretional Foreign Exchange Settlement”). With Discretional Foreign Exchange Settlement, foreign capital in the capital account of a foreign-invested enterprise for which the rights and interests of monetary contribution have been confirmed by the local foreign exchange bureau, or for which book-entry registration of monetary contribution has been completed by the bank, can be settled at the bank based on the actual operational needs of the foreign-invested enterprise. The allowed Discretional Foreign Exchange Settlement percentage of the foreign capital of a foreign-invested enterprise has been temporarily set to be 100%. The Renminbi converted from the foreign capital will be kept in a designated account and if a foreign-invested enterprise needs to make any further payment from such account, it will still need to provide supporting documents and to complete the review process with its bank.

Furthermore, Circular 19 stipulates that foreign-invested enterprises shall make bona fide use of their capital for their own needs within their business scopes. The capital of a foreign-invested enterprise and the Renminbi it obtained from foreign exchange settlement shall not be used for the following purposes:

•	directly or indirectly used for expenses beyond its business scope or prohibited by relevant laws or regulations;
•	directly or indirectly used for investment in securities unless otherwise provided by relevant laws or regulations;
•	directly or indirectly used for entrusted loan in Renminbi (unless within its permitted scope of business), repayment of inter-company loans (including advances by a third party) or repayment of bank loans in Renminbi that have been sub-lent to a third party; or
•	directly or indirectly used for expenses related to the purchase of real estate that is not for self-use (except for foreign-invested real estate enterprises).

Circular 16 was issued by SAFE on June 9, 2016. Pursuant to Circular 16, enterprises registered in the PRC may also convert their foreign debts from foreign currency to RMB on a self-discretionary basis. Circular 16 provides an integrated standard for conversion of foreign exchange capital items (including but not limited to foreign currency capital and foreign debts) on a self-discretionary basis applicable to all enterprises registered in the PRC. Circular 16 reiterates the principle that an enterprise’s Renminbi capital converted from foreign currency-denominated capital may not be directly or indirectly used for purposes beyond its business scope or purposes prohibited by PRC laws or regulations, and such converted Renminbi capital shall not be provided as loans to non-affiliated entities.

PRC subsidiaries' distributions to their offshore parents are required to comply with the requirements as described above.

PRC Share Option Rules

Under the Administration Measures on Individual Foreign Exchange Control issued by the PBOC on December 25, 2006, all foreign exchange matters involved in employee share ownership plans and share option plans in which PRC citizens participate require approval from SAFE or its authorized branch. Pursuant to SAFE Circular 37, PRC residents who participate in share incentive plans in overseas non-publicly-listed companies may submit applications to SAFE or its local branches for the foreign exchange registration with respect to offshore special purpose companies. In addition, under the Notices on Issues concerning the Foreign Exchange Administration for Domestic Individuals Participating in Share Incentive Plans of Overseas Publicly-Listed Companies, or the Share Option Rules, issued by SAFE on February 15, 2012, PRC residents who are granted shares or share options by companies listed on overseas stock exchanges under share incentive plans are required to (i) register with SAFE or its local branches, (ii) retain a qualified PRC agent, which may be a PRC subsidiary of the overseas listed company or another qualified institution selected by the PRC subsidiary, to conduct the SAFE registration and other procedures with respect to the share incentive plans on behalf of the participants, and (iii) retain an overseas institution to handle matters in connection with their exercise of share options, purchase and sale of shares or interests and funds transfers.

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PRC Regulation of Dividend Distributions

The principal laws, rules and regulations governing dividend distributions by foreign-invested enterprises in the PRC are the Company Law of the PRC, as amended, the Wholly Foreign-owned Enterprise Law and its implementation regulations, the Chinese-foreign Cooperative Joint Venture Law and its implementation regulations, and the Chinese-foreign Equity Joint Venture Law and its implementation regulations. Under these laws, rules and regulations, foreign-invested enterprises may pay dividends only out of their accumulated profit, if any, as determined in accordance with PRC accounting standards and regulations. Both PRC domestic companies and wholly-foreign owned PRC enterprises are required to set aside a general reserve of at least 10% of their after-tax profit, until the cumulative amount of such reserve reaches 50% of their registered capital. A PRC company is not permitted to distribute any profits until any losses from prior fiscal years have been offset. Profits retained from prior fiscal years may be distributed together with distributable profits from the current fiscal year.

INSURANCE

We maintain insurance policies that we consider to be in line with market practice and adequate for our business. We currently maintain insurance for adverse events in clinical trials as we estimate the risk exposure to be minimal. We currently do not maintain product liability insurance or key person insurance.

CORPORATE INFORMATION

Our corporate and executive office is located at Room 1401, 14/F, Phase 1, Austin Tower, 22-26 Auston Avenue, Jordan, Kowloon, Hong Kong, telephone number +852-21114437.

NEAR-TERM REQUIREMENTS FOR ADDITIONAL CAPITAL

We believe that we will require approximately $5,000,000 over the next 12 months and an additional $2,5000,000 for the twelve months following to implement our business plan. For the immediate future, we intend to finance our business expansion efforts through loans and investments from existing shareholders, financial institutions and investors.

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully the following information about these risks, together with the other information contained in this prospectus before making an investment decision. Our business, prospects, financial condition, and results of operations may be materially and adversely affected as a result of any of the following risks. The value of our securities could decline as a result of any of these risks. You could lose all or part of your investment in our securities. Some of the statements in “Risk Factors” are forward looking statements.

Risks Related to the Business

Our costs may be affected by the market land value in the local market.

Use of land for building up our warehousing facilities contribute to a large part of our business operational costs. Land owners may raise our costs to use the land if local land value goes up significantly. We are always trying to sign on longer term land use agreements when the local land market value is low. However, if land market value goes up in the future, our costs of operations may also increase.

There are legal liabilities associated with operating a warehouse including those relating to safety and custody of products stored in the warehouse. Any losses arising from accidents to personnel operating the warehouse or damage to products stored in the warehouse may materially and adversely affect our business and results of operations.

We operate our warehouses in accordance with applicable health and safety regulations. While we have purchased insurance coverage to reduce the liability that may arise in the course of operating a warehouse, such as events that result in damage to customer items, there can be no assurance that such coverage will be sufficient, if at all. Any claims on insurance may also result in increases in insurance premiums which may adversely affect our operating results. Any such losses may materially and adversely affect our financial condition and results of operations.

Competition from mainland China and other cross-regional players may adversely affect our business and results of operations.

Competition from leading mainland China logistic companies SF Express and Cainiao has been increasing, who are better financed and more mature than us. Although market competitors with large capital may not always succeed in the last mile delivery market, such as Kerry Express did not grow as expected, these major players from China may still cause pricing pressure or otherwise chip away at our customer base. While the risk with larger player exists, we are attempting to create partnerships or cooperations with them by servicing their last mile delivery needs.

Risks Related to Our Finances and Capital Requirements

We will need additional funding and may be unable to raise capital when needed, which would force us to delay any business expansions or acquisitions.

Our business plan contemplates the expansion of our logistics and delivery operations through organic means and through acquisitions or investments in additional complementary businesses, products and technologies. While we currently have no commitments or agreements relating to any of these types of transactions, we do not generate sufficient revenue from operations to finance expansion or acquisition needs. We expect to finance such future cash needs through public or private equity offerings, debt financings or corporate collaboration and licensing arrangements, as well as through interest income earned on cash and investment balances. We cannot be certain that additional funding will be available on acceptable terms, or at all. If adequate funds are not available, we may be required to delay, reduce the scope of or eliminate one or more of our development programs or our commercialization efforts.

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Raising additional capital may cause dilution to our existing stockholders, restrict our operations or require us to relinquish proprietary rights.

Until such time, if ever, as we can generate substantial revenue, we expect to finance our cash needs through a combination of equity offerings, debt financings, grants and license and development agreements in connection with any collaborations. To the extent that we raise additional capital through the sale of equity or convertible debt securities, your ownership interest will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect your rights as a stockholder. Debt financing and preferred equity financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends.

If we raise additional funds through collaborations, strategic alliances or marketing, distribution or licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies, future revenue streams, research programs or product candidates or grant licenses on terms that may not be favorable to us. If we are unable to raise additional funds through equity or debt financings when needed, we may be required to delay, limit, reduce or terminate our product development or future commercialization efforts or grant rights to develop and market product candidates that we would otherwise prefer to develop and market ourselves.

Risks Relating to Doing Business in Hong Kong.

We face the risk that changes in the policies of the PRC government could have a significant impact upon the business we may be able to conduct in Hong Kong and the profitability of such business.

We conduct our operations and generate our revenue in Hong Kong. Accordingly, economic, political and legal developments in the PRC will significantly affect our business, financial condition, results of operations and prospects. The PRC economy is in transition from a planned economy to a market-oriented economy subject to plans adopted by the government that set national economic development goals. Policies of the PRC government can have significant effects on economic conditions in the PRC. While we believe that the PRC will continue to strengthen its economic and trading relationships with foreign countries and that business development in the PRC will continue to follow market forces, we cannot assure you that this will be the case.  Our interests may be adversely affected by changes in policies by the PRC government, including:

•	changes in laws, regulations or their interpretation;
•	confiscatory taxation;
•	restrictions on currency conversion, imports or sources of supplies, or ability to continue as a for-profit enterprise;
•	expropriation or nationalization of private enterprises; and
•	the allocation of resources.

Substantial uncertainties and restrictions with respect to the political and economic policies of the PRC government and PRC laws and regulations could have a significant impact upon the business that we may be able to conduct in the PRC and accordingly on the results of our operations and financial condition.

Our business operations may be adversely affected by the current and future political environment in the PRC. The PRC government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. We expect the Hong Kong legal system to rapidly evolve in the near future and may become closer aligned with legal system in China with the PRC government exerting more oversight and control over companies operating in Hong Kong, offerings conducted overseas and or foreign investment in Hong Kong based issuers. The interpretations of many laws, regulations and rules may not always be uniform and the enforcement of these laws, regulations and rules may involve uncertainties for you and us. Our ability to operate in Hong Kong, conduct overseas offerings and continue to investment in Hong Kong based issuers may be harmed by these changes in its laws and regulations, including those relating to taxation, import and export tariffs, healthcare regulations, environmental regulations, land use and property ownership rights, and other matters. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in Hong Kong or particular regions thereof, and could limit or completely hinder our ability to offer or continue to offer securities to investors or require us to divest ourselves of any interest we then hold in Hong Kong properties or joint ventures. Any such actions (including divesture or similar actions) could result in a material adverse effect on us and on your investment in us and could render our securities and your investment in our securities worthless.

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There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including, but not limited to, the laws and regulations governing our business, or the enforcement and performance of our contractual arrangements with borrowers in the event of the imposition of statutory liens, death, bankruptcy or criminal proceedings. Only after 1979 did the Chinese government begin to promulgate a comprehensive system of laws that regulate economic affairs in general, deal with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade, as well as encourage foreign investment in China. Although the influence of the law has been increasing, China has not developed a fully integrated legal system and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. Also, because these laws and regulations are relatively new, and because of the limited volume of published cases and their lack of force as precedents, interpretation and enforcement of these laws and regulations involve significant uncertainties. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. In addition, there have been constant changes and amendments of laws and regulations over the past 30 years in order to keep up with the rapidly changing society and economy in China. Because government agencies and courts that provide interpretations of laws and regulations and decide contractual disputes and issues may change their interpretation or enforcement very rapidly with little advance notice at any time, we cannot predict the future direction of Chinese legislative activities with respect to either businesses with foreign investment or the effectiveness on enforcement of laws and regulations in China. The uncertainties, including new laws and regulations and changes of existing laws, as well as, may cause possible problems to foreign investors.

Although the PRC government has been pursuing economic reform policies for more than two decades, the PRC government continues to exercise significant control over economic growth in the PRC through the allocation of resources, controlling payments of foreign currency, setting monetary policy and imposing policies that impact particular industries in different ways. We cannot assure you that the PRC government will continue to pursue policies favoring a market oriented economy or that existing policies will not be significantly altered, especially in the event of a change in leadership, social or political disruption, or other circumstances affecting political, economic and social life in the PRC.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. We are currently not required to obtain approval from Chinese authorities to list on U.S. exchanges. However, to the extent that the Chinese government exerts more control over offerings conducted overseas and/or foreign investment in China-based issuers over time and if our PRC subsidiaries or the holding company were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange and the value of our common stock may significantly decline or become worthless, which would materially affect the interest of the investors.

The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in Hong Kong may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

For example, the Chinese cybersecurity regulator announced on July 2 that it had begun an investigation of Didi Global Inc. (NYSE: DIDI) and two days later ordered that the company’s app be removed from smartphone app stores.

As such, the Company’s business segments may be subject to various government and regulatory interference in the provinces in which they operate. The Company could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. The Company’s operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry. Given that the Chinese government may intervene or influence our operations at any time, it could result in a material change in our operation and the value of our common stock. Given recent statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas, any such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

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Furthermore, it is uncertain when and whether the Company will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. Although the Company is currently not required to obtain permission from any of the PRC federal or local government to obtain such permission and has not received any denial to list on the U.S. exchange, our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry. As a result, our common stock may decline in value dramatically or even become worthless should we become subject to new requirement to obtain permission from the PRC government to list on U.S. exchange in the future.

Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severe and Lawful Crackdown on Illegal Securities Activities, which were available to the public on July 6, 2021. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies. These opinions proposed to take effective measures, such as promoting the construction of relevant regulatory systems, to deal with the risks and incidents facing China-based overseas-listed companies and the demand for cybersecurity and data privacy protection.

In April 2020, the Cyberspace Administration of China and certain other PRC regulatory authorities promulgated the Cybersecurity Review Measures, which became effective in June 2020. Pursuant to the Cybersecurity Review Measures, operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services which do or may affect national security. On July 10, 2021, the Cyberspace Administration of China issued a revised draft of the Measures for Cybersecurity Review for public comments (“Draft Measures”), which required that, in addition to “operator of critical information infrastructure,” any “data processor” carrying out data processing activities that affect or may affect national security should also be subject to cybersecurity review, and further elaborated the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or exited the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad. The Cyberspace Administration of China has said that under the proposed rules companies holding data on more than 1,000,000 users must now apply for cybersecurity approval when seeking listings in other nations because of the risk that such data and personal information could be “affected, controlled, and maliciously exploited by foreign governments,” The cybersecurity review will also investigate the potential national security risks from overseas IPOs. On January 4, 2022, the CAC, in conjunction with 12 other government departments, issued the New Measures for Cybersecurity Review (the “New Measures") on January 4, 2022. The New Measures amends the Draft Measures released on July 10, 2021 and became effective on February 15, 2022.

The aforementioned policies and any related implementation rules to be enacted may subject us to additional compliance requirement in the future. While we believe that our operations are not affected by this, as these opinions were recently issued, official guidance and interpretation of the opinions remain unclear in several respects at this time. Therefore, we cannot assure you that we will remain fully compliant with all new regulatory requirements of these opinions or any future implementation rules on a timely basis, or at all.

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The Holding Foreign Companies Accountable Act requires the Public Company Accounting Oversight Board (PCAOB) to be permitted to inspect the issuer's public accounting firm within three years. This three-year period will be shortened to two years if the Accelerating Holding Foreign Companies Accountable Act is enacted. There are uncertainties under the PRC Securities Law relating to the procedures and requisite timing for the U.S. securities regulatory agencies to conduct investigations and collect evidence within the territory of the PRC. If the U.S. securities regulatory agencies are unable to conduct such investigations, they may suspend or de-register our registration with the SEC and delist our securities from applicable trading market within the US.

The Holding Foreign Companies Accountable Act was signed into law on December 18, 2020, and requires Auditors of publicly traded companies to submit to regular inspections every three years to assess such auditors’ compliance with applicable professional standards. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two. On September 22, 2021, the PCAOB adopted rules to create a framework for the PCAOB to use when determining, as contemplated under the HFCA Act, whether it is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate completely because of a position taken by an authority in a foreign jurisdiction. On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in China and in Hong Kong because of positions taken by PRC and Hong Kong authorities in those jurisdictions. The PCAOB has made such designations as mandated under the HFCA Act. Pursuant to each annual determination by the PCAOB, the SEC will, on an annual basis, identify issuers that have used non-inspected audit firms and thus are at risk of such suspensions in the future.

Our Auditor is based in Nigeria and is subject to PCAOB inspection. It is not subject to the determinations announced by the PCAOB on December 16, 2021. However, in the event the Malaysian authorities subsequently take a position disallowing the PCAOB to inspect our auditor, then we would need to change our auditor. Furthermore, due to the recent developments in connection with the implementation of the Holding Foreign Companies Accountable Act, we cannot assure you whether the SEC or other regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. The requirement in the HFCA Act that the PCAOB be permitted to inspect the issuer’s public accounting firm within two or three years, may result in the delisting of our securities from applicable trading markets in the U.S, in the future if the PCAOB is unable to inspect our accounting firm at such future time.

According to Article 177 of the Securities Law of the PRC (“Article 177”), overseas securities regulatory authorities are prohibited from engaging in activities pertaining to investigations or evidence collection directly conducted within the territories of the PRC, and Chinese entities or individuals are further prohibited from providing documents and information in connection with securities business activities to any organizations and/or persons abroad without the prior consent of the securities regulatory authority of the State Council and the competent departments of the State Council. As of the date of this prospectus, we are not aware of any implementing rules or regulations which have been published regarding application of Article 177.

We believe Article 177 is only applicable where the activities of overseas authorities constitute a direct investigation or evidence collection by such authorities within the territory of the PRC. In the event that the U.S. securities regulatory agencies carry out an investigation on us such as an enforcement action by the Department of Justice, the SEC or other authorities, such agencies’ activities will constitute conducting an investigation or collecting evidence directly within the territory of the PRC and accordingly fall within the scope of Article 177. In that case, the U.S. securities regulatory agencies may have to consider establishing cross-border cooperation with the securities regulatory authority of the PRC by way of judicial assistance, diplomatic channels or establishing a regulatory cooperation mechanism with the securities regulatory authority of the PRC. However, there is no assurance that the U.S. securities regulatory agencies will succeed in establishing such cross-border cooperation in this particular case and/or establish such cooperation in a timely manner.

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Furthermore, as Article 177 is a recently promulgated provision, it remains unclear as to how it will be interpreted, implemented or applied by the Chinese Securities Regulatory Commission or other relevant government authorities. As such, there are uncertainties as to the procedures and requisite timing for the U.S. securities regulatory agencies to conduct investigations and collect evidence within the territory of the PRC. The Holding Foreign Companies Accountable Act requires the Public Company Accounting Oversight Board (PCAOB) be permitted to inspect the issuer's public accounting firm within three years. This three year period was shortened to two years when the Accelerating Holding Foreign Companies Accountable Act was enacted in December 2022. If the U.S. securities regulatory agencies are unable to conduct such investigations, there exists a risk that they may determine to suspend or de-register our registration with the SEC and may also delist our securities from applicable trading market within the US.

Adverse regulatory developments in China may subject us to additional regulatory review, and additional disclosure requirements and regulatory scrutiny to be adopted by the SEC in response to risks related to recent regulatory developments in China may impose additional compliance requirements for companies like us with significant China-based operations, all of which could increase our compliance costs, subject us to additional disclosure requirements.

The recent regulatory developments in China, in particular with respect to restrictions on China-based companies raising capital offshore, may lead to additional regulatory review in China over our financing and capital raising activities in the United States. In addition, we may be subject to industry-wide regulations that may be adopted by the relevant PRC authorities, which may have the effect of limiting our service offerings, restricting the scope of our operations in China, or causing the suspension or termination of our business operations in China entirely, all of which will materially and adversely affect our business, financial condition and results of operations. We may have to adjust, modify, or completely change our business operations in response to adverse regulatory changes or policy developments, and we cannot assure you that any remedial action adopted by us can be completed in a timely, cost-efficient, or liability-free manner or at all.

On July 30, 2021, in response to the recent regulatory developments in China and actions adopted by the PRC government, the Chairman of the SEC issued a statement asking the SEC staff to seek additional disclosures from offshore issuers associated with China-based operating companies before their registration statements will be declared effective, including detailed disclosure related to whether the issuer received or were denied permission from Chinese authorities to list on U.S. exchanges and the risks that such approval could be denied or rescinded. On August 1, 2021, the China Securities Regulatory Commission stated in a statement that it had taken note of the new disclosure requirements announced by the SEC regarding the listings of Chinese companies and the recent regulatory development in China, and that both countries should strengthen communications on regulating China-related issuers. We cannot guarantee that we will not be subject to tightened regulatory review and we could be exposed to government interference in China.

We may be exposed to liabilities under the Foreign Corrupt Practices Act, and any determination that we violated the Foreign Corrupt Practices Act could have a material adverse effect on our business.

We are subject to the Foreign Corrupt Practice Act, or FCPA, and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute for the purpose of obtaining or retaining business. We will have operations, agreements with third parties and make sales in Hong Kong, which may experience corruption. Our proposed activities may create the risk of unauthorized payments or offers of payments by one of the employees, consultants, or sales agents of our Company, because these parties are not always subject to our control. It will be our policy to implement safeguards to discourage these practices by our employees. Also, our existing practices and any future improvements may prove to be less than effective, and the employees, consultants, or sales agents of our Company may engage in conduct for which we might be held responsible. Violations of the FCPA may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

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PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds we receive from offshore financing activities to make loans to or make additional capital contributions to our Hong Kong subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand business.

Any transfer of funds by us to our Hong Kong subsidiaries, either as a shareholder loan or as an increase in registered capital, may become subject to approval by or registration or filing with relevant governmental authorities in China. According to the relevant PRC regulations on foreign-invested enterprises in China, capital contributions to PRC subsidiaries are subject to the approval of or filing with the Ministry of Commerce in its local branches and registration with a local bank authorized by SAFE. It is unclear if Hong Kong subsidiaries will be deemed a PRC subsidiary. If Hong Kong subsidiaries are deemed to be PRC subsidiaries, (i) any foreign loan procured by our Hong Kong subsidiaries will be required to be registered with SAFE or its local branches or filed with SAFE in its information system; and (ii) our Hong Kong subsidiaries will not be able to procure loans which exceed the difference between their total investment amount and registered capital or, as an alternative, only procure loans subject to the calculation approach and limitation as provided in the People’s Bank of China Notice No. 9 (“PBOC Notice No. 9”). We may not be able to obtain these government approvals or complete such registrations on a timely basis, if at all, with respect to future capital contributions or foreign loans by us to our Hong Kong subsidiaries, if required. If we fail to receive such approvals or complete such registration or filing, our ability to use the proceeds we receive from our offshore financing activities and to capitalize our Hong Kong operations may be negatively affected, which could adversely affect our liquidity and ability to fund and expand our business. There is, in effect, no statutory limit on the amount of capital contribution that we can make to our Hong Kong subsidiaries. This is because there is no statutory limit on the amount of registered capital for our Hong Kong subsidiaries, and we are allowed to make capital contributions to our Hong Kong subsidiaries by subscribing for their initial registered capital and increased registered capital, provided that the Hong Kong subsidiaries complete the relevant filing and registration procedures.

The Circular on Reforming the Administration of Foreign Exchange Settlement of Capital of Foreign-Invested Enterprises, or SAFE Circular 19, effective as of June 1, 2015, as amended by Circular of the State Administration of Foreign Exchange on Reforming and Regulating Policies on the Control over Foreign Exchange Settlement under the Capital Account, or SAFE Circular 16, effective on June 9, 2016, allows FIEs to settle their foreign exchange capital at their discretion, but continues to prohibit FIEs from using the Renminbi fund converted from their foreign exchange capitals for expenditure beyond their business scopes, and also prohibit FIEs from using such Renminbi fund to provide loans to persons other than affiliates unless otherwise permitted under its business scope. If Safe Circulars 16 and 19 are interpreted to apply to the Hong Kong Dollar, our ability to use Hong Kong Dollars converted from the net proceeds from our offshore financing activities to fund the establishment of new entities in Hong Kong, to invest in or acquire any other Hong Kong or PRC companies may be limited, which may adversely affect our business, financial condition and results of operations.

Because our holding company structure creates restrictions on the payment of dividends or other cash payments, our ability to pay dividends or make other payments is limited.

We are a holding company whose primary assets are our ownership of the equity interests in our subsidiaries. We conduct no other business and, as a result, we depend entirely upon our subsidiaries’ earnings and cash flow to meet cash and financing requirements. If we decide in the future to pay dividends or make other payments, as a holding company, our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries. Our subsidiaries and projects may be restricted in their ability to pay dividends, make distributions or otherwise transfer funds to us prior to the satisfaction of other obligations, including the payment of operating expenses or debt service, appropriation to reserves prescribed by laws and regulations, covering losses in previous years, restrictions on the conversion of local currency into U.S. dollars or other hard currency, completion of relevant procedures with governmental authorities or banks and other regulatory restrictions. Under the applicable PRC laws and regulations, foreign-invested enterprises in China may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, a foreign-invested enterprise in China is required to set aside a portion of its after-tax profit to fund specific reserve funds prior to payment of dividends. In particular, at least 10% of its after-tax profits based on PRC accounting standards each year is required to be set aside towards its general reserves until the accumulative amount of such reserves reach 50% of its registered capital. These reserves are not distributable as cash dividends. If future dividends are paid in RMB, fluctuations in the exchange rate for the conversion of any of these currencies into U.S. dollars may adversely affect the amount received by U.S. stockholders upon conversion of the dividend payment into U.S. dollars. For a detailed description of the potential government regulations facing the Company associated with our operations in Hong Kong and on restrictions on payments from our subsidiaries, please refer to “Government and Industry Regulations –China and “Transfers of Cash to and From our Subsidiaries.” We do not presently have any intention to declare or pay dividends in the future. You should not purchase shares of our common stock in anticipation of receiving dividends in future periods.

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Our Hong Kong subsidiary may be subject to restrictions on paying dividends or making other payments to us, which may restrict its ability to satisfy liquidity requirements, conduct business and pay dividends to holders of our common stock.

Most of our cash is maintained in Hong Kong Dollars. We rely on dividends from our Hong Kong subsidiaries for our cash and financing requirements, such as the funds necessary to service any debt we may incur. There is a possibility that the PRC could prevent our cash maintained in Hong Kong from leaving or the PRC could restrict the deployment of the cash into our business or for the payment of dividends. Any such controls or restrictions may adversely affect our ability to finance our cash requirements, service debt or make dividend or other distributions to our shareholders. Current PRC regulations permit PRC subsidiaries to pay dividends to foreign parent companies only out of their accumulated after-tax profits upon satisfaction of relevant statutory condition and procedures, if any, determined in accordance with Chinese accounting standards and regulations. In addition, PRC subsidiaries are required to set aside at least 10% of their accumulated profits each year, if any, to fund certain reserve funds until the total amount set aside reaches 50% of its registered capital. Furthermore, if PRC subsidiaries and their subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments to the foreign parent company, which may restrict the ability of the foreign parent company to satisfy its liquidity requirements. If such restrictions on dividend and other payments are interpreted to apply to Hong Kong entities, our ability to rely on payments from our Hong Kong subsidiary will be adversely affected.

In addition, the Enterprise Income Tax Law of the PRC, or the PRC EIT Law, and its implementation rules provide that withholding tax rate of 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC-resident enterprises are incorporated. For a detailed description of the potential government regulations facing the Company and the offering associated with our operations in Hong Kong, please refer to “Government and Industry Regulations – PRC Regulations Relating to Foreign Exchange” and “Government and Industry Regulations – PRC Regulation of Dividend Distributions.”

If any dividend is declared in the future and paid in a foreign currency, you may be taxed on a larger amount in U.S. dollars than the U.S. dollar amount that you will actually ultimately receive.

If you are a U.S. holder of our shares of common stock, you will be taxed on the U.S. dollar value of your dividends, if any, at the time you receive them, even if you actually receive a smaller amount of U.S. dollars when the payment is in fact converted into U.S. dollars. Specifically, if a dividend is declared and paid in a foreign currency such as the RMB, the amount of the dividend distribution that you must include in your income as a U.S. holder will be the U.S. dollar value of the payments made in the foreign currency, determined at the spot rate of the foreign currency to the U.S. dollar on the date the dividend distribution is includible in your income, regardless of whether the payment is in fact converted into U.S. dollars. Thus, if the value of the foreign currency decreases before you actually convert the currency into U.S. dollars, you will be taxed on a larger amount in U.S. dollars than the U.S. dollar amount that you will actually ultimately receive.

Dividends payable to our foreign investors and gains on the sale of our shares of common stock by our foreign investors may become subject to tax by the PRC.

Under the Enterprise Income Tax Law and its implementation regulations issued by the State Council of the PRC, unless otherwise provided under relevant tax treaties, a 10% PRC withholding tax is applicable to dividends payable to investors that are non-resident enterprises, which do not have an establishment or place of business in the PRC or which have such establishment or place of business but the dividends are not effectively connected with such establishment or place of business, to the extent such dividends are derived from sources within the PRC. Similarly, any gain realized on the transfer of shares by such investors is also subject to PRC tax at a current rate of 10%, subject to any reduction or exemption set forth in relevant tax treaties, if such gain is regarded as income derived from sources within the PRC. If we are deemed a PRC resident enterprise, dividends paid on our shares, and any gain realized from the transfer of our shares, would be treated as income derived from sources within the PRC and would as a result be subject to PRC taxation. Furthermore, if we are deemed a PRC resident enterprise, dividends payable to individual investors who are non-PRC residents and any gain realized on the transfer shares by such investors may be subject to PRC tax at a current rate of 20%, subject to any reduction or exemption set forth in applicable tax treaties. It is unclear whether we or any of our subsidiaries established outside of China are considered a PRC resident enterprise or whether holders of shares would be able to claim the benefit of income tax treaties or agreements entered into between China and other countries or areas. If dividends payable to our non-PRC investors, or gains from the transfer of our shares by such investors are subject to PRC tax, the value of your investment in our shares may decline significantly. For a detailed description of the potential government regulations facing the Company associated with our operations in Hong Kong, please refer to “Government and Industry Regulations –China.”

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Our global income may be subject to PRC taxes under the PRC Enterprise Income Tax Law, which could have a material adverse effect on our results of operations.

Under the PRC Enterprise Income Tax Law, or the New EIT Law, and its amendment and implementation rules, which became effective in January 2008, an enterprise established outside of the PRC with a “de facto management body” located within the PRC is considered a PRC resident enterprise and will be subject to the enterprise income tax at the rate of 25% on its global income. The implementation rules define the term “de facto management bodies” as “establishments that carry out substantial and overall management and control over the manufacturing and business operations, personnel and human resources, finance and treasury, and business combination and disposition of properties and other assets of an enterprise.” On April 22, 2009, the State Administration of Taxation (the “SAT”), issued a circular, or SAT Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although the SAT Circular 82 only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the determining criteria set forth in the SAT Circular 82 may reflect the SAT’s general position on how the “de facto management body” text should be applied in determining the resident status of all offshore enterprises for the purpose of PRC tax, regardless of whether they are controlled by PRC enterprises or individuals. Although we do not believe that our legal entities organized outside of the PRC constitute PRC resident enterprises, it is possible that the PRC tax authorities could reach a different conclusion. In such case, we may be considered a PRC resident enterprise and may therefore be subject to the 25% enterprise income tax on our global income, which could significantly increase our tax burden and materially and adversely affect our cash flow and profitability. In addition to the uncertainty regarding how the new PRC resident enterprise classification for tax purposes may apply, it is also possible that the rules may change in the future, possibly with retroactive effect. For a detailed description of the potential government regulations facing the Company associated with our operations in Hong Kong, please refer to “Government and Industry Regulations –China.”

We and our shareholders face uncertainties with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

On February 3, 2015, the State Administration of Taxation issued an Announcement on Several Issues Concerning Enterprise Income Tax on Income Arising from Indirect Transfers of Property by Non-PRC Resident Enterprises, or Announcement 7, with the same effective date. Under Announcement 7, an “indirect transfer” refers to a transaction where a non-resident enterprise transfers its equity interest and other similar interest in an offshore holding company, which directly or indirectly holds Chinese taxable assets (the assets of an “establishment or place” situated in China; real property situated in China and equity interest in Chinese resident enterprises) and any indirect transfer without reasonable commercial purposes are subject to the PRC taxation. In addition, Announcement 7 specifies the conditions under which an indirect transfer is deemed to lack a reasonable commercial purpose which include: (1) 75% or more of the value of the offshore holding company’s equity is derived from Chinese taxable assets, (2) anytime in the year prior to the occurrence of the indirect transfer of Chinese taxable assets, 90% or more of the total assets (excluding cash) of the offshore holding company are direct or indirect investments in China, or 90% or more of the revenue of the offshore holding company was sourced from China; (3) the functions performed and risks assumed by the offshore holding company(ies), although incorporated in an offshore jurisdiction to conform to the corporate law requirements there, are insufficient to substantiate their corporate existence and (4) the foreign income tax payable in respect of the indirect transfer is lower than the Chinese tax which would otherwise be payable in respect of the direct transfer if such transfer were treated as a direct transfer. As a result, gains derived from such indirect transfer will be subject to PRC enterprise income tax, currently at a tax rate of 10%.

Announcement 7 grants a safe harbor under certain qualifying circumstances, including transfers in the public securities market and certain intragroup restricting transactions, however, there is uncertainty as to the implementation of Announcement 7. For example, Announcement 7 requires the buyer to withhold the applicable taxes without specifying how to obtain the information necessary to calculate taxes and when the applicable tax shall be submitted. Announcement 7 may be determined by the tax authorities to be applicable to our offshore restructuring transactions or sale of the shares of our offshore subsidiaries where non-resident enterprises, being the transferors, were involved. Though Announcement 7 does not impose a mandatory obligation of filing the report of taxable events, the transferring party shall be subject to PRC withholding tax if the certain tax filing conditions are met. Non-filing may result in an administrative penalty varying from 50% to 300% of unpaid taxes. As a result, we and our non-resident enterprises in such transactions may become at risk of being subject to taxation under Announcement 7, and may be required to expend valuable resources to comply with Announcement 7 or to establish that we and our non-resident enterprises should not be taxed under Announcement 7, for any restructuring or disposal of shares of our offshore subsidiaries, which may have a material adverse effect on our financial condition and results of operations.

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PRC laws and regulations have established more complex procedures for certain acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

Further to the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the New M&A Rules, the Anti-monopoly Law of the PRC, the Rules of Ministry of Commerce on Implementation of Security Review System of Mergers and Acquisitions of Domestic Enterprises by Foreign Investors promulgated by MOFCOM or the MOFCOM Security Review Rules, was issued in August 2011, which established additional procedures and requirements that are expected to make merger and acquisition activities in China by foreign investors more time-consuming and complex, including requirements in some instances that MOFCOM be notified in advance of any change of control transaction in which a foreign investor takes control of a PRC enterprise, or that the approval from MOFCOM be obtained in circumstances where overseas companies established or controlled by PRC enterprises or residents acquire affiliated domestic companies. PRC laws and regulations also require certain merger and acquisition transactions to be subject to merger control review and or security review.

The MOFCOM Security Review Rules, effective from September 1, 2011, which implement the Notice of the General Office of the State Council on Establishing the Security Review System for Mergers and Acquisitions of Domestic Enterprises by Foreign Investors promulgated on February 3, 2011, further provide that, when deciding whether a specific merger or acquisition of a domestic enterprise by foreign investors is subject to the security review by MOFCOM, the principle of substance over form should be applied and foreign investors are prohibited from bypassing the security review requirement by structuring transactions through proxies, trusts, indirect investments, leases, loans, control through agreements control or offshore transactions.

Further, if the business of any target company that the combined company seeks to acquire falls into the scope of security review, the combined company may not be able to successfully acquire such company either by equity or asset acquisition, capital contribution or through any contractual agreements. The combined company may grow its business in part by acquiring other companies operating in its industry. Complying with the requirements of the relevant regulations to complete such transactions could be time consuming, and any required approval processes, including approval from MOFCOM, may delay or inhibit its ability to complete such transactions, which could affect our ability to maintain or expand our market share.

In addition, SAFE promulgated the Circular on the Settlement of Foreign Currency Capital of Foreign-invested Enterprises, or Circular 19, on June 1, 2015. Under Circular 19, registered capital of a foreign-invested company settled in RMB converted from foreign currencies may only be used within the business scope approved by the applicable governmental authority and the equity investments in the PRC made by the foreign-invested company shall be subject to the relevant laws and regulations about the foreign-invested company’s reinvestment in the PRC. In addition, foreign-invested companies cannot use such capital to make the investments in securities, and cannot use such capital to issue the entrusted RMB loans (except approved in its business scope), repay the RMB loans between the enterprises and the ones which have been transferred to the third party. Circular 19 may significantly limit our ability to effectively use the proceeds from future financing activities as the Chinese subsidiaries may not convert the funds received from us in foreign currencies into RMB, which may adversely affect their liquidity and our ability to fund and expand our business in the PRC.

SAFE issued the Circular on Reforming and Regulating Policies on the Control over Foreign Exchange Settlement of Capital Accounts (“Circular 16”), on June 9, 2016, which became effective simultaneously. Pursuant to Circular 16, enterprises registered in the PRC may also convert their foreign debts from foreign currency to RMB on a self-discretionary basis. Circular 16 provides an integrated standard for conversion of foreign exchange under capital account items (including but not limited to foreign currency capital and foreign debts) on a self-discretionary basis which applies to all enterprises registered in the PRC. Circular 16 reiterates the principle that RMB converted from foreign currency-denominated capital of a company may not be directly or indirectly used for purpose beyond its business scope or prohibited by PRC Laws or regulations, while such converted RMB shall not be utilized as loans to its non-affiliated entities. As Circular 16 is newly issued and SAFE has not provided detailed guidelines with respect to its interpretation or implementation, it is uncertain how these rules will be interpreted and implemented.

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Failure to comply with PRC regulations regarding the registration requirements for employee stock ownership plans or share option plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions.

Pursuant to SAFE Circular 37, PRC residents who participate in share incentive plans in overseas non-publicly-listed companies may submit applications to SAFE or its local branches for the foreign exchange registration with respect to offshore special purpose companies. In the meantime, our directors, executive officers and other employees who are PRC citizens or who are non-PRC residents residing in the PRC for a continuous period of not less than one year, subject to limited exceptions, and who have been granted incentive share awards by us, may follow the Notices on Issues Concerning the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plan of Overseas Publicly-Listed Company, or 2012 SAFE notices, promulgated by the SAFE in 2012. Pursuant to the 2012 SAFE notices, PRC citizens and non-PRC citizens who reside in China for a continuous period of not less than one year who participate in any stock incentive plan of an overseas publicly listed company, subject to a few exceptions, are required to register with SAFE through a domestic qualified agent, which could be the PRC subsidiaries of such overseas listed company, and complete certain other procedures. In addition, an overseas entrusted institution must be retained to handle matters in connection with the exercise or sale of stock options and the purchase or sale of shares and interests. Our executive officers and other employees who are PRC citizens or who reside in the PRC for a continuous period of not less than one year and who have been granted options will be subject to these regulations. It is unclear if these regulations will be expanded to include Hong Kong residents or citizens. Failure to complete the SAFE registrations may subject them to fines, and legal sanctions and may also limit our ability to contribute additional capital into our Hong Kong subsidiaries and limit our Hong Kong subsidiaries’ ability to distribute dividends to us if Hong Kong residents or citizens are covered under these PRC regulations. We also face regulatory uncertainties that could restrict our ability to adopt additional incentive plans for our directors, executive officers and employees under PRC law.

The SAT has issued certain circulars concerning employee share options and restricted shares. Under these circulars, employees working in China who exercise share options or are granted restricted shares will be subject to PRC individual income tax. It is unclear whether these regulations will be expanded in the future to cover our employees in Hong Kong. Our Hong Kong subsidiaries may become obligated to file documents related to employee share options or restricted shares with relevant tax authorities and to withhold individual income taxes of those employees who exercise their share options. If our employees fail to pay or we fail to withhold their income taxes according to relevant laws and regulations, we may face sanctions imposed by the tax authorities or other PRC governmental authorities.

If we become directly subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations and our reputation and could result in a loss of your investment in our shares, especially if such matter cannot be addressed and resolved favorably.

U.S. public companies that have substantially all of their operations in China have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered around financial and accounting irregularities, a lack of effective internal controls over financial accounting and reporting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies has sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on our company and our business. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we may have to expend significant resources to investigate such allegations and/or defend the Company. This situation may be a major distraction to our management. If such allegations are not proven to be groundless, our Company and business operations will be severely hampered and your investment in our stock could be rendered worthless.

In addition, major issues with other U.S. listed Chinese companies in the future, could have a negative effect on the value of your investment, even though the Company is not involved.

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Substantially all of our assets and all of our officers and directors are located in Hong Kong. As a result, it may be difficult for stockholders to enforce any judgment obtained in the United States against us, our officers or directors, which may limit the remedies otherwise available to our stockholders.

Substantially all of our assets are located in Hong Kong. Moreover, all of our current directors and officers are Hong Kong nationals or are otherwise located in Hong Kong. All or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for our stockholders to effect service of process within the United States upon our subsidiaries or any individuals. In addition, there is uncertainty as to whether the courts of Hong Kong or the PRC would recognize or enforce judgments of U.S. courts obtained against us or our officers and/or directors predicated upon the civil liability provisions of Hong Kong against us or such persons predicated upon the securities laws of the United States or any state thereof. It is unclear if extradition treaties now in effect between the United States and the PRC would permit effective enforcement against us or our officers and directors of criminal penalties under the United States Federal securities laws or otherwise.

Risks Relating to Securities Markets and Investment in Our Stock

There is not now and there may not ever be an active market for our Common Stock. There are restrictions on the transferability of these securities.

There currently is no market for our Common Stock and, except as otherwise described herein, we have no plans to file any registration statement or otherwise attempt to create a market for the shares. Even if an active market develops for the shares, Rule 144, which provides for an exemption from the registration requirements under the Securities Act under certain conditions, requires, among other conditions, a holding period prior to the resale (in limited amounts) of securities acquired in a non-public offering without having to satisfy the registration requirements under the Securities Act. There can be no assurance that we will fulfill any reporting requirements in the future under the Exchange Act or disseminate to the public any current financial or other information concerning us, as is required by Rule 144 as part of the conditions of its availability.

Our common stock is subject to the “penny stock” rules of the sec and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

Under U.S. federal securities legislation, our common stock will constitute “penny stock”. Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor's account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

You may experience substantial dilution of your investment in our securities as a result of the potential conversion of certain outstanding preferred stock into shares of our common stock.

We have issued and outstanding 10,000,000 shares of Series A Preferred Stock and 1 share of Series C Convertible Preferred Stock which have potentially dilutive impacts on voting or beneficial ownership. While holders of the Series A Preferred Stock cannot convert their securities into common stock, each one share of Series A Preferred Stock is entitled to vote 200 shares on matters submitted to a vote of our shareholders. Holders of the Series C Preferred Stock cannot vote on matters submitted to a vote of the shareholders but are entitled to convert the sole outstanding share of Series C Preferred Stock into 9.99% our of issued and outstanding common stock less the number of shares of common stock then held by the holder.

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State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this registration statement.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

The Company does not intend to seek registration or qualification of its shares of common stock the subject of this offering in any State or territory of the United States. Aside from a “secondary trading” exemption, other exemptions under state law and the laws of US territories may be available to purchasers of the shares of common stock sold in this offering.

Anti-takeover effects of certain provisions of Nevada state law hinder a potential takeover of our company.

Though not now, in the future we may become subject to Nevada's control share law. A corporation is subject to Nevada's control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors:

(i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder's shares.

In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder,” unless the corporation's board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation's assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

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The effect of Nevada's business combination law is to potentially discourage parties interested in taking control of our company from doing so if it cannot obtain the approval of our board of directors.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. Stockholders may never be able to sell shares when desired. Before you invest in our securities, you should be aware that there are various risks. You should consider carefully these risk factors, together with all of the other information included in this annual report before you decide to purchase our securities. If any of the following risks and uncertainties develop into actual events, our business, financial condition or results of operations could be materially adversely affected.

Our stock may be subject to substantial price and volume fluctuations due to a number of factors, many of which are beyond our control and may prevent our stockholders from reselling our Common Stock at a profit.

The market prices for our securities may be volatile and may fluctuate substantially due to many factors, including:

•	market conditions in the business marketing services and digital assets services sectors or the economy as a whole;
•	price and volume fluctuations in the overall stock market;
•	announcements of the introduction of new products and services by us or our competitors;
•	actual fluctuations in our quarterly operating results, and concerns by investors that such fluctuations may occur in the future;
•	deviations in our operating results from the estimates of securities analysts or other analyst comments;
•	additions or departures of key personnel;
•	legislation, including measures affecting e-commerce or infrastructure development; and
•	developments concerning current or future strategic collaborations.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Our financial statements for the three and six months periods ended June 30, 2024 and 2023, as well as, fiscal years ended December 31, 2023 and 2022 have been prepared assuming that we will continue as a going concern. Our continuation as a going concern is dependent upon improving our profitability and the continuing financial support from our stockholders.

Results of Operations.

Comparison of the Three Months ended June 30, 2024 and 2023

The following table sets forth certain operational data for the periods indicated:

	Three Months Ended June 30,
	2024	2023

Revenues, net	$356,273	$100,895
Cost of revenue	(176,347)	(52,740)
Gross profit	179,926	48,155
Operating expenses:
General and administrative expenses	(90,397)	(42,575)
Income from operations	89,529	5,580
Other income, net	502	188
Income before income taxes	90,031	5,768
Income tax expense	(19,257)	–
Net income	$70,774	$5,768

Revenue

The Company currently earns three types of income sources:

	Three Months Ended June 30,
	2024	2023

Logistic service income	$156,161	$–
Warehousing service income	134,320	–
Financial consulting income	65,792	100,895
	$356,273	$100,895

Revenues from logistic solution services to the customers, in which such local transportation, delivery and packaging services are recognized at the time the merchandise is packed and shipped by the Company to domestic destinations designed by the customers. Generally, the Company bills the invoices monthly and collects the receivable in a credit term of 30 days.

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Revenues generating from storage services are recognized ratably over the term of the contract or arrangement, as the Company performs contractual obligations through continuous transfer of control to the customers, and they could simultaneously receive and consume the benefits of the Company’s performance as it occurs. The Company generally invoices customers monthly at the end of each month in arrear for services performed during the month. The performance obligation is satisfied when the services are performed. Warehousing contracts typically consist of ongoing storage service in a term of 1-6 years, subject to renewal option.

The Company also provides financial consulting services to the customers, and generally invoices customers when the performance obligation is satisfied. The duration of the service period is short, usually within 3 months. Transaction prices of financial consulting services to be rendered are typically based on contracted rates. The Company earns the fee arising from the facilitation of the placement of financing solutions among different credit institutions, which is recognized at a point in time when the service is completed and delivered to the customer.

Revenues of $356,273 for the three months ended June 30, 2024, increased by $255,378 or 253% from $100,895 in the same period of 2023, which was mainly due to introduction of new business in rendering logistics and warehousing services. Revenues of $100,895 for the three months ended June 30, 2023 consisted primarily financial consulting service.

Cost of Revenue

Cost of revenues of $176,347 for the three months ended June 30, 2024 consisted primarily of the direct wages, telemarketing service charges, depreciation and amortization of right of use assets. Cost of revenues increased by $123,607 from $52,740 in the same period of 2023 which was mainly due to the increase in direct operating cost in connection with logistics and warehousing services. Cost of revenues of $52,740 for the three months ended June 30, 2023 consisted primarily of the associated costs in rendering the financial consulting service, such as, direct marketing costs.

Gross Profit

We achieved a gross profit of $179,926 and $48,155 for the three months ended June 30, 2024 and 2023, respectively. The increase in gross profit is attributable to an increase in new business in rendering logistics and warehousing services.

General and Administrative Expenses (“G&A”)

General and administrative expenses increased by $47,822, to $90,397 for the three months ended June 30, 2024, as compared to the prior year, due primarily to increase in operating costs including payroll, rental charges and other supporting costs to the operation.

General and administrative expenses of $42,575 for the three months ended June 30, 2023. These expenses primarily include payroll, office operating cost, as well as professional fees.

Income Tax Expense

We incurred income tax expense of $19,257 under Hong Kong tax regime during the three months ended June 30, 2024.

We incurred no income tax expense during the three months ended June 30, 2023.

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Comparison of the Six Months ended June 30, 2024 and 2023

The following table sets forth certain operational data for the periods indicated:

	Six Months Ended June 30,
	2024	2023

Revenues, net	$629,318	$194,105
Cost of revenue	(323,361)	(92,782)
Gross profit	305,957	101,323
Operating expenses:
General and administrative expenses	(158,939)	(86,873)
Income from operations	147,018	14,450
Other income, net	985	312
Income before income taxes	148,003	14,762
Income tax expense	(33,514)	–
Net income	$114,489	$14,762

Revenue

The Company currently earns three types of income sources:

	Six Months Ended June 30,
	2024	2023

Logistic service income	$263,709	$–
Warehousing service income	268,591	–
Financial consulting income	97,018	194,105
	$629,318	$194,105

Revenues from logistic solution services to the customers, in which such local transportation, delivery and packaging services are recognized at the time the merchandise is packed and shipped by the Company to domestic destinations designed by the customers. Generally, the Company bills the invoices monthly and collects the receivable in a credit term of 30 days.

Revenues generating from storage services are recognized ratably over the term of the contract or arrangement, as the Company performs contractual obligations through continuous transfer of control to the customers, and they could simultaneously receive and consume the benefits of the Company’s performance as it occurs. The Company generally invoices customers monthly at the end of each month in arrear for services performed during the month. The performance obligation is satisfied when the services are performed. Warehousing contracts typically consist of ongoing storage service in a term of 1-6 years, subject to renewal option.

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The Company also provides financial consulting services to the customers, and generally invoices customers when the performance obligation is satisfied. The duration of the service period is short, usually within 3 months. Transaction prices of financial consulting services to be rendered are typically based on contracted rates. The Company earns the fee arising from the facilitation of the placement of financing solutions among different credit institutions, which is recognized at a point in time when the service is completed and delivered to the customer.

Revenues of $629,318 for the six months ended June 30, 2024, increased by $435,213 or 224% from $194,105 in the same period of 2023, which was mainly due to introduction of new business in rendering logistics and warehousing services. Revenues of $194,105 for the six months ended June 30, 2023 consisted primarily financial consulting service.

For the six months ended June 30, 2024 and 2023, the individual customers who accounted for 10% or more of the Company’s revenues and its outstanding receivable balances at period-end dates, are presented as follows:

	Six months ended June 30, 2024		June 30, 2024
Customer	Revenues	Percentage of revenues	Accounts receivable
Pro King International Warehouse Limited	$268,591	42.68%	$44,828
Furniture Station Limited	$209,916	42.68%	$79,627

	Six months ended June 30, 2023		June 30, 2023
Customer	Revenues	Percentage of revenues	Accounts receivable
Customer A (EF)	$94,291	48.58%	$–
Customer B (Time)	$63,470	32.70%	$–
Customer C (Wings)	$33,282	17.15%	$–

These customers are located in Hong Kong.

Cost of Revenue

Cost of revenues of $323,361 for the six months ended June 30, 2024 consisted primarily of the direct wages, telemarketing service charges, depreciation and amortization of right of use assets. Cost of revenues increased by $230,579 from $92,782 in the same period of 2023 which was mainly due to the increase in direct operating cost in connection with logistics and warehousing services. Cost of revenues of $92,782 for the six months ended June 30, 2023 consisted primarily of the associated costs in rendering the financial consulting service, such as, direct marketing costs.

Gross Profit

We achieved a gross profit of $305,957 and $101,323 for the six months ended June 30, 2024 and 2023, respectively. The increase in gross profit is attributable to an increase in new business in rendering logistics and warehousing services.

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General and Administrative Expenses (“G&A”)

General and administrative expenses increased by $72,066 or 83%, to $158,939 for the six months ended June 30, 2024, as compared to the prior period, due primarily to increase in operating costs, including payroll, rental charges and other supporting costs to the operation.

General and administrative expenses of $83,873 for the six months ended June 30, 2023. These expenses primarily include payroll, office operating cost, as well as professional fees.

Income Tax Expense

We incurred income tax expense of $33,514 under Hong Kong tax regime during the six months ended June 30, 2024.

We incurred no income tax expense during the six months ended June 30, 2023.

Comparison of the fiscal years ended December 31, 2023 and 2022

The following table sets forth certain operational data for the years indicated:

	Fiscal Years Ended December 31,
	2023	2022

Revenues, net	$659,526	$297,956
Cost of revenue	(377,891)	–
Gross profit	281,635	297,956
Operating expenses:
General and administrative expenses	(255,507)	(130,003)
Income (loss) from operations	26,128	(13,712)
Other income, net	592	3,114
Income (loss) before income taxes	26,720)	(10,598)
Income tax expense	(17,376)	–
Net income (loss)	$9,344	$(10,598)

Revenue

The Company currently earns three types of income sources:

	Fiscal Years Ended December 31,
	2023	2022

Logistic service income	$130,949	$–
Warehousing service income	134,127	–
Financial consulting income	394,450	287,956
	$659,526	$287,956

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Revenues from logistic solution services to the customers, in which such local transportation, delivery and packaging services are recognized at the time the merchandise is packed and shipped by the Company to domestic destinations designed by the customers. Generally, the Company bills the invoices monthly and collects the receivable in a credit term of 30 days.

Revenues generating from storage services are recognized ratably over the term of the contract or arrangement, as the Company performs contractual obligations through continuous transfer of control to the customers, and they could simultaneously receive and consume the benefits of the Company’s performance as it occurs. The Company generally invoices customers monthly at the end of each month in arrear for services performed during the month. The performance obligation is satisfied when the services are performed. Warehousing contracts typically consist of ongoing storage service in a term of 1-6 years, subject to renewal option.

The Company also provides financial consulting services to the customers, and generally invoices customers when the performance obligation is satisfied. The duration of the service period is short, usually within 3 months. Transaction prices of financial consulting services to be rendered are typically based on contracted rates. The Company earns the fee arising from the facilitation of the placement of financing solutions among different credit institutions, which is recognized at a point in time when the service is completed and delivered to the customer.

Revenues of $659,526 for the year ended December 31, 2023, increased by $371,570 or 129% from $287,956 in the same period of 2022, which was mainly due to introduction of new business in rendering logistics and warehousing services. Revenues of $287,956 for the year ended December 31, 2022 consisted primarily financial consulting service.

For the years ended December 31, 2023 and 2022, the individual customers who accounted for 10% or more of the Company’s revenues and its outstanding receivable balances at period-end dates, are presented as follows:

	Year ended December 31, 2023		December 31, 2023
Customer	Revenues	Percentage of revenues	Accounts receivable
Customer A (EF)	$173,034	26.24%	$4,037
Pro King International Warehouse Limited	$134,127	20.34%	$–
Customer C (Wings)	$122,975	18.65%	$4,373
Furniture Station Limited	$118,206	17.92%	$58,253

	Year ended December 31, 2022		December 31, 2022
Customer	Revenues	Percentage of revenues	Accounts receivable
Customer A (EF)	$88,586	30.76%	$–
Customer B (Time)	$84,669	29.40%	$–
Customer C (Wings)	$44,366	15.41%	$–
My Sweetheart Company Limited	$43,485	15.10%	$–

These customers are located in Hong Kong.

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Cost of Revenue

Cost of revenues of $377,891 for the year ended December 31, 2023 consisted primarily of the direct wages, telemarketing service charges, depreciation and amortization of right of use assets. Cost of revenues increased by $206,226 from $171,665 in the same period of 2022 which was mainly due to the increase in direct operating cost in connection with logistics and warehousing services. Cost of revenues of $171,665 for the year ended December 31, 2022 consisted primarily of the associated costs in rendering the financial consulting service, such as, direct marketing costs.

Gross Profit

We achieved a gross profit of $281,635 and $116,291 for the years ended December 31, 2023 and 2022, respectively. The increase in gross profit is attributable to an increase in new business in rendering logistics and warehousing services.

General and Administrative Expenses (“G&A”)

General and administrative expenses increased by $125,504, to $255,507 for the year ended December 31, 2023, as compared to the prior year, due primarily to increase in payroll, rental charges and other supporting costs to the operation.

General and administrative expenses of $130,003 for the year ended December 31, 2022. These expenses primarily include payroll, office operating cost, as well as professional fees.

Income Tax Expense

We incurred income tax expense of $17,376 under Hong Kong tax regime during the year ended December 31, 2023.

We incurred no income tax expense during the year ended December 31, 2022.

Liquidity and Capital Resources

The following summarizes the key component of our cash flows for the six months ended June 30, 2024 and 2023.

	Six Months ended June 30,
	2024	2023
Net cash provided by (used in) operating activities	$97,605	$41,823
Net cash used in investing activities	$(496,116)	$–
Net cash provided by (used in) financing activities	$884,465	$(26,694)

Net Cash Provided by (Used In) Operating Activities

For the six months ended June 30, 2024, net cash provided by operating activities was $97,605, which consisted primarily of a net income of $114,489, a decrease in accounts receivable of $93,007, a decrease in accounts payable of $57,243 and a decrease in right-of-use assets and lease liabilities of $1,395, offset by an increase in accrued liabilities and other payables of $44,310, and an increase in income tax payable of $33,514, and adjusted for non-cash items such as depreciation of property, plant and equipment of $38,110, amortization of right-of-use assets of $59,555, and interest expense on lease liabilities of $40,728.

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For the six months ended June 30, 2023, net cash provided by operating activities was $41,823, which consisted primarily of a net income of $14,762, an increase in accounts payable of $27,235, offset by a decrease in accrued liabilities and other payables of $174.

Net Cash Used In Investing Activities

For the six months ended June 30, 2024, net cash used in investing activities was $496,116, relating to the development of warehouse facilities.

For the six months ended June 30, 2023, no investing activities were incurred.

Net Cash Provided by (Used in) Financing Activities

For the six months ended June 30, 2024, net cash provided by financing activities was $610,321, mainly relating to temporary advances from the director to support the capital expenditure.

For the six months ended June 30, 2023, net cash used in financing activities was $51,100, mainly relating to the repayments to the directors.

The following summarizes the key component of our cash flows for the years ended December 31, 2023 and 2022.

	Years ended December 31,
	2023	2022
Net cash provided by (used in) operating activities	$197,348	$(10,209)
Net cash used in investing activities	$(1,014,201)	$–
Net cash provided by (used in) financing activities	$884,465	$(26,694)

Net Cash Provided by (Used In) Operating Activities

For the year ended December 31, 2023, net cash provided by operating activities was $197,348, which consisted primarily of a net income of $9,344, a decrease in accounts receivable of $74,263, a decrease in prepayments and other current assets of $1,537 and a decrease in right-of-use assets and lease liabilities of $2,979, offset by an increase in accounts payable of $57,243, an increase in accrued liabilities and other payables of $109,860, and an increase in income tax payable of $17,376, and adjusted for non-cash items such as depreciation of property, plant and equipment of $21,783, amortization of right-of-use assets of $58,186, and interest expenses on lease liabilities of $2,335.

For the year ended December 31, 2022, net cash used in operating activities was $10,209, which consisted primarily of a net loss of $10,598, an increase in accrued liabilities and other payables of $389.

Net Cash Used In Investing Activities

For the year ended December 31, 2023, net cash used in investing activities was $1,014,201, relating to the development of warehouse facilities.

For the year ended December 31, 2022, no investing activities were incurred.

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Net Cash Provided by (Used in) Financing Activities

For the year ended December 31, 2023, net cash provided by financing activities was $884,465, mainly relating to temporary advances from the director to support the capital expenditure.

For the year ended December 31, 2022, net cash used in financing activities was $26,694, mainly relating to the repayments to the directors.

Working Capital

As of June 30, 2024, we have cash and cash equivalents of $332,333, accounts receivable of $167,270, and prepayments and other current assets of $1,537.

As of December 31, 2023, we have cash and cash equivalents of $120,319, accounts receivable of $74,263, and prepayments and other current assets of $1,537.

As of June 30, 2024, we have a working capital deficit of $1,934,629.

As of December 31, 2023 and 2022, we have a working capital deficit of $1,748,299 and $94,230, respectively.

Going Concern

Our continuation as a going concern is dependent upon improving our profitability and the continuing financial support from our stockholders. While we believe that we will obtain external financing and the existing shareholders will continue to provide the additional cash to meet our obligations as they become due, there can be no assurance that we will be able to raise such additional capital resources on satisfactory terms. We believe that our current cash and other sources of liquidity discussed below are adequate to support operations for at least the next 12 months.

We require additional funding to meet its ongoing obligations and to fund anticipated operating losses. Our auditor has expressed substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent on raising capital to fund its initial business plan and ultimately to attain profitable operations. These consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets and liabilities that may result in the Company not being able to continue as a going concern.

We expect to incur marketing and professional and administrative expenses as well expenses associated with maintaining our filings with the Commission. We will require additional funds during this time and will seek to raise the necessary additional capital. If we are unable to obtain additional financing, we may be required to reduce the scope of our business development activities, which could harm our business plans, financial condition and operating results. Additional funding may not be available on favorable terms, if at all. We intend to continue to fund its business by way of equity or debt financing and advances from related parties. Any inability to raise capital as needed would have a material adverse effect on our business, financial condition and results of operations.

If we cannot raise additional funds, we will have to cease business operations. As a result, our common stock investors would lose all of their investment.

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Material Cash Requirements

We have not achieved profitability since our inception and we expect to continue to improve the operating result for the foreseeable future. We expect net cash expended in 2024 to be significantly higher than 2023. As of June 30, 2024, we have retained earnings of $25,572. Our material cash requirements are highly dependent upon the additional financial support from our major shareholders in the next 12 - 18 months.

We had no contractual obligations and commercial commitments as of June 30, 2024, December 31, 2023 and 2022.

Off-Balance Sheet Arrangements

We are not party to any off-balance sheet transactions. We have no guarantees or obligations other than those which arise out of normal business operations.

Critical Accounting Policies and Estimates.

The preparation of combined financial statements in conformity with accounting principles generally accepted in the United States requires our management to make assumptions, estimates and judgments that affect the amounts reported, including the notes thereto, and related disclosures of commitments and contingencies, if any. We have identified certain accounting policies that are significant to the preparation of our consolidated financial statements. These accounting policies are important for an understanding of our financial condition and results of operations. Critical accounting policies are those that are most important to the presentation of our financial condition and results of operations and require management's subjective or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to consolidated financial statements and because of the possibility that future events affecting the estimate may differ significantly from management's current judgments. We believe the following accounting policies are critical in the preparation of our combined financial statements.

Use of estimates and assumptions

In preparing these combined financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenues and expenses during the years reported. Actual results may differ from these estimates. If actual results significantly differ from the Company’s estimates, the Company’s financial condition and results of operations could be materially impacted. Significant estimates in the period include the expected credit losses on accounts receivable, valuation and useful lives of property, plant and equipment, depreciation and amortization right-of-use assets and income tax expense.

Revenue Recognition

The Company adopted Accounting Standards Update ("ASU") No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”). Under ASU 2014-09, the Company recognizes revenue when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services.

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The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements:

•	identify the contract with a customer;
•	identify the performance obligations in the contract;
•	determine the transaction price;
•	allocate the transaction price to performance obligations in the contract; and
•	recognize revenue as the performance obligation is satisfied.

Revenue is recognized when the Company satisfies its performance obligation under the contract by transferring the promised product to its customer that obtains control of the product and collection is reasonably assured. A performance obligation is a promise in a contract to transfer a distinct product or service to a customer. Most of the Company’s contracts have a single performance obligation, and such fees are billed to the customer when the performance obligation is satisfied. The Company recognizes such revenue in the period when the amounts are determined to be fixed and the performance obligation is satisfied as the Company completes the obligations.

Revenue is measured as the amount of consideration the Company expects to receive in exchange for transferring products or providing services. As such, revenue is recorded net of returns, allowances, customer discounts, and incentives. Sales taxes and other taxes are excluded from revenues.

Upon the development of new warehouse building in October 2023, the Company focuses on the provision of logistic and warehousing services to the customers through the storage of merchandise in its warehouse facilities, as well as packaging and delivery and transportation services from its warehouse to domestic destinations designated by the customers.

Logistic services

Revenues from logistic solution services to the customers, in which such local transportation, delivery and packaging services are recognized at the time the merchandise is packed and shipped by the Company to domestic destinations designed by the customers. Generally, the Company bills the invoices monthly and collects the receivable in a credit term of 30 days.

Warehousing services

Revenues generating from storage services are recognized ratably over the term of the contract or arrangement, as the Company performs contractual obligations through continuous transfer of control to the customers, and they could simultaneously receive and consume the benefits of the Company’s performance as it occurs. The Company generally invoices customers monthly at the end of each month in arrear for services performed during the month. The performance obligation is satisfied when the services are performed. Warehousing contracts typically consist of ongoing storage service in a term of 1-6 years, subject to renewal option.

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Financial consulting services

The Company also provides financial consulting services to the customers, and generally invoices customers when the performance obligation is satisfied. The duration of the service period is short, usually within 3 months. Transaction prices of financial consulting services to be rendered are typically based on contracted rates. The Company earns the fee arising from the facilitation of the placement of financing solutions among different credit institutions, which is recognized at a point in time when the service is completed and delivered to the customer.

The Company is acting as a principal in providing aforementioned services and accordingly recognizes revenue on a gross basis as the Company determines the price and selects carriers or service providers at its own discretion.

Impairment of long-lived assets

In accordance with the provisions of ASC Topic 360, Impairment or Disposal of Long-Lived Assets, all long-lived assets such as property, plant and equipment and construction in progress owned and held by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of an asset to its estimated future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets.

Recent accounting pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standard Board (“FASB”) or other standard setting bodies and adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on its financial position or results of operations upon adoption.

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

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PROPERTIES

Our corporate and executive office is located at Room 1401, 14/F, Phase 1, Austin Tower, 22-26 Austin Avenue, Jordan, Kowloon, Hong Kong, telephone number +852-21114437. This office premise is provided by our major shareholder at no fee charge. We also have warehouse facilities located on the below locations:

City, County	Lease Expiration Date	Use
Hong Kong	March 31, 2030	Commercial
Hong Kong	July 31, 2029	Commercial

UWML is a party to a six year lease commencing April 1, 2024, and expiring March 31, 2030, covering 80,000 square meters of land on which its warehouses are built. Upon the expiration of the initial term, UWML has the option to renew the lease for another six years. During the first six years of the lease term, the monthly rental rate is HKD $100,000 (approximately $12,826). The monthly rental rate for the following six years will be the greater of HKD 1000,000 (approximately $12,826) or the then prevailing market rate.

UWML is a party to a six year lease commencing August 1, 2023, and expiring July 31, 2029 for a smaller plot of land located next to the 80,000 square meters land. During the first three years of the lease term, the monthly rental rate is HKD $12,000 (approximately $360). The monthly rental rate shall be increased by not more than 10% during the balance of the term. The foregoing description of the two leases are qualified in their entirety by reference to the leases, which are filed as Exhibits 10.7 and 10.8 and incorporated herein by reference.

The foregoing description of the two leases are qualified in their entirety by reference to the leases, which are filed as Exhibits 10.7 and 10.8 and incorporated herein by reference.

We believe that our existing facilities are adequate to meet our current requirements. We do not own any real property.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock, as of September 12, 2024, for: (i) each of our named executive officers; (ii) each of our directors; (iii) all of our current executive officers and directors as a group; and (iv) each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock.

Except as indicated in footnotes to this table, we believe that the stockholders named in this table will have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders. Unless otherwise indicated, the address for each director and executive officer listed is: c/o Marvion Inc., Room 1401, 14/F, Phase 1, Austin Tower, 22-26 Austin Avenue, Jordan, Kowloon, Hong Kong.

	Common Stock Beneficially Owned		Series A Preferred Stock Owned		Series B Preferred Stock Owned		Series C Preferred Stock Owned
Name and Address of Beneficial Owner	Number of Shares and Nature of Beneficial Ownership	Percentage of Total Common Equity (1)	Number of Shares and Nature of Beneficial Ownership	Percentage of Total Series A Preferred Equity (1)	Number of Shares and Nature of Beneficial Ownership	Percentage of Total Series B Preferred Equity (1)	Number of Shares and Nature of Beneficial Ownership	Percentage of Total Series C Preferred Equity (1)
Sze Yu CHAN	17,777,778	8.78%	–	–	–	–	–	–
Tee Soo TAN	–	–	–	–	–	–	–	–

All executive officers and directors as a Group (2 persons)	17,777,778	8.78%	–	–	–	–	–	–

5% or Greater Stockholders:
Young Chi Kin Eric (2)	18,226,773	9.00%	10,000,000	100%	–	–	–	–
Fong Hiu Ching	17,777,778	8.78%	–	–	–	–	–	–
Kam Tsz Ching	11,851,852	5.85%	–	–	–	–	–	–
Lee Kwok Chuen	11,851,852	5.85%	–	–	–	–	–	–
Ho Kai Ki Decky	11,851,852	5.85%	–	–	–	–	–	–
Pang Wai Kwong	11,851,852	5.85%	–	–	–	–	–	–
Chan Wan Man	11,851,852	5.85%	–	–	–	–	–	–
Chan Wing Man	11,851,852	5.85%	–	–	–	–	–	–
Lau Siu Mee	11,851,852	5.85%	–	–	–	–	–	–
Lau Kam Wai	11,851,852	5.85%	–	–	–	–	–	–
Herbert Ying Chiu LEE (3)	14,494,171	7.16%	–	–	337,000	92%	1	100%

Total 5% or Greater Stockholders	145,313,538	71.76%	10,000,000	100%	337,000	92%	1	100%

________________

(1)	Applicable percentage ownership is based on 202,512,002 shares of common stock outstanding as of September 12, 2024, together with securities exercisable or convertible into shares of common stock within 60 days of September 12, 2024. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that a person has the right to acquire beneficial ownership of upon the exercise or conversion of options, convertible stock, warrants or other securities that are currently exercisable or convertible or that will become exercisable or convertible within 60 days of September 12, 2024, are deemed to be beneficially owned by the person holding such securities for the purpose of computing the number of shares beneficially owned and percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(2)	Young Chi Kin Eric owns 18,226,773 shares of our common stock and 10,000,000 shares of our Series A Preferred Stock. Each share of Series A Preferred Stock entitled Mr. Young to vote on all matters submitted to a vote of the shareholders together with the Common Stock holders with each one share of Series A Preferred Stock having 200 votes.
(3)	Herbert Ying Chiu Lee owns 14,494,171 shares of our common stock, 337,000 shares of our Series B Preferred Stock and 1 share of Series C Preferred Stock. Each Series of preferred stock has the voting rights, powers, preferences and privileges more fully described herein in the section entitled “Description of Registrant’s Securities”

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Background of the 2023 Plan

On September 19, 2023, the board of directors of the Company approved the Marvion Inc. 2023 Stock Incentive Plan (the “2023 Plan”). The 2023 Plan provides for the grant of awards to eligible employees, directors, consultants, independent contractors, and advisors in the form of options, restricted stock, restricted stock units, stock appreciation rights, performance awards, other stock-based awards or dividend equivalents (each, an award).

Summary of the 2023 Plan

The principal terms of the 2023 Plan are summarized below. This summary is not a complete description of the 2023 Plan, and it is qualified in its entirety by reference to the complete text of the 2023 Plan document which is attached as Exhibit 10.9 hereto.

Shares Available for Issuance

We reserved 17,000,000,000 Shares to be issued under the 2023 Plan (plus certain other Shares related to awards which are forfeited, repurchased or used to satisfy the exercise price or tax withholding on an award). The number of Shares reserved for grant and issuance under the 2023 Plan increases automatically on January 1 of each of the calendar years during the term of the 2023 Plan, which will continue through and including September 11, 2033, by a number of Shares equal to the lesser of (i) 2.5% of the number of shares of Common Stock issued and outstanding on each December 31 immediately prior to the date of increase or (ii) such number of Shares determined by the Board; provided, however, that such limitation may be increased subject to approval by the Company’s stockholders (the “Evergreen Feature”).

The 2023 Plan authorizes the award of RSUs, stock options, RSAs, RSU’s, SARs, performance awards and other stock based awards and dividend equivalents (each as more fully described below). No person will be eligible to receive more than 4,000,000,000 Shares in any 12 month period under the 2023 Plan. The maximum fair market value, as determined on the date of grant, of Awards granted for services as a Director during any twelve (12)-month period shall not exceed $2,000,000. Any awards in Shares or cash that are made outside of the 2023 Plan and permitted by applicable listing requirements are not subject to these limitations.

Administration

The 2023 Plan is administered by our Compensation Committee of the Board or such other committee, if any, that may be designated by the Board to administer the Plan (the “Administrator”). The Administrator has the authority to construe and interpret the 2023 Plan, select participants and grant awards, and make all other determinations necessary or advisable for the administration of the 2023 Plan. The Committee may delegate to the Board or to one or more other committees of the Board comprised of one or more independent Directors the authority to grant Awards to Employees who are not subject to Section 16(b) of the Exchange Act. Further, the Committee may delegate to the Governance Committee of the Board the authority to make non-discretionary (routine) Awards to Directors, including to determine which Director shall receive an Award, the time or times when such an Award shall be made, the terms and conditions of such an Award, the type of Award that shall be made to a Director, the number of shares subject to such an Award, and the value of such an Award; provided, however, that the Committee may not delegate its authority to grant discretionary (non-routine) Awards to Directors. The Committee may delegate to the Chief Executive Officer or one or more other senior officers of the Company its administrative functions under this Plan with respect to the Awards. Any delegation described in this paragraph shall contain such limitations and restrictions as the Committee may provide and shall comply in all respects with the requirements of applicable law, including the Nevada Revised Statutes. The Committee may engage or authorize the engagement of a third party administrator or administrators to carry out administrative functions under the Plan.

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Eligibility

The 2023 Plan provides for the grant of awards to our employees, directors, consultants, independent contractors, and advisors, provided the consultants, independent contractors, directors, and advisors render services not in connection with the offer and sale of securities in a capital-raising transaction. As of December 31, 2023, all of our 47 employees (including each of our executive officers) were eligible to participate in the 2023 Plan. The basis for participation in the 2023 Plan is the Administrator’s decision, in its sole discretion, that an award to an eligible participant will further the 2023 Plan’s purposes of providing incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to our success and the success of our affiliates, by offering them an opportunity to participate in our future performance through the grant of awards. In exercising its discretion, the Administrator will consider the recommendations of management and the purposes of the 2023 Plan.

Forms of Awards

The following is a description of the types of awards permitted to be issued under the 2023 Plan. As of the date of this report, the Company had issued an aggregate of 16,934,232,242 shares of common stock pursuant to the 2023 Plan. No other awards had been issued under the 2023 Plan.

Stock Options. The 2023 Plan provides for the grant of incentive stock options that qualify under Section 422 of the Code only to our employees. All awards other than incentive stock options, including awards of non-qualified stock options, may be granted to our employees, directors, consultants, independent contractors, and advisors, provided the consultants, independent contractors, and advisors render services not in connection with the offer and sale of securities in a capital-raising transaction. The exercise price of each stock option must be at least equal to the fair market value of our common stock on the date of grant. The exercise price of incentive stock options granted to 10% stockholders must be at least equal to 110% of that value. The maximum term of options granted under the 2023 Plan is seven years or, in the case of an incentive stock option granted to 10% stockholders, five years.

Restricted Stock Award. An RSA is an offer by us to sell Shares subject to restrictions. The price, if any, of an RSA will be determined by the Administrator. These awards are subject to forfeiture or repurchase prior to vesting as a result of termination of employment or failure to achieve certain vesting conditions.

Restricted Stock Units. An RSU is an award that covers a number of Shares that may be settled upon vesting in cash, by the issuance of the underlying Shares or a combination of both. These awards are subject to forfeiture prior to vesting as a result of termination of employment or failure to achieve certain vesting conditions.

Stock Appreciation Rights. SARs provide for a payment, or payments, in cash or Shares, to the holder based upon the difference between the fair market value of our common stock on the date of exercise and the stated exercise price up to a maximum amount of cash or number of Shares. These awards are subject to forfeiture prior to vesting as a result of termination of employment or failure to achieve certain vesting conditions.

Performance Awards. A performance award is an award that covers an amount of cash or a number of Shares that may be settled upon achievement of the pre-established performance conditions in cash or by issuance of the underlying shares. These awards are subject to forfeiture prior to vesting as a result of termination of employment or failure to achieve the performance conditions.

Other Awards and Dividend Equivalents. The Committee is authorized to grant other stock-based awards to any employee, consultant or director. The number or value of shares of Common Stock of any other stock-based award shall be determined by the Committee and may be based upon one or more performance targets based on one or more performance measures or any other specific criteria, including service to the Company or any affiliate, as determined by the Committee.

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Dividend equivalents may be granted by the Committee based on dividends declared on shares of Common Stock, to be credited as of dividend payment dates with respect to dividends with record dates that occur during the period between the date an Award is granted to a Participant and the date such Award vests, is exercised, is distributed or expires, as determined by the Committee. Such Dividend Equivalents will be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such restrictions and limitations as may be determined by the Committee.

Additional Provisions

Awards granted under the 2023 Plan may not be transferred in any manner other than by will or by the laws of descent and distribution, pursuant to a qualified domestic relations order, or if vested, with the consent of the Committee. Notwithstanding the foregoing, Restricted Stock, once vested and free of any restrictions, may be transferred at will.

Stock options granted under the 2023 Plan generally may be exercised for a period of three months after the termination of the optionee’s service to us, except in the case of death or permanent disability, in which case the options may be exercised for up to twenty four months following termination of the optionee’s service to us. Unless otherwise set forth in a participant’s award agreement, vesting of RSUs, RSAs, SARs, performance awards and stock bonus awards ceases on such participant’s termination of service.

Change of Control or Other Corporate Transactions

If we experience a change in control transaction, outstanding awards, including any vesting provisions, may be assumed or substituted by the successor company. Outstanding awards that are not assumed or substituted may, at the discretion of the Committee, be accelerated, replaced with other rights or property of similar value, be terminated and replaced by cash or the terms and conditions of such outstanding awards (including adjustments to the exercise price) may be otherwise equitably adjusted.

In the event there is a specified type of change in our capital structure without our receipt of consideration, such as a stock split, appropriate adjustments will be made to the number of Shares reserved under the 2023 Plan, the maximum number of Shares that can be granted in a calendar year, and the number of Shares and exercise price, if applicable, of all outstanding awards under the 2023 Plan.

Repricing

The Board and the Administrator may not take action to impair the rights of a participant with respect to any outstanding award without the consent of the participant. Further, the Board nor the Committee may not, without approval of the stockholders of the Company, or except as provided under Paragraph XIII of the 2023 Plan, (a) increase the maximum aggregate number of shares that may be issued under the Plan, (b) reduce the price per share of any outstanding Option or Stock Appreciation Right granted under the Plan, or (c) cancel any outstanding Option or Stock Appreciation Right in exchange for cash or another Award when the per share price of the Option or Stock Appreciation Right exceeds the fair market value of the underlying shares of Common Stock.

Amendment and Termination

The 2023 Plan will terminate in September 2033 (ten years following the date the Board approved the amendment and restatement of the 2023 Plan), unless it is terminated earlier by the Board. The Board may amend or terminate the 2023 Plan at any time, which may be without shareholder approval, unless required by applicable law or listing standards.

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Federal Income Tax Consequences

The following is a brief summary of the federal income tax consequences applicable to awards granted under the 2023 Plan based on federal income tax laws in effect on the date of this Information Statement.

This summary is not intended to be exhaustive and does not address all matters that may be relevant to a particular participant. The summary does not discuss the tax laws of any state, municipality, or foreign jurisdiction, or gift, estate, excise, payroll, or other tax laws other than federal income tax law. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Because circumstances may vary, we advise all participants to consult their own tax advisors under all circumstances.

Incentive Stock Options (ISOs). An optionee generally realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the employee. With some exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the optionee equal to the value of the shares at the time of exercise less the exercise price. The same amount is deductible by the Company as compensation, provided that the Company reports the income to the optionee. Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction. However, if the optionee exercises an ISO and satisfies the holding period requirements, the Company may not deduct any amount in connection with the ISO. If a sale or disposition of shares acquired with the ISO occurs after the holding period, the employee will recognize long-term capital gain or loss at the time of sale equal to the difference between proceeds realized and the exercise price paid. In general, an ISO that is exercised by the optionee more than three months after termination of employment is treated as an NQSO. ISOs are also treated as NQSOs to the extent that they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.

Non-Qualified Stock Options (NQSOs). An optionee generally has no taxable income at the time of grant of an NQSO but realizes income in connection with exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of shares acquired upon exercise over the exercise price. The same amount is deductible by the Company as compensation, provided that, in the case of an employee option, the Company reports the income to the employee. Upon a subsequent sale or exchange of the shares, any recognized gain or loss after the date of exercise is treated as capital gain or loss for which the Company is not entitled to a deduction.

SARs. Generally, the recipient of a SAR will not recognize taxable income at the time the SAR is granted. If a participant receives the appreciation inherent in the SAR in cash, the cash will be taxed as ordinary income to the participant at the time it is received. If a participant receives the appreciation inherent in the SAR in shares, the spread between the then-current market value and the base price will be taxed as ordinary income to the participant at the time it is received. In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of SARs. However, upon the settlement of a SAR, the Company will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the settlement.

Restricted Stock Awards. The recipient of a RSA will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares are subject to restrictions (that is, they are nontransferable and subject to a substantial risk of forfeiture). However, the recipient may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the shares on the date of the award (less the purchase price, if any, paid for such shares), determined without regard to the restrictions. If a Section 83(b) election is made, the capital gain/loss holding period for such shares commences on the date of the award. Any further change in the value of the shares will be taxed as a capital gain or loss only if and when the shares are disposed of by the recipient. If the recipient does not make a Section 83(b) election, the fair market value of the shares on the date the restrictions lapse will be treated as compensation income to the recipient and will be taxable in the year the restrictions lapse, and the capital gain/ loss holding period for such shares will also commence on such date.

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Restricted Stock Units. No income generally will be recognized upon the award of RSUs. The recipient of an RSU generally will be subject to tax at ordinary income rates on the market price of unrestricted shares on the date that such shares are transferred to the participant under the award (reduced by any amount paid, if any, by the participant for such RSUs), and the capital gain/loss holding period for such shares will also commence on such date.

New Plan Benefits

Awards under the 2023 Plan are within the discretion of the Administrator. As a result, the benefits that will be awarded under the 2012 Plan, including to our non-employee directors, are not determinable at this time.

Existing Plan Benefits to Named Executive Officers and Others

The following table summarizes the grants made to our named executive officers (as identified under “Executive Compensation”, below), all current executive officers as a group, all current non-executive directors as a group and all current non-executive employees as a group, from the inception of the 2023 Plan through December 31, 2023. The closing price per share of our common stock on December 29, 2023 was $0.0006.

Name and Position(1)	RSA Granted Since Adoption of the 2023 Plan
Man Chung CHAN, Chief Executive Officer, Chief Financial Officer, Secretary and Director	–
Tee Soo TAN, Director	–
All current executive officers and directors (2 persons)	–
All employees, including all officers who are not executive officers, as a group (47 persons)(1)	16,934,232,242
All non-employees, including all directors, as a group (0 persons)	–
TOTAL (2)	16,934,232,242

_______________

(1)	No person has received 5% or more of the total awards granted under the 2023 Plan since its inception.
(2)	Represents total shares of common stock granted since the adoption of the 2023 Plan to all employees and non-employees (current and former) who received awards under the 2023 Plan. As of December 31, 2023, there were 16,934,232,242 total RSUs outstanding under the 2023 Plan.

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The following table provides information about the Company’s equity compensation plans as of December 31, 2023.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in column (a)
PLAN CATEGORY	(a)	(b)	(c)
Equity compensation plans approved by security holders	–	–	–
Equity compensation plans not approved by security holders (1)	–	–	65,767,758
Total	–	–	65,767,758	(2)

(1)	Pursuant to SEC rules and the reporting requirements for this table, we have not included in (a) above 16,934,232,242 shares of restricted stock issued pursuant to the plan.
(2)	Represents securities remaining available for issuance under our 2023 Plan as of December 31, 2023 that may be granted in the form of unrestricted common stock, restricted common stock, options to purchase shares of common stock, stock appreciation rights, restricted stock units, dividend equivalents, performance awards or other stock-based awards.

Registration with the Securities and Exchange Commission

17,000,000,000 shares of common stock reserved for issuance under the 2023 Plan were registered on Form S-8 with the Securities and Exchange Commission (the “SEC”) on September 21, 2023.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Set forth below are the present directors, director nominees and executive officers of the Company. There are no other persons who have been nominated or chosen to become directors nor are there any other persons who have been chosen to become executive officers. There are no arrangements or understandings between any of the directors, officers and other persons pursuant to which such person was selected as a director or an officer. Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and have qualified. Officers are appointed to serve until the meeting of the board of directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

Name	Age	Position
CHAN Sze Yu	39	CEO, CFO, Secretary and Director
TAN Tee Soo	57	Director

CHAN Sze Yu, age 39, was appointed to serve as our Chief Executive Officer, Chief Financial Officer, Secretary and Director on August 12, 2024. He is also the Chief Executive Officer of a group of local furniture and logistics companies, including Furniture Station, MA.NI Home Services Ltd, Power King (Hong Kong) Logistics Company Limited, Wing Fat Furniture Factory and CIMA SOFA. Mr. Chan is also the founder of KSK Logistics Limited and CEO of the company since 2023. From 2000 to 2016, Mr. Chan has been a logistics contractor for many furniture companies such as DSC Direct Sale Centre, Good Idea Furniture and Design, and Farbe Sofa Design. Mr. Chan has extensive experience and business networks in the field of logistics and home furnishing industry, which will bring to our Board and management deep experiences in developing and expanding our logistics and value-add services to the market.

Mr. Tan Tee Soo, age 57, was appointed to serve as our Director on August 26, 2021. Mr. Tan has also served as a director on the Board of Directors of Cosmos Group Holdings, Inc. since June 28, 2021 (COSG: OTC PK). Since April 2017, Mr. Tan served as the Senior Vice President of a boutique investment house and financial structuring company and has been nominated as director since June 2019. Prior to this time, Mr. Tan served in the Western Australian Police Force in Perth, Western Australia from June 2000 to April 2017. Mr. Tan received his Bachelor of Commerce from Murdoch University in Western Australia in 1993. Mr. Tan brings to our Board his investment and financial experience in the industry.

Family Relationships

There are no family relationships between any of our directors or executive officers.

Involvement in Certain Legal Proceedings

No executive officer or director is a party in a legal proceeding adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries.

No executive officer or director has been involved in the last ten years in any of the following:

•	Any bankruptcy petition filed by or against any business or property of such person, or of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

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•	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

•	Being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•	Being the subject of or a party to any judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated relating to an alleged violation of any federal or state securities or commodities law or regulation, or any law or regulation respecting financial institutions or insurance companies, including but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail, fraud, wire fraud or fraud in connection with any business entity; or

•	Being the subject of or a party to any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act, any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Board Committees

We have not yet established Compensation, Audit, and Nominations and Corporate Governance committees nor do we have an Audit Committee financial expert as defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Act. Currently, the functions of these committees are performed by our entire Board of Directors. We hope to establish these committees and appoint an Audit Committee financial expert as our business develops.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act requires our executive officers and directors, and persons who own more than 10% of our common stock, to file reports regarding ownership of, and transactions in, our securities with the Securities and Exchange Commission and to provide us with copies of those filings. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that except as set forth below, during fiscal year ended December 31, 2023, and up to the date of this Current Report, our officers, directors and greater than 10% percent beneficial owners timely filed all reports required by Section 16(a) of the Securities Exchange Act: (i) Herbert Chui failed to file a Form 4 disclosing the disposition of Series A Preferred Stock owned by him; and (ii) Young Chi Kin Eric did not timely file his Form 4 disclosing the acquisition of the Series A Preferred Stock.

Code of Ethics

Our Board of Directors has not yet adopted a Code of Ethics applicable to our senior management and employees of the Company. The Company intends to adopt such Code of Ethics once its business stabilizes and matures.

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EXECUTIVE COMPENSATION

Compensation Philosophy and Objectives

Our executive compensation philosophy is to create a long-term direct relationship between pay and our performance. Our executive compensation program is designed to provide a balanced total compensation package over the executive’s career with us. The compensation program objectives are to attract, motivate and retain the qualified executives that help ensure our future success, to provide incentives for increasing our profits by awarding executives when corporate goals are achieved and to align the interests of executives and long-term stockholders. The compensation package of our named executive officers consists of two main elements:

1.	base salary for our executives that is competitive relative to the market, and that reflects individual performance, retention and other relevant considerations; and

2.	discretionary bonus awards payable in cash and tied to the satisfaction of corporate objectives.

Process for Setting Executive Compensation

Until such time as we establish a Compensation Committee, our Board is responsible for developing and overseeing the implementation of our philosophy with respect to the compensation of executives and for monitoring the implementation and results of the compensation philosophy to ensure compensation remains competitive, creates proper incentives to enhance stockholder value and rewards superior performance. We expect to annually review and approve for each named executive officer, and particularly with regard to the Chief Executive Officer, all components of the executive’s compensation. We process and factors (including individual and corporate performance measures and actual performance versus such measures) used by the Chief Executive Officer to recommend such awards. Additionally, we expect to review and approve the base salary, equity-incentive awards (if any) and any other special or supplemental benefits of the named executive officers.

The Chief Executive Officer periodically provides the Board with an evaluation of each named executive officer’s performance, based on the individual performance goals and objectives developed by the Chief Executive Officer at the beginning of the year, as well as other factors. The Board provides an evaluation for the Chief Executive Officer. These evaluations serve as the bases for bonus recommendations and changes in the compensation arrangements of our named executives.

Our Compensation Peer Group

We currently engage in informal market analysis in evaluating our executive compensation arrangements. As the Company and its businesses mature, we may retain compensation consultants that will assist us in developing a formal benchmark and selecting a compensation peer group of companies similar to us in size or business for the purpose of comparing executive compensation levels.

Program Components

Our executive compensation program consists of the following elements:

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Base Salary

Our base salary structure is designed to encourage internal growth, attract and retain new talent, and reward strong leadership that will sustain our growth and profitability. The base salary for each named executive officer reflects our past and current operating profits, the named executive officer’s individual contribution to our success throughout his career, internal pay equity and informal market data regarding comparable positions within similarly situated companies. In determining and setting base salary, the Board considers all of these factors, though it does not assign specific weights to any factor. The Board generally reviews the base salary for each named executive officer on an annual basis. For each of our named executive officers, we review base salary data internally obtained by the Company for comparable executive positions in similarly situated companies to ensure that the base salary rate for each executive is competitive relative to the market.

Discretionary Bonus

The objectives of our bonus awards are to encourage and reward our employees, including the named executive officers, who contribute to and participate in our success by their ability, industry, leadership, loyalty or exceptional service and to recruit additional executives who will contribute to that success.

Summary Compensation Table

The following summary compensation table sets forth the aggregate compensation we paid or accrued during the fiscal years ended December 31, 2023 and 2022, to (i) our Chief Executive Officer (principal executive officer), (ii) our Chief Financial Officer (principal financial officer), (iii) our three most highly compensated executive officers other than the principal executive officer and the principal financial officer who were serving as executive officers on December 31, 2023, whose total compensation was in excess of $100,000, and (iv) up to two additional individuals who would have been within the two-other-most-highly compensated but were not serving as executive officers on December 31, 2023.

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SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-qualified Deferred Compensation Earnings	All Other Compensation	Total
Chan Sze Yu	2023	–	–	–	–	–	–	–	$–
CEO, CFO, Secretary and Director (1)
Chan Man Chung	2023	–	–	–	–	–	–	–	$–
CEO, CFO, Secretary and Director (2)	2022	–	–	–	–	–	–	–	$–
Lee Ying Chiu Herbert	2023	–	–	–	–	–	–	–	$–
Director (3)	2022	–	–	–	–	–	–	–	$–
So Han Meng Julian (4)	2022	–	–	–	–	–	–	318,000	$318,000
Tan Tee Soo	2023	–	–	–	–	–	–	126,000	$126,000
Director (3)	2022	–	–	–	–	–	–	123,000	$123,000

(1) Chan Sze Yu joined us as our Chief Executive Officer, Chief Financial Officer, Secretary and Director on August 12, 2024.

(2) Dr. Chan served as our Chief Executive Officer, Secretary and Director from August 26, 2021, to August 12, 2024.

(3) Dr. Lee served as our director from August 26, 2021, to September 15, 2022. Mr. Tan joined us as our Director on August 26, 2021.

(4) Dr. So served as our Director from October 18, 2021, to September 15, 2022.

Narrative disclosure to Summary Compensation

No compensation paid to the director of the new company during the years ended December 31, 2023 and 2022.

During the year ended December 31, 2023 and 2022, the Company paid the aggregate amount of $306,000 and $318,000 as consultancy fees to So Han Meng Julian, its former director.

During the year ended December 31, 2023 and 2022, the Company paid the aggregate amount of $126,000 and $123,000 as compensation to Tan Tee Soo, its director.

Dr. Chan did not receive any compensation for services in his capacity as a director and the sole executive officer of the Company.

Other than set out above and below, there are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We expect to establish one or more incentive compensation plans in the future. Our directors and executive officers may receive securities of the Company as incentive compensation at the discretion of our board of directors in the future. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers.

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Equity Awards

There are no unvested options, warrants or convertible securities outstanding.

At no time during the last fiscal year with respect to any of any of our executive officers was there:

•	any outstanding option or other equity-based award repriced or otherwise materially modified (such as by extension of exercise periods, the change of vesting or forfeiture conditions, the change or elimination of applicable performance criteria, or the change of the bases upon which returns are determined;
•	any waiver or modification of any specified performance target, goal or condition to payout with respect to any amount included in non-stock incentive plan compensation or payouts;
•	any option or equity grant;
•	any non-equity incentive plan award made to a named executive officer;
•	any nonqualified deferred compensation plans including nonqualified defined contribution plans; or
•	any payment for any item to be included under All Other Compensation in the Summary Compensation Table.

Compensation of Directors

During our fiscal year ended December 31, 2023, we did not provide compensation to employees for serving as our directors. We currently have no formal plan for compensating our directors for their services in their capacity as directors, although we may elect to issue stock options to such persons from time to time. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director.

Compensation Risk Management

Our Board of directors and human resources staff conducted an assessment of potential risks that may arise from our compensation programs. Based on this assessment, we concluded that our policies and practices do not encourage excessive and unnecessary risk taking that would be reasonably likely to have material adverse effect on the Company. The assessment included our cash incentive programs, which awards non-executives with cash bonuses for punctuality. Our compensation programs are substantially identical among business units, corporate functions and global locations (with modifications to comply with local regulations as appropriate). The risk-mitigating factors considered in this assessment included:

•	the alignment of pay philosophy, peer group companies and compensation amounts relative to local competitive practices to support our business objectives; and
•	effective balance of cash, short- and long-term performance periods, caps on performance-based award schedules and financial metrics with individual factors and Board and management discretion.

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Compensation Committee Interlocks and Insider Participation

We have not yet established a Compensation Committee. Our Board of Directors performs the functions that would be performed by a compensation committee. During the fiscal year ended December 31, 2023, none of our executive officers has served: (i) on the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our board of directors; (ii) as a director of another entity, one of whose executive officers served on the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of the registrant; or (iii) as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the company.

Compensation Committee Report

Our board of directors has reviewed and discussed the Compensation Discussion and Analysis in this report with management. Based on its review and discussion with management, the board of directors recommended that the Compensation Discussion and Analysis be included in this Current Report on Form 8-K for the year ended December 31, 2023. The material in this report is not deemed filed with the SEC and is not incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made on, before, or after the date of this Current Report on Form 8-K and irrespective of any general incorporation language in such filing.

Submitted by the board of directors:

Chan Sze Yu
Tan Tee Soo

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS RELATING TO UWMC

Other than as disclosed below, there are no transactions during our two most recent fiscal years ended December 31, 2023, and December 31, 2022, or the six months ended June 30, 2024, or any currently proposed transaction, in which our Company was or to be a participant and the amount exceeds the lesser of $120,000 or one percent of the average of our Company’s total assets at year end for our last two completed years, and in which any of our directors, officers or principal stockholders, or any other related person as defined in Item 404 of Regulation S-K, had or have any direct or indirect material interest.

From time to time, the following related parties advanced funds to the Company for capital expenditures and working capital purpose:

Name of related parties	Relationship	June 30, 2024	December 31, 2023	December 31, 2022
Chan Sze Yu	Director	$260,562	$133,308	-
Young Chi Kin, Eric	Major shareholder	$601,504	$529,879	$135,944
Fong Hiu Ching	Director of subsidiary	$148,242	$94,244	-
Wu Wai Kuen	Director of subsidiary	$620,422	$262,977	-

Those temporary advances are unsecured, non-interest bearing and have no fixed terms of repayment.

From time to time, our directors advanced funds to us for working capital purpose. Those advances are unsecured, non-interest bearing and have no fixed terms of repayment. During the year ended December 31, 2023, companies which are controlled by Lee Ying Chiu Herbert, our director advanced $231,806 and Chan Man Chung, our former executive officer and director advanced $0 to us, respectively. During the year ended December 31, 2022, companies which are controlled by Lee Ying Chiu Herbert, our former director advanced $1,462,877 and Chan Man Chung, our former executive officer and director advanced $10,400 to us, respectively.

On April 1, 2022, the Company entered into a Service Agreement (the “Service agreement”) with Marvel Digital Group Limited, a company controlled by Herbert Lee, its controlling shareholder, pursuant to which Marvel Digital Group Limited agreed to provide staffing and back-office services to the Company until the arrangement is terminated by the parties. During the year ended December 31, 2023 and 2022, the Company incurred the related management service fee of $0 and $1,260,553 respectively.

In July 2022, our former wholly-owned subsidiary Marvion Group Limited entered into a technical knowhow license and servicing agreement (the “Servicing Agreement”) with Total Chase Limited (“Total Chase”), a company controlled by Lee Ying Chiu Herbert, the former controlling shareholder of the Company, pursuant to which the Company engaged Total Chase to develop the technical knowhow during a three-year term. Total Chase is the parent company of Marvel Digital AI Limited (“MDAI”) that owns intellectual properties and provides technical development services to Total Chase. The technical knowhow consists of visual intelligence engine, speech recognition engine, text analytics engine, emotion recognition engine, motion recognition engine, AI agent creation engine, and metaverse development. Under the terms of the Servicing Agreement, the Company is required to pay to Total Chase an aggregate of $50 million for the development of technical knowhow. The consideration is payable in cash or cryptocurrencies. All MDAI’s proprietary items remained the sole and exclusive property of MDAI, Total Chase will grant the Company a perpetual, non-exclusive, paid-up license to use certain MDAI’s proprietary items.

We charged all related development costs to expenses as incurred and recognized as “Technology and development expenses” in the unaudited condensed consolidated statement of operations. During the year ended December 31, 2023, we incurred the related development fee of $0.

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We have not adopted policies or procedures for approval of related person transactions but review them on a case-by-case basis. We believe that all related party transactions were on terms at least as favorable as we would have secured in arm’s-length transactions with third parties. Except as set forth above, we have not entered into any material transactions with any director, executive officer, and promoter, beneficial owner of five percent or more of our common stock, or family members of such persons.

Director Independence

Though not a listed company, we intend to adhere to the corporate governance standards adopted by NASDAQ. NASDAQ rules require our Board to make an affirmative determination as to the independence of each director. Consistent with these rules, our Board conducted its annual review of director independence. During the review, our Board considered relationships and transactions since incorporation between each director or any member of her immediate family, on the one hand, and us and our subsidiaries and affiliates, on the other hand. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent. Based on this review, our Board determined that none of the current members of our Board are independent directors under the criteria established by NASDAQ and by our Board.

LEGAL PROCEEDINGS

We are not a party to any legal or administrative proceedings that we believe, individually or in the aggregate, would be likely to have a material adverse effect on our financial condition or results of operations.  We may from time to time become a party to various legal or administrative proceedings arising in the ordinary course of our business. There are no pending legal proceedings in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, is a party adverse to the Company or has a material interest adverse to the Company.

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Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities.

(a)  Market Information.

Shares of our common stock are quoted on the OTC Pink under the symbol “MVNC”. As of September 12, 2024, the last closing price of our securities was $0.0186.

The following table sets forth, for the fiscal quarters indicated, the high and low bid information for our common stock, as reported on the Pink Sheets. The following quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

Quarterly period	High	Low
Second Quarter June 30, 2024	$3.00	$0.0310
First Quarter March 31, 2024	$3.00	$1.20
Fiscal year ended December 31, 2023:
Fourth Quarter	$0.0012	$0.0005
Third Quarter	$0.0015	$0.0008
Second Quarter	$0.0016	$0.0008
First Quarter	$0.0024	$0.0014

Fiscal year ended December 31, 2022:
Fourth Quarter	$0.0030	$0.0016
Third Quarter	$0.0037	$0.0019
Second Quarter	$0.0050	$0.0026
First Quarter	$0.0680	$0.0039

(b)  Approximate Number of Holders of Common Stock

As of September 12, 2024, there were approximately 127 shareholders of record of our common stock. Such number does not include any shareholders holding shares in nominee or “street name”.

(c)  Dividends

Holders of our common stock are entitled to receive such dividends as may be declared by our board of directors. We paid no dividends during the periods reported herein, nor do we anticipate paying any dividends in the foreseeable future.

(d)  Equity Compensation Plan Information

The information in the section entitled “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT” is incorporated herein.

(e)  Recent Sales of Unregistered Securities

The information in Item 2.01 Completion of Acquisition or Disposition of Assets. is incorporated herein.

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DESCRIPTION OF SECURITIES

The following description summarizes the material terms of our capital stock as of the date of this registration statement. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description of our capital stock, you should refer to our Second Amended and Restated Articles of Incorporation and our Bylaws, and to the provisions of applicable Nevada law.

Common Stock

We are authorized to issue up to 270,000,000,000 shares of our common stock, par value $0.0001. Each share of common stock entitles the holder to one (1) vote on each matter submitted to a vote of our shareholders, including the election of Directors. There is no cumulative voting. Subject to preferences that may be applicable to any outstanding preferred stock, our Shareholders are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors. Shareholders have no preemptive, conversion or other subscription rights. There are no redemption or sinking fund provisions related to the common stock. In the event of liquidation, dissolution or winding up of the Company, our Shareholders are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

Preferred Stock

We are authorized to issue up to 30,000,000,000 shares of preferred stock, par value $0.0001, issuable in one or more series as may be determined by the Board. Preferred Stock may be issued from time to time in one or more series as determined by the Board of Directors in its sole discretion.

Series A Preferred Stock

On June 15, 2011, the Board has designated a class of Preferred Stock as the “Series A Preferred Stock,” par value $0.0001, with 10,000,000 authorized shares. Currently, holders of Series A Preferred Stock are: (i) not entitled to receive dividends or other distributions and no rights with respect to the liquidation of the Corporation; (ii) entitled to vote on all matters submitted to a vote of the shareholders together with the Common Stock holders with each one share of Series A Preferred Stock having 200 votes; (iii) not entitled to convert Series A Preferred Stock into shares of Common Stock unless approved by the Board of Directors.

Series B Preferred Stock

Effective March 20, 2017, the Board designated a class of Preferred Stock as the “Series B Preferred Stock,” par value $0.0001, with 1,000,000 authorized shares. On November 19, 2021, the terms of the Series B Preferred Stock were amended and restated so that holders of Series B Preferred Stock are: (i) not entitled to receive dividends or other distributions and no rights with respect to the liquidation of the Corporation; (ii) not entitled to vote on matters submitted to a vote of the shareholders; (iii) not entitled to convert Series B Preferred Stock into shares of Common or any other securities of the Company. The amended and restated terms were approved by the written consent of the majority holders of the Series B Preferred Stock on November 18, 2021.

Series C Convertible Preferred Stock

Effective March 14, 2018, the Board designated a class of Preferred Stock as the “Series C Convertible Preferred Stock,” par value $0.001, with 1 authorized share. Each one share of Series C Convertible Preferred Stock converts into 9.99% of the outstanding shares of common stock less the number of shares of common stock held by the holder; provided that any such optional conversion must involve the conversion of all of the holder’s shares of Series C Convertible Preferred Stock. No fractional shares of common stock are issuable upon conversion of the Series C Convertible Preferred Stock, and fractional shares shall be rounded up to the nearest whole common stock.

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Voting. Holders of Series C Convertible Preferred Stock are generally not allowed to vote on an “as converted” basis on matters submitted to holders of the common stock, or any class thereof.

Dividends. Holders of Series C Convertible Preferred Stock are not entitled to dividends.

Liquidation. In the case of distribution of assets upon liquidation, dissolution or winding up of the Corporation, holders of Series C Convertible Preferred Stock shall rank prior to the holders of common stock and junior to holders of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock.

Optional Redemption. The Corporation is not entitled to redeem shares of the Series C Convertible Preferred Stock.

Options

We have no options to purchase shares of our common stock or any other of our securities outstanding as of the date of this Prospectus.

Warrants

We have no warrants to purchase shares of our common stock or any other of our securities outstanding as of the date of this Prospectus.

Dividends

Holders of our common stock are entitled to receive such dividends as may be declared by our board of directors. We paid no dividends during the periods reported herein, nor do we anticipate declaring any dividends in the foreseeable future.

Transfer Agent and Registrar

Transfer Online Inc. located at 512 SE Salmon Street, Portland Oregon 97214, telephone number (503) 227-2950, facsimile (503) 227-6874, serves as our stock transfer agent.

Anti-takeover Effects of Our Amended and Restated Articles of Incorporation and Bylaws

Our Restated Articles of Incorporation and Bylaws contain certain provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of the Company or changing our board of directors and management. According to our bylaws and articles of incorporation, neither the holders of our common stock nor the holders of our preferred stock have cumulative voting rights in the election of our directors.

•	No Cumulative Voting. The Nevada Revised Statutes provide that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our Restated Articles of Incorporation and Bylaws do not provide for cumulative voting. The combination of the present ownership by a few stockholders of a significant portion of our issued and outstanding common stock and lack of cumulative voting makes it more difficult for other stockholders to replace our board of directors or for a third party to obtain control of the Company by replacing its board of directors.

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•	Issuance of “Blank Check” Preferred Stock. Our board of directors has the authority, without further action by the stockholders, to issue up to 30,000,000,000 shares of “blank check” preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock enables our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest, or otherwise;
•	Bylaws Amendments Without Stockholder Approval. Our Restated Articles provide our directors with the power to adopt, amend or repeal our bylaws without stockholder approval;
•	Broad Indemnity. We are permitted to indemnify directors and officers against losses that they may incur in investigations and legal proceedings resulting from their services to us, which may include services in connection with takeover defense measures. This provision may make it more difficult to remove directors and officers and delay a change in control of our management.

Anti-takeover Effects of Nevada Law

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, or NRS, generally prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; and extends beyond the expiration of the three-year period, unless:

•	the transaction was approved by the board of directors prior to the person becoming an interested stockholder or is later approved by a majority of the voting power held by disinterested stockholders, or
•	if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is generally defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, (c) 10% or more of the earning power or net income of the corporation, and (d) certain other transactions with an interested stockholder or an affiliate or associate of an interested stockholder.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 10% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Because we have less than 200 shareholders of record, these “business combination” provisions do not currently apply to us. Our Restated Articles of Incorporation state that we have elected not to be governed by the “business combination” provisions.

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Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS apply to “issuing corporations,” which are Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada. The control share statute prohibits an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Generally, once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right.

These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

The effect of the Nevada control share statutes is that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the disinterested stockholders at an annual or special meeting. The Nevada control share law, if applicable, could have the effect of discouraging takeovers of our company.

A corporation may elect to not be governed by, or “opt out” of, the control share provisions by making an election in its articles of incorporation or bylaws, provided that the opt-out election must be in place on the 10th day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above. Our Restated Articles of Incorporation state that we have elected not to be governed by the “control share” provisions.

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INDEMNIFICATION OF DIRECTORS AND OFFICERS

Subsection 7 of Section 78.138 of the Nevada Revised Statutes (the "Nevada Law") provides that, subject to certain very limited statutory exceptions, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer, unless it is proven that the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and such breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The statutory standard of liability established by Section 78.138 controls even if there is a provision in the corporation's articles of incorporation unless a provision in the Company's Articles of Incorporation provides for greater individual liability.

Subsection 1 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (any such person, a "Covered Person"), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Covered Person in connection with such action, suit or proceeding if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Law or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe the Covered Person's conduct was unlawful.

Subsection 2 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any Covered Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in the capacity of a Covered Person against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by the Covered Person in connection with the defense or settlement of such action or suit, if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Law or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the Company. However, no indemnification may be made in respect of any claim, issue or matter as to which the Covered Person shall have been adjudged by a court of competent jurisdiction (after exhaustion of all appeals) to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances the Covered Person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.7502 of the Nevada Law further provides that to the extent a Covered Person has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in Subsection 1 or 2, as described above, or in the defense of any claim, issue or matter therein, the corporation shall indemnify the Covered Person against expenses (including attorneys' fees) actually and reasonably incurred by the Covered Person in connection with the defense.

Subsection 1 of Section 78.751 of the Nevada Law provides that any discretionary indemnification pursuant to Section 78.7502 of the Nevada Law, unless ordered by a court or advanced pursuant to Subsection 2 of Section 78.751, may be made by a corporation only as authorized in the specific case upon a determination that indemnification of the Covered Person is proper in the circumstances. Such determination must be made (a) by the stockholders, (b) by the board of directors of the corporation by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (c) if a majority vote of a quorum of such non-party directors so orders, by independent legal counsel in a written opinion, or (d) by independent legal counsel in a written opinion if a quorum of such non-party directors cannot be obtained.

76

Subsection 2 of Section 78.751 of the Nevada Law provides that a corporation's articles of incorporation or bylaws or an agreement made by the corporation may require the corporation to pay as incurred and in advance of the final disposition of a criminal or civil action, suit or proceeding, the expenses of officers and directors in defending such action, suit or proceeding upon receipt by the corporation of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Subsection 2 of Section 78.751 further provides that its provisions do not affect any rights to advancement of expenses to which corporate personnel other than officers and directors may be entitled under contract or otherwise by law.

Subsection 3 of Section 78.751 of the Nevada Law provides that indemnification pursuant to Section 78.7502 of the Nevada Law and advancement of expenses authorized in or ordered by a court pursuant to Section 78.751 does not exclude any other rights to which the Covered Person may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his or her official capacity or in another capacity while holding his or her office. However, indemnification, unless ordered by a court pursuant to Section 78.7502 or for the advancement of expenses under Subsection 2 of Section 78.751 of the Nevada Law, may not be made to or on behalf of any director or officer of the corporation if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and were material to the cause of action. Additionally, the scope of such indemnification and advancement of expenses shall continue for a Covered Person who has ceased to be a director, officer, employee or agent of the corporation, and shall inure to the benefit of his or her heirs, successors, assigns, executors, and legal representatives.

Section 78.752 of the Nevada Law empowers a corporation to purchase and maintain insurance or make other financial arrangements on behalf of a Covered Person for any liability asserted against such person and liabilities and expenses incurred by such person in his or her capacity as a Covered Person or arising out of such person's status as a Covered Person whether or not the corporation has the authority to indemnify such person against such liability and expenses.

Our Restated Articles of Incorporation provide that the liability of our directors and officers shall be eliminated or limited to the fullest extent permitted by Nevada Law. In addition, our Restated Articles of Incorporation and our Bylaws also provide that we will indemnify our directors and may indemnify our other officers and employees and other agents to the fullest extent permitted by law. Our Restated Articles of Incorporation and Bylaws provide that the expenses of directors and officers of the Company incurred in defending any action, suit or proceeding, whether civil, criminal, administrative or investigative, must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the Company.

This limitation of liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

77

CHANGES in and Disagreements with Accountants on Accounting and Financial DISCLOSURE

None.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

3.1	Restated Articles of Incorporation (1)
3.2	Amended and Restated Certificate of Designation, Preferences and Rights of Series B Preferred Stock (2)
3.3	Certificate of Amendment to Restated Articles of Incorporation filed January 17, 2023 (3)
3.4	Certificate of Amendment to Restated Articles of Incorporation filed April 23, 2024 (3)
3.5	Bylaws (1)
4.1	Specimen certificate evidencing shares of Common Stock (1)
4.2	Description of Securities *
10.1	Stock Purchase Agreement, dated August 15, 2024, by and between Marvion Inc., United Warehouse Management Corp., a British Virgin Island corporation, and the shareholders of United Warehouse Management Corp. (4)
10.2	Form of Promissory Note made by Marvion Inc. in favor of Chan Sze Yu. (4)
10.3	Form of Promissory Note made by Marvion Inc. in favor of Fong Hiu Ching. (4)
10.4	Form of Promissory Note made by Marvion Inc. in favor of Young Chi Kin Eric. (4)
10.5	Share Exchange Agreement Version 2021001 posted and available for public on 18 October, 2021 on http://www.marvion.media (1)
10.6	Confirmation dated October 18, 2021 by and among Lee Ying Chiu Herbert, So Han Meng Julian and Bonanza Goldfields Corp. (1)
10.7	Lease, dated April 1, 2024, by and between Giant Winner Limited and United Warehouse Management Limited covering 80,000 sq. ft.*
10.8	Lease, dated July 12, 2023, by and between Cheung Shun Shui and United Warehouse Management Limited*
10.9	Marvion Inc. 2023 Incentive Stock Plan (5)
21	Subsidiaries*
31.1	Certification of Chief Executive Officer and Chief Financial Officer Pursuant to Rule 13a-14(a) and Rule 15d-14(a) of the Securities Exchange Act of 1934, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 *
32.1	Certification of Chief Executive Officer and Chief Financial Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 *
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document *
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document *
101.INS	Inline XBRL Instance Document (the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document) *
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document *
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document *
101.SCH	Inline XBRL Taxonomy Extension Schema Document *
104	Cover Page Interactive Data File (formatted in inline XBRL, and included in exhibit 101).

_______________________

*	Filed Herewith.

(1)	Incorporated by reference to the Exhibits to the Registration Statement on Form 10 filed with the Securities and Exchange Commission on October 26, 2021.
(2)	Incorporated by reference to the Exhibits to the Registration Statement on Form 10 filed with the Securities and Exchange Commission on December 14, 2021.
(3)	Incorporated by reference to the Exhibits to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 14, 2024.
(4)	Incorporated by reference to the Exhibits to the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 15, 2024.
(5)	Incorporated by reference to the Exhibit 99.1 to the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on September 21, 2023.

78

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MARVION INC.

Date: September 13, 2024	By:	/s/ Chan Sze Yu.
Chan Sze Yu, Chief Executive Officer, Chief Financial Officer and Secretary

79

UNITED WAREHOUSE MANAGEMENT CORP. AND SUBSIDIARIES

F-1

UNITED WAREHOUSE MANAGEMENT CORP. AND SUBSIDIARIES

UNAUDITED CONDENSED COMBINED BALANCE SHEETS

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	As of
	June 30, 2024	December 31, 2023

ASSETS
Current assets:
Cash and cash equivalents	$332,333	$120,319
Accounts receivable, net of $0 allowance	167,270	74,263
Prepayments and other current assets	1,537	1,537
Total current assets	501,140	196,119

Non-current assets:
Property, plant and equipment, net	765,146	764,371
Construction in progress	1,198,765	886,896
Right of use assets, net	1,297,721	1,357,270
Total non-current assets	3,261,632	3,008,537

TOTAL ASSETS	$3,762,772	$3,204,656

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$–	$57,243
Accrued liabilities and other payables	339,278	120,779
Construction payable	320,200	639,751
Lease liabilities, current portion	94,578	88,816
Amounts due to directors	1,630,730	1,020,409
Income tax payable	50,983	17,420
Total current liabilities	2,435,769	1,944,418

Non-current liabilities:
Lease liabilities	1,297,215	1,345,094
Total non-current liabilities	1,297,215	1,345,094

TOTAL LIABILITIES	3,732,984	3,289,512

Commitments and contingencies	–	–

STOCKHOLDERS’ EQUITY (DEFICIT)
Ordinary share, $1 par value; 50,000 shares authorized; 4,000 shares issued at June 30, 2024 and December 31, 2023, respectively*	4,000	4,000
Accumulated other comprehensive income	216	61
Retained earnings (accumulated deficit)	25,572	(88,917)

Stockholders’ equity (deficit)	29,788	(84,856)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$3,762,772	$3,204,656

* The shares amounts are presented on a retroactive basis.

See accompanying notes to unaudited condensed combined financial statements.

F-2

UNITED WAREHOUSE MANAGEMENT CORP.

UNAUDITED CONDENSED COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(Currency expressed in United States Dollars (“US$”))

	Six Months ended June 30,
	2024	2023

Revenue, net	$629,318	$194,105

Cost of revenue	(323,361)	(92,782)

Gross profit	305,957	101,323

Operating expenses:
General and administrative expenses	(158,939)	(86,873)
Total operating expenses	(158,939)	(86,873)

Other income (expenses):
Interest income	985	312
Total other income, net	985	312

INCOME BEFORE INCOME TAXES	148,003	14,762

Income tax expenses	(33,514)	–

NET INCOME	114,489	14,762

Other comprehensive income:
– Foreign currency adjustment gain	155	358

COMPREHENSIVE INCOME	$114,644	$15,120

See accompanying notes to unaudited condensed combined financial statements.

F-3

UNITED WAREHOUSE MANAGEMENT CORP.

UNAUDITED CONDENSED COMBINED STATEMENTS OF CASH FLOWS

(Currency expressed in United States Dollars (“US$”)

	Six Months ended June 30,
	2024	2023

Cash flows from operating activities:
Net income	$114,489	$14,762
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property, plant and equipment	38,110	–
Amortization of right-of use assets	59,555	–
Interest expenses on lease liabilities	(40,728)	–

Change in operating assets and liabilities:
Accounts receivable	(93,007)	–
Accounts payable	(57,243)	27,235
Accrued liabilities and other payables	44,310	(174)
Income tax payable	33,514	–
Right-of-use assets and lease liabilities	(1,395)	–
Net cash provided by operating activities	97,605	41,823

Cash flows from investing activities:
Capital expenditures	(496,116)	–
Net cash used in investing activities	(496,116)	–

Cash flows from financing activities:
Advances from (repayments to) directors	610,321	(51,100)
Net cash provided by (used in) financing activities	610,321	(51,100)

Foreign currency translation adjustment	204	358

Net change in cash and cash equivalents	212,014	(8,919)

BEGINNING OF PERIOD	120,319	52,633

END OF PERIOD	$332,333	$43,714

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for income taxes	$–	$–
Cash paid for interest	$–	$–

See accompanying notes to unaudited condensed combined financial statements.

F-4

UNITED WAREHOUSE MANAGEMENT CORP.

UNAUDITED CONDENSED COMBINED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	Ordinary Share		Accumulated other comprehensive income	Retained earnings (accumulated	Total stockholders’
	No. of shares*	Amount	(loss)	deficit)	equity (deficit)

Balance as of December 31, 2022	4,000	$4,000	$31	$(98,261)	$(94,230)

Foreign currency translation adjustment	–	–	358	–	358
Net income for the period	–	–	–	14,762	14,762

Balance as of June 30, 2023	4,000	$4,000	$389	$(83,499)	$(79,110)

Balance as of December 31, 2023	4,000	$4,000	$61	$(88,917)	$(84,856)

Foreign currency translation adjustment	–	–	155	–	155
Net income for the period	–	–	–	114,489	114,489

Balance as of June 30, 2024	4,000	$4,000	$216	$25,572	$29,788

* The shares amounts are presented on a retroactive basis.

See accompanying notes to unaudited condensed combined financial statements.

F-5

UNITED WAREHOUSE MANAGEMENT CORP.

Notes to Unaudited Condensed Combined Financial Statements

FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2023

(Currency expressed in United States Dollars (“US$”), except for number of shares)

1.       DESCRIPTION OF BUSINESS AND ORGANIZATION

United Warehouse Management Corp. (the “Company”) was incorporated in the British Virgin Islands on August 1, 2024.

The Company has actively involved with financial consulting services to the customers in the facilitation of the placement of financing solutions among different credit institutions in Hong Kong. Since early 2023, the Company has started to build and develop its own warehouse facilities and engaged in logistics and warehousing services in Hong Kong.

Pursuant to its Memorandum of Association, the authorized capital amounted to $50,000 representing 50,000 ordinary shares with a par value of $1 at its inception. As of the date of filing, the Company has 4,000 ordinary shares issued and outstanding.

Description of subsidiaries incorporated and controlled by the Company:

Name	Background		Ownership
United Warehouse Management Limited (“UWM HK”)	•	Hong Kong company	100% owned by the Company
	•	Incorporated on May 3, 2023
	•	Issued and outstanding 10,000 ordinary shares for HK$10,000
	•	Provision of storage service

KSK Logistics Limited (“KSK”)	•	Hong Kong company	100% owned by the Company
	•	Incorporated on July 11, 2023
	•	Issued and outstanding 1 ordinary share for HK$1
	•	Provision of logistics service

Propose Enterprise Limited (“PEL”)	•	Hong Kong company	100% owned by the Company
	•	Incorporated on June 10, 2010
	•	Issued and outstanding 100 ordinary shares for HK$100
	•	Provision of financial consulting service

The Company and its subsidiaries are hereinafter referred to as (the “Company”).

Reorganization

Since August 2024, the Company completed several transactions for the purpose of a group reorganization.

Prior to a group reorganization, UWM HK, KSK and PEL were held by certain shareholders. Upon completion of the reorganization, these entities became 100%-owned subsidiary of the Company under the common control of Mr. Chan Yu Sze (“Mr. Chan”).

F-6

During the periods presented in these unaudited condensed combined financial statements, the control of these entities has been demonstrated by the Company, as if the reorganization had taken place at the beginning of the earlier date presented. Accordingly, the combination has been treated as a corporate restructuring of entities under common control and thus the current capital structure has been retroactively presented in prior periods as if such structure existed at that time and in accordance with ASC 805-50-45-5, the entities under common control are presented on a combined basis for all periods to which such entities were under common control. The combination of the Company and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying unaudited condensed combined financial statements.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying unaudited condensed combined financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the accompanying unaudited condensed combined financial statements and notes.

•	Basis of Presentation

These accompanying unaudited condensed combined financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”) for interim financial information pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary to make the financial statements not misleading have been included. Operating results for the period ended June 30, 2024 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2024.

•	Use of Estimates and Assumptions

In preparing these unaudited condensed combined financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the unaudited condensed combined balance sheet and revenues and expenses during the periods reported. Actual results may differ from these estimates. If actual results significantly differ from the Company’s estimates, the Company’s financial condition and results of operations could be materially impacted. Significant estimates in the period include the expected credit losses on accounts receivable, valuation and useful lives of property, plant and equipment, depreciation and amortization right-of-use assets and income tax expense.

•	Basis of Consolidation

The unaudited condensed combined financial statements include the accounts of the Company and its subsidiaries. All significant inter-company balances and transactions within the Company have been eliminated upon consolidation.

•	Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the unaudited condensed combined statement of operations and comprehensive income.

F-7

The reporting currency of the Company is United States Dollar ("US$") and the accompanying financial statements have been expressed in US$. In addition, the Company is operating in Hong Kong and maintains its books and record in its local currency, Hong Kong Dollars (“HKD”), which is its functional currency, being the primary currency of the economic environment in which its operations are conducted. In general, assets and liabilities are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Shareholders’ deficit is translated using the historical rates. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income within the statements of changes in stockholder’s equity (deficit).

Translation of amounts from HKD into US$ has been made at the following exchange rates for the six months ended June 30, 2024 and 2023:

	June 30, 2024	June 30, 2023
Period-end HKD:US$ exchange rate	7.8076	7.8078
Period average HKD:US$ exchange rate	7.8186	7.8303

•	Cash and Cash Equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

•	Accounts Receivable

Accounts receivable are recorded at the gross billing amounts due from customers, less an allowance for expected credit losses. Accounts receivable do not bear interest and are considered overdue after 30 days from the date of invoices. The Company regularly assesses the expected credit losses for accounts receivable based on assessments of the recoverability of the accounts receivable and individual account analysis, including the current creditworthiness and the past collection history of each customer and current economic industry trends. Impairments arise when there is objective evidence indicating that the balances may not be collectible. The identification of bad and doubtful debts, in particular of a loss event, requires the use of judgment and estimates, which involve the estimates of specific losses on individual exposures, as well as a provision on historical trends of collections. Based on analysis of customers’ credit and ongoing relationship, management makes conclusions about whether any balances outstanding at the end of the period will be deemed non-collectible on an individual basis and on aging analysis basis. The allowance for expected credit losses is recorded against accounts receivables balances, with a corresponding charge recorded in the unaudited condensed combined statements of operations and comprehensive income. Delinquent account balances are written off against the allowance for expected credit losses after management has determined that the likelihood of collection is not probable.

As of June 30, 2024 and December 31, 2023, no allowance for expected credit losses is recorded as the Company considers all of the outstanding accounts receivable fully collectible in the foreseeable future.

•	Property, Plant and Equipment

Property, plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

Expected useful life
Warehouse facilities	Over the shorter of 12 years or lease term
Motor vehicle	3 years

F-8

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred. Expenditures for major renewals and betterment which substantially extend the useful life of assets are capitalized. The cost and related accumulated depreciation of assets retired or sold are removed from the respective accounts, and any gain or loss is recognized in the statements of income and other comprehensive income in other income or expenses.

Depreciation expense for the six months ended June 30, 2024 and 2023 totaled $38,110 and $0, respectively.

•	Impairment of Long-lived Assets

In accordance with the provisions of ASC Topic 360, Impairment or Disposal of Long-Lived Assets, all long-lived assets such as property, plant and equipment and construction in progress owned and held by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of an asset to its estimated future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets. There was no impairment of long-lived assets identified for the six months ended June 30, 2024 and 2023.

•	Revenue Recognition

The Company adopted Accounting Standards Update ("ASU") No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”). Under ASU 2014-09, the Company recognizes revenue when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services.

The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements:

•	identify the contract with a customer;
•	identify the performance obligations in the contract;
•	determine the transaction price;
•	allocate the transaction price to performance obligations in the contract; and
•	recognize revenue as the performance obligation is satisfied.

Revenue is recognized when the Company satisfies its performance obligation under the contract by transferring the promised product to its customer that obtains control of the product and collection is reasonably assured. A performance obligation is a promise in a contract to transfer a distinct product or service to a customer. Most of the Company’s contracts have a single performance obligation, and such fees are billed to the customer when the performance obligation is satisfied. The Company recognizes such revenue in the period when the amounts are determined to be fixed and the performance obligation is satisfied as the Company completes the obligations.

Revenue is measured as the amount of consideration the Company expects to receive in exchange for transferring products or providing services. As such, revenue is recorded net of returns, allowances, customer discounts, and incentives. Sales taxes and other taxes are excluded from revenues.

Upon the development of new warehouse building in October 2023, the Company focuses on the provision of logistic and warehousing services to the customers through the storage of merchandise in its warehouse facilities, as well as packaging and delivery and transportation services from its warehouse to domestic destinations designated by the customers.

F-9

Logistic services

Revenues from logistic solution services to the customers, in which such local transportation, delivery and packaging services are recognized at the time the merchandise is packed and shipped by the Company to domestic destinations designed by the customers. Generally, the Company bills the invoices monthly and collects the receivable in a credit term of 30 days.

Warehousing services

Revenues generating from storage services are recognized ratably over the term of the contract or arrangement, as the Company performs contractual obligations through continuous transfer of control to the customers, and they could simultaneously receive and consume the benefits of the Company’s performance as it occurs. The Company generally invoices customers monthly at the end of each month in arrear for services performed during the month. The performance obligation is satisfied when the services are performed. Warehousing contracts typically consist of ongoing storage service in a term of 1-6 years, subject to renewal option.

Financial consulting services

The Company also provides financial consulting services to the customers, and generally invoices customers when the performance obligation is satisfied. The duration of the service period is short, usually within 3 months. Transaction prices of financial consulting services to be rendered are typically based on contracted rates. The Company earns the fee arising from the facilitation of the placement of financing solutions with different credit institutions, which is recognized at a point in time when the service is completed and delivered to the customer.

The Company is acting as a principal in providing aforementioned services and accordingly recognizes revenue on a gross basis as the Company determines the price and selects carriers or service providers at its own discretion.

Disaggregation of Revenue

The following table summarizes revenue from contracts with customers, disaggregated by revenue source and the related segments, for the six months ended June 30, 2024 and 2023:

		Six Months ended December 31,
Types of segments/revenue sources	Time of recognition	2024	2023

Supply chain segment:
Logistic services	At a point in time	$263,709	$–
Warehousing services	Over time	268,591	–
		532,300	–
Financial segment:
Financial consulting services	At a point in time	97,018	194,105

		$629,318	$194,105

F-10

•	Leases

The Company adopts the FASB Accounting Standards Update (“ASU”) 2016-02 “Leases (Topic 842).” For all periods presented. This standard requires lessees to recognize lease assets (“right-of-use”) and related lease obligations (“lease liabilities”) on the unaudited condensed combined balance sheet for leases with terms in excess of twelve months. For lease terms of twelve months or fewer, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities.

The Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets and operating lease liabilities in the unaudited condensed combined balance sheets. Finance leases are included in finance lease ROU assets and finance lease liabilities in the unaudited condensed combined balance sheets.

ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating lease and finance lease ROU assets and liabilities are recognized, based on the present value of lease payments over the lease term discounted using the rate implicit in the lease. In cases where the implicit rate is not readily determinable, the Company uses its incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The incremental borrowing rate is the rate that the Company would have to pay to borrow, on a collateralized basis, an amount equal to the lease payments, in a similar economic environment and over a similar term. The Company depreciated the ROU assets on a straight-line basis from the lease commencement date to the earlier of the end of the useful life of the ROU assets or the end of the lease term. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

All of the Company’s real estate leases are classified as operating leases and there was no lease with a duration of twelve months or less.

•	Income Taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, Income Taxes (“ASC 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the periods in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their unaudited condensed combined financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the unaudited condensed combined financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

For the six months ended June 30, 2024 and 2023, the Company did not have any interest and penalties associated with tax positions. As of June 30, 2024 and December 31, 2023, the Company did not have any significant unrecognized uncertain tax positions.

The Company is subject to tax in local and foreign jurisdictions. As a result of its business activities, the Company files tax returns that are subject to examination by the relevant tax authorities.

F-11

•	Comprehensive Income

ASC Topic 220, “Comprehensive Income”, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income, as presented in the accompanying unaudited condensed combined statements of changes in stockholders’ equity, consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

•	Segment Reporting

Accounting Standard Codification (“ASC”) Topic 280, Segment Reporting establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about geographical areas, business segments and major customers in financial statements. Currently, the Company operates in two business segments in Hong Kong.

•	Related Parties

The Company follows the ASC 850-10, Related Party for the identification of related parties and disclosure of related party transactions.

Pursuant to section 850-10-20 the related parties include a) affiliates of the Company; b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of section 825–10–15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and Income-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. The disclosures shall include: a) the nature of the relationship(s) involved; b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d) amount due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

•	Commitments and Contingencies

The Company follows the ASC 450-20, Commitments to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

F-12

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

•	Fair Value of Measurement

The Company follows the guidance of the ASC Topic 820-10, Fair Value Measurements and Disclosures (“ASC 820-10”), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

Level 1	Inputs are based upon unadjusted quoted prices for identical instruments traded in active markets;

Level 2	Inputs are based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques (e.g. Black-Scholes Option-Pricing model) for which all significant inputs are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Where applicable, these models project future cash flows and discount the future amounts to a present value using market-based observable inputs; and

Level 3	Inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques, including option pricing models and discounted cash flow models.

The carrying amounts of the Company’s financial assets and liabilities, such as cash and cash equivalents, accounts receivable, prepayments and other current assets, accounts payable, amounts due to directors, accrued liabilities and other payables and construction payable approximate their fair values because of the short maturity of these instruments.

•	Recent Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standard Board (“FASB”) or other standard setting bodies and adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on its financial position or results of operations upon adoption.

In November 2023, the FASB issued ASU No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (“ASU 2023-07”), which is intended to improve reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses. The disclosures requirements included in ASU 2023-07 are required for all public entities, including those with a single reportable segment. ASU 2023-07 is effective for annual periods beginning after December 15, 2024, on a retrospective basis, and early adoption is permitted. The Company is currently evaluating the potential impact of ASU 2023-07 on its unaudited condensed combined financial statements.

F-13

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 720): Improvements to Income Tax Disclosures (“ASU 2023-09”), which prescribes standard categories for the components of the effective tax rate reconciliation and requires disclosure of additional information for reconciling items meeting certain quantitative thresholds, requires disclosure of disaggregated income taxes paid, and modifies certain other income tax-related disclosures. ASU 2023-09 is effective for annual periods beginning after December 15, 2024 and allows for adoption on a prospective basis, with a retrospective option. The Company is currently evaluating the potential impact of the adoption of ASU 2023-09 on its unaudited condensed combined financial statements.

In March 2024, the FASB issued ASU No. 2024-02, Codification Improvements-Amendments to Remove References to the Concepts Statements (“ASU 2024-02”). The amendments in this Update affect a variety of Topics in the Codification. The amendments apply to all reporting entities within the scope of the affected accounting guidance. This update contains amendments to the Codification that remove references to various Concepts Statements. In most instances, the references are extraneous and not required to understand or apply the guidance. In other instances, the references were used in prior statements to provide guidance in certain topical areas. ASU 2024-02 is effective for public business entities for fiscal years beginning after December 15, 2024. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2025. Early adoption is permitted for both interim and annual financial statements that have not yet been issued or made available for issuance. The Company is currently evaluating the potential impact of the adoption of ASU 2024-02 on its unaudited condensed combined financial statements.

Except for the above-mentioned pronouncements, there are no new recently issued accounting standards that will have a material impact on the unaudited condensed combined balance sheets, statements of operations and comprehensive income and cash flows.

3.       GOING CONCERN UNCERTAINTIES

The accompanying unaudited condensed combined financial statements have been prepared using going concern basis of accounting, which contemplates the realization of assets and the satisfaction of liabilities in the ordinary course of business.

As of June 30, 2024, the Company suffered from working capital deficit of $1,934,629. The Company has funded its operations and capital expenditure primarily through its stockholders. The continuation of the Company as a going concern is dependent upon improving the profitability and the continued financial support from its stockholders. Management believes the existing stockholders will provide the additional cash to meet with the Company’s obligations as they become due. However, there is no assurance that the Company will be successful in securing sufficient funds to sustain the operations.

These raise substantial doubt about the Company’s ability to continue as a going concern. These unaudited condensed combined financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets and liabilities that may result in the Company not being able to continue as a going concern.

4.       CONSTRUCTION IN PROGRESS

The development costs of $1,198,765 for warehouse building not yet placed into service are capitalized as construction in progress on the unaudited condensed combined balance sheets and is not depreciated until ready for service. Once placed into operating service, the building will be depreciated on a straight-line basis over its estimated useful life which generally 12 years, based on the lease term of the leasehold land.

This warehouse building is expected to be placed for service in October 2024.

F-14

5.       LEASE

Operating lease right-of-use (“ROU”) assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Generally, the implicit rate of interest (“discount rate”) in arrangements is not readily determinable and the Company utilizes its incremental borrowing rate in determining the present value of lease payments. The Company’s incremental borrowing rate is a hypothetical rate based on its understanding of what its credit rating would be. The operating lease ROU asset includes any lease payments made and excludes lease incentives.

The Company has entered into commercial operating leases with various third parties for the use of leasehold land in Hong Kong. These leases have original terms ranges from 6 to 12 years. These operating leases are included in “Right-of-use Assets” on the unaudited condensed combined balance sheet and represent the Company’s right to use the underlying assets during the lease term. The Company’s obligation to make lease payments are included in “Lease liabilities” on the unaudited condensed combined balance sheets.

Supplemental balance sheet information related to operating leases was as follows:

	As of
	June 30, 2024	December 31, 2023
Operating lease:
Right-of-use asset, net	$1,297,721	$1,357,270

Lease liabilities:
Current lease liabilities	$94,578	$88,816
Non-current lease liabilities	1,297,215	1,345,094

Total lease liabilities	$1,391,793	$1,433,910

Operating lease expense for the six months ended June 30, 2024 and 2023 was $59,555 and $0, respectively.

Other supplemental information about the Company’s operating lease as of:

	June 30, 2024	December 31, 2023
Weighted average discount rate	5.75%	5.75%
Weighted average remaining lease term (years)	11.36	11.84

Operating lease commitments:

The following table summarizes the future minimum lease payments due under the Company’s operating leases in the next five years, as of June 30, 2024:

Years ending December 31,
2024 (remaining six months)	$86,070
2025	172,140
2026	172,140
2027	172,139
2028	172,139
Thereafter	1,125,053
Total minimum finance lease liabilities payment	1,899,681
Less: imputed interest	(507,888)

Future minimum lease liabilities	$1,391,793

F-15

6.       AMOUNTS DUE TO DIRECTORS

As of June 30, 2024 and December 31, 2023, the amounts represented temporary advances made by a director to the Company for capital expenditure and working capital purpose, which was unsecured, interest-free and repayable on demand. The balance was $1,630,730 and $1,020,409 as of June 30, 2024 and December 31, 2023, respectively.

7.       STOCKHOLDERS’ DEFICIT

Authorized Shares

The Company’s authorized shares are 50,000 ordinary shares with a par value of $1 per share.

Issued and outstanding shares

At the date of filing, the Company has 4,000 ordinary shares issued and outstanding.

8.        INCOME TAX

The provision for income taxes consisted of the following:

	Six Months ended June 30,
	2024	2023
Current tax	$33,514	$–
Deferred tax	–	–

Income tax expenses	$33,514	$–

The effective tax rate in the periods presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rate. The Company mainly operates in Hong Kong that is subject to taxes in the jurisdictions in which they operate, as follows:

BVI

Under the current BVI law, the Company is not subject to tax on income.

F-16

Hong Kong

The Company and subsidiaries operating in Hong Kong is subject to the Hong Kong Profits Tax at the two-tiered profits tax rates from 8.25% to 16.5% on the estimated assessable profits arising in Hong Kong during the current year, after deducting a tax concession for the tax year. The reconciliation of income tax expense to income at applicable tax rates for the six months ended June 30, 2024 and 2023 is as follows:

	Six Months ended June 30,
	2024	2023
Income before income taxes	$148,003	$14,762
Statutory income tax rate	16.5%	16.5%
Income tax expense at statutory rate	24,420	2,436
Tax effect of non-taxable items	(163)	(2,436)
Tax effect of non-deductible items	9,257	–
Income tax expense	$33,514	$–

9.       RELATED PARTY TRANSACTIONS

From time to time, the directors of the Company advanced funds to the Company for capital expenditures and working capital purpose. Those temporary advances are unsecured, non-interest bearing and have no fixed terms of repayment.

Apart from the transactions and balances detailed elsewhere in these accompanying financial statements, the Company has no other significant or material related party transactions during the periods presented.

10.       CONCENTRATIONS OF RISK

The Company is exposed to the following concentrations of risk:

(a)       Major customers

For the six months ended June 30, 2024 and 2023, the individual customers who accounted for 10% or more of the Company’s revenues and its outstanding receivable balances at period-end dates, are presented as follows:

	Six months ended June 30, 2024		June 30, 2024
Customer	Revenues	Percentage of revenues	Accounts receivable
Customer A	$268,591	42.68%	$44,828
Customer B	$209,916	42.68%	$79,627

F-17

	Six months ended June 30, 2023		June 30, 2023
Customer	Revenues	Percentage of revenues	Accounts receivable
Customer A	$–	-%	$–
Customer B	$–	-%	$–
Customer C	$94,291	48.58%	$–
Customer D	$63,470	32.70%	$–
Customer E	$33,282	17.15%	$–

These customers are located in Hong Kong.

(b)       Major vendor

For the six months ended June 30, 2024 and 2023, the individual vendors who accounted for 10% or more of the Company’s direct operating cost and its outstanding payable balances at period-end dates, are presented as follows:

	Six months ended June 30, 2024		June 30, 2024
Vendor	Cost of Revenues	Percentage of cost of revenue	Accounts payable
Vendor A	$76,740	22.90%	$–

	Six months ended June 30, 2023		June 30, 2023
	Cost of Revenues	Percentage of cost of revenue	Accounts payable
Vendor A	$33,277	35.87%	$–
Vendor B	$27,227	29.35%	27,235

These vendors are located in Hong Kong.

(c)	Credit risk

Financial instruments that potentially subject the Company to credit risk consist of cash and cash equivalents and accounts receivable. Cash equivalents are maintained with high credit quality institutions in Hong Kong, the composition and maturities of which are regularly monitored by the management. The Hong Kong Deposit Protection Board pays compensation up to a limit of HK$500,000 (equal to $64,040) if the bank in Hong Kong with which an individual/a company hold its eligible deposit fails.

(d)	Economic and political risk

The Company’s major operations are conducted in Hong Kong. Accordingly, the political, economic, and legal environments in Hong Kong, as well as the general state of Hong Kong’s economy may influence the Company’s business, financial condition, and results of operations.

F-18

(e)	Exchange rate risk

The Company cannot guarantee that the current exchange rate will remain steady; therefore there is a possibility that the Company could post the same amount of profit for two comparable periods and because of the fluctuating exchange rate actually post higher or lower profit depending on exchange rate of HKD converted to US$ on that date. The exchange rate could fluctuate depending on changes in political and economic environments without notice.

11.       COMMITMENTS AND CONTINGENCIES

From time to time, the Company may be involved in various legal proceedings and claims in the ordinary course of business. The Company currently is not aware of any legal proceedings or claims that it believes will have, individually or in the aggregate, a material adverse effect on its business, financial condition, operating results, or cash flows.

As of June 30, 2024, the Company did not have any significant commitments and contingencies involved, except for the below:

Land Leases

In July 2023, the Company commenced several long-term leases in the use of leasehold land to develop its own warehouse facilities. These leases cover 80,000 square feet, in aggregate, for an initial term of 6 years, including a renewal option of additional 6 years upon expiry.

12.       SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after June 30, 2024, up through the date the Company issued the unaudited condensed combined financial statements. The Company has the following material recognizable subsequent events:

On August 15, 2024, the Company, its shareholders and Marvion Inc., a Nevada corporation (“MVNC”) entered into a Share Exchange Agreement (the “SEA”) pursuant to which the shareholders of the Company agreed to transfer to their 4,000 ordinary shares, constituting all of the issued and outstanding securities of the Company, in exchange for 148,148,150 shares of the common stock of MVNC, par value $0.0001 per share (the “Acquisition”).

F-19

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of

United Warehouse Management Corp.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of United Warehouse Management Corp. (the ‘Company’) as of December 31, 2023, and 2022, and the related consolidated statements of operations and comprehensive income / (loss), changes in stockholders’ deficit and cash flows for each of the two years ended December 31, 2023, and 2022, and the related notes (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2023, and 2022, and the results of its operations and its cash flows for each of the two years ended December 31, 2023, and 2022, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3, the Company suffered an accumulated deficit of $(88,917), negative working capital of $(1,748,299). These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regards to these matters are also described in Note 3 to the financial statements. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. Communication of critical audit matters does not alter in any way our opinion on the financial statements taken as a whole and we are not, by communicating the critical audit matters, providing separate opinions on the critical audit matter or on the accounts or disclosures to which they relate. We do not have a critical audit matter to communicate as of December 31, 2023.

/S/ Olayinka Oyebola

OLAYINKA OYEBOLA & CO.

(Chartered Accountants)

Lagos, Nigeria

We have served as the Company’s auditor since 2024.

September 13, 2024

F-20

UNITED WAREHOUSE MANAGEMENT CORP. AND SUBSIDIARIES

COMBINED AND CONSOLIDATED BALANCE SHEETS

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	As of December 31,
	2023	2022

ASSETS
Current assets:
Cash and cash equivalents	$120,319	$52,633
Accounts receivable, net	74,263	–
Prepayments and other current assets	1,537	–
Total current assets	196,119	52,633

Non-current assets:
Property, plant and equipment, net	764,371	–
Construction in progress	886,896	–
Right of use assets, net	1,357,270	–
Total non-current assets	3,008,537	–

TOTAL ASSETS	$3,204,656	$52,633

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$57,243	$–
Accrued liabilities and other payables	120,779	10,919
Construction payable	639,751	–
Lease liabilities, current portion	88,816	–
Amounts due to directors	1,020,409	135,944
Income tax payable	17,420	–
Total current liabilities	1,944,418	146,863

Non-current liabilities
Lease liabilities	1,345,094	–
Total non-current liabilities	1,345,094	–

TOTAL LIABILITIES	3,289,512	146,863

Commitments and contingencies	–	–

STOCKHOLDERS’ DEFICIT
Ordinary share, $1 par value; 50,000 shares authorized; 4,000 shares issued at December 31, 2023 and 2022, respectively*	4,000	4,000
Accumulated other comprehensive income	61	31
Accumulated deficit	(88,917)	(98,261)

Stockholders’ deficit	(84,856)	(94,230)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$3,204,656	$52,633

* The shares amounts are presented on a retroactive basis.

See accompanying notes to combined financial statements.

F-21

UNITED WAREHOUSE MANAGEMENT CORP.

COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(Currency expressed in United States Dollars (“US$”))

	Years ended December 31,
	2023	2022

Revenue, net	$659,526	$287,956

Cost of revenue	(377,891)	(171,665)

Gross profit	281,635	116,291

Operating expenses:
General and administrative expenses	(255,507)	(130,003)
Total operating expenses	(255,507)	(130,003)

Other income (expenses):
Interest income	592	49
Other income	–	3,065
Total other income, net	592	3,114

INCOME (LOSS) BEFORE INCOME TAXES	26,720	(10,598)

Income tax expenses	(17,376)	–

NET INCOME (LOSS)	9,344	(10,598)

Other comprehensive income:
– Foreign currency adjustment gain	30	88

COMPREHENSIVE INCOME (LOSS)	$9,374	$(10,510)

See accompanying notes to combined financial statements.

F-22

UNITED WAREHOUSE MANAGEMENT CORP.

COMBINED STATEMENTS OF CASH FLOWS

(Currency expressed in United States Dollars (“US$”)

	Years ended March 31,
	2023	2022

Cash flows from operating activities:
Net income (loss)	$9,344	$(10,598)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation of property, plant and equipment	21,783	–
Amortization of right-of use assets	58,186	–
Interest expenses on lease liabilities	2,335	–

Change in operating assets and liabilities:
Accounts receivable	(74,263)	–
Prepayments and other current assets	(1,537)	–
Accounts payable	57,243	–
Accrued liabilities and other payables	109,860	389
Income tax payable	17,376	–
Right-of-use assets and lease liabilities	(2,979)	–
Net cash provided by (used in) operating activities	197,348	(10,209)

Cash flows from investing activities:
Capital expenditures	(1,014,201)	–
Net cash used in investing activities	(1,014,201)	–

Cash flows from financing activities:
Advances from (repayments to) directors	884,465	(26,694)
Net cash used in financing activities	884,465	(26,694)

Foreign currency translation adjustment	74	88

Net change in cash and cash equivalents	67,686	(36,815)

BEGINNING OF YEAR	52,633	89,448

END OF YEAR	$120,319	$52,633

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for income taxes	$–	$–
Cash paid for interest	$–	$–

See accompanying notes to combined financial statements.

F-23

UNITED WAREHOUSE MANAGEMENT CORP.

COMBINED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	Ordinary Share		Accumulated other comprehensive income	Accumulated	Total stockholders’
	No. of shares*	Amount	(loss)	deficit	deficit

Balance as of January 1, 2022	4,000	$4,000	$(58)	$(87,663)	$(83,720)

Foreign currency translation adjustment	–	–	88	–	88
Net loss for the year	–	–	–	(10,598)	(10,598)

Balance as of December 31, 2022	4,000	$4,000	$31	$(98,261)	$(94,230)

Balance as of January 1, 2023	4,000	$4,000	$31	$(98,261)	$(94,230)

Foreign currency translation adjustment	–	–	30	–	30
Net income for the year	–	–	–	9,344	9,344

Balance as of December 31, 2023	4,000	$4,000	$61	$(88,917)	$(84,856)

* The shares amounts are presented on a retroactive basis.

See accompanying notes to combined financial statements.

F-24

UNITED WAREHOUSE MANAGEMENT CORP.

Notes to Combined Financial Statements

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

(Currency expressed in United States Dollars (“US$”), except for number of shares)

1.       DESCRIPTION OF BUSINESS AND ORGANIZATION

United Warehouse Management Corp. (the “Company”) was incorporated in the British Virgin Islands on August 1, 2024.

The Company has actively involved with financial consulting services to the customers in the facilitation of the placement of financing solutions among different credit institutions in Hong Kong. Since early 2023, the Company has started to build and develop its own warehouse facilities and engaged in logistics and warehousing services in Hong Kong.

Pursuant to its Memorandum of Association, the authorized capital amounted to $50,000 representing 50,000 ordinary shares with a par value of $1 at its inception. As of the date of filing, the Company has 4,000 ordinary shares issued and outstanding.

Description of subsidiaries incorporated and controlled by the Company:

Name	Background		Ownership
United Warehouse Management Limited (“UWM HK”)	●	Hong Kong company	100% owned by the Company
	●	Incorporated on May 3, 2023
	●	Issued and outstanding 10,000 ordinary shares for HK$10,000
	●	Provision of storage service

KSK Logistics Limited (“KSK”)	●	Hong Kong company	100% owned by the Company
	●	Incorporated on July 11, 2023
	●	Issued and outstanding 1 ordinary share for HK$1
	●	Provision of logistics service

Propose Enterprise Limited (“PEL”)	●	Hong Kong company	100% owned by the Company
	●	Incorporated on June 10, 2010
	●	Issued and outstanding 100 ordinary shares for HK$100
	●	Provision of financial consulting service

The Company and its subsidiaries are hereinafter referred to as (the “Company”).

Reorganization

Since August 2024, the Company completed several transactions for the purpose of a group reorganization.

Prior to a group reorganization, UWM HK, KSK and PEL were held by certain shareholders. Upon completion of the reorganization, these entities became 100%-owned subsidiary of the Company under the common control of Mr. Chan Yu Sze (“Mr. Chan”).

F-25

During the years presented in these combined financial statements, the control of these entities has been demonstrated by the Company, as if the reorganization had taken place at the beginning of the earlier date presented. Accordingly, the combination has been treated as a corporate restructuring of entities under common control and thus the current capital structure has been retroactively presented in prior periods as if such structure existed at that time and in accordance with ASC 805-50-45-5, the entities under common control are presented on a combined basis for all periods to which such entities were under common control. The combination of the Company and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying combined financial statements.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying combined financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the accompanying combined financial statements and notes.

•	Basis of Presentation

These accompanying combined financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

•	Use of Estimates and Assumptions

In preparing these combined financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenues and expenses during the years reported. Actual results may differ from these estimates. If actual results significantly differ from the Company’s estimates, the Company’s financial condition and results of operations could be materially impacted. Significant estimates in the period include the expected credit losses on accounts receivable, valuation and useful lives of property, plant and equipment, depreciation and amortization right-of-use assets and income tax expense.

•	Basis of Consolidation

The combined financial statements include the accounts of the Company and its subsidiaries. All significant inter-company balances and transactions within the Company have been eliminated upon consolidation.

•	Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statement of operations.

The reporting currency of the Company is United States Dollar ("US$") and the accompanying financial statements have been expressed in US$. In addition, the Company is operating in Hong Kong and maintains its books and record in its local currency, Hong Kong Dollars (“HKD”), which is its functional currency, being the primary currency of the economic environment in which its operations are conducted. In general, assets and liabilities are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Shareholders’ deficit is translated using the historical rates. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income within the statements of changes in stockholder’s deficit.

F-26

Translation of amounts from HKD into US$ has been made at the following exchange rates for the years ended December 31, 2023 and 2022:

	December 31, 2023	December 31, 2022
Year-end HKD:US$ exchange rate	7.8081	7.8078
Annualized average HKD:US$ exchange rate	7.8284	7.8302

•	Cash and Cash Equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

•	Accounts Receivable

Accounts receivable are recorded at the gross billing amounts due from customers, less an allowance for expected credit losses. Accounts receivable do not bear interest and are considered overdue after 30 days from the date of invoices. The Company regularly assesses the expected credit losses for accounts receivable based on assessments of the recoverability of the accounts receivable and individual account analysis, including the current creditworthiness and the past collection history of each customer and current economic industry trends. Impairments arise when there is objective evidence indicating that the balances may not be collectible. The identification of bad and doubtful debts, in particular of a loss event, requires the use of judgment and estimates, which involve the estimates of specific losses on individual exposures, as well as a provision on historical trends of collections. Based on analysis of customers’ credit and ongoing relationship, management makes conclusions about whether any balances outstanding at the end of the period will be deemed non-collectible on an individual basis and on aging analysis basis. The allowance for expected credit losses is recorded against accounts receivables balances, with a corresponding charge recorded in the statements of operations. Delinquent account balances are written off against the allowance for expected credit losses after management has determined that the likelihood of collection is not probable.

As of December 31, 2023 and 2022, no allowance for expected credit losses is recorded as the Company considers all of the outstanding accounts receivable fully collectible in the foreseeable future.

•	Property, Plant and Equipment

Property, plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

Expected useful life
Warehouse facilities	Over the shorter of 12 years or lease term

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred. Expenditures for major renewals and betterment which substantially extend the useful life of assets are capitalized. The cost and related accumulated depreciation of assets retired or sold are removed from the respective accounts, and any gain or loss is recognized as other income or expense in the statements of operations.

F-27

•	Construction in progress

Construction-in-progress primarily consists of the construction of warehouse facilities that have not yet been placed into service for their intended use.

•	Impairment of Long-lived Assets

In accordance with the provisions of ASC Topic 360, Impairment or Disposal of Long-Lived Assets, all long-lived assets such as property, plant and equipment and construction in progress owned and held by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of an asset to its estimated future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets. There was no impairment of long-lived assets identified for the years ended December 31, 2023 and 2022.

•	Revenue Recognition

The Company adopted Accounting Standards Update ("ASU") No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”). Under ASU 2014-09, the Company recognizes revenue when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services.

The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements:

•	identify the contract with a customer;
•	identify the performance obligations in the contract;
•	determine the transaction price;
•	allocate the transaction price to performance obligations in the contract; and
•	recognize revenue as the performance obligation is satisfied.

Revenue is recognized when the Company satisfies its performance obligation under the contract by transferring the promised product to its customer that obtains control of the product and collection is reasonably assured. A performance obligation is a promise in a contract to transfer a distinct product or service to a customer. Most of the Company’s contracts have a single performance obligation, and such fees are billed to the customer when the performance obligation is satisfied. The Company recognizes such revenue in the period when the amounts are determined to be fixed and the performance obligation is satisfied as the Company completes the obligations.

Revenue is measured as the amount of consideration the Company expects to receive in exchange for transferring products or providing services. As such, revenue is recorded net of returns, allowances, customer discounts, and incentives. Sales taxes and other taxes are excluded from revenues.

Upon the development of new warehouse building in October 2023, the Company focuses on the provision of logistic and warehousing services to the customers through the storage of merchandise in its warehouse facilities, as well as packaging and delivery and transportation services from its warehouse to domestic destinations designated by the customers.

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Logistic services

Revenues from logistic solution services to the customers, in which such local transportation, delivery and packaging services are recognized at the time the merchandise is packed and shipped by the Company to domestic destinations designed by the customers. Generally, the Company bills the invoices monthly and collects the receivable in a credit term of 30 days.

Warehousing services

Revenues generating from storage services are recognized ratably over the term of the contract or arrangement, as the Company performs contractual obligations through continuous transfer of control to the customers, and they could simultaneously receive and consume the benefits of the Company’s performance as it occurs. The Company generally invoices customers monthly at the end of each month in arrear for services performed during the month. The performance obligation is satisfied when the services are performed. Warehousing contracts typically consist of ongoing storage service in a term of 1-6 years, subject to renewal option.

Financial consulting services

The Company also provides financial consulting services to the customers, and generally invoices customers when the performance obligation is satisfied. The duration of the service period is short, usually within 3 months. Transaction prices of financial consulting services to be rendered are typically based on contracted rates. The Company earns the fee arising from the facilitation of the placement of financing solutions among different credit institutions, which is recognized at a point in time when the service is completed and delivered to the customer.

The Company is acting as a principal in providing aforementioned services and accordingly recognizes revenue on a gross basis as the Company determines the price and selects carriers or service providers at its own discretion.

Disaggregation of Revenue

The following table summarizes revenue from contracts with customers, disaggregated by revenue source and the related segments, for the years ended December 31, 2023 and 2022:

		For the years ended December 31,
Types of segments/revenue sources	Time of recognition	2023	2022

Supply chain segment:
Logistic services	At a point in time	$130,949	$–
Warehousing services	Over time	134,127	–
		265,076	–
Financial segment:
Financial consulting services	At a point in time	394,450	287,956

		$659,526	$287,956

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•	Leases

The Company adopts the FASB Accounting Standards Update (“ASU”) 2016-02 “Leases (Topic 842).” For all periods presented. This standard requires lessees to recognize lease assets (“right-of-use”) and related lease obligations (“lease liabilities”) on the balance sheet for leases with terms in excess of twelve months. For lease terms of twelve months or fewer, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities.

The Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets and operating lease liabilities in the balance sheets. Finance leases are included in finance lease ROU assets and finance lease liabilities in the balance sheets.

ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating lease and finance lease ROU assets and liabilities are recognized, based on the present value of lease payments over the lease term discounted using the rate implicit in the lease. In cases where the implicit rate is not readily determinable, the Company uses its incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The incremental borrowing rate is the rate that the Company would have to pay to borrow, on a collateralized basis, an amount equal to the lease payments, in a similar economic environment and over a similar term. The Company depreciated the ROU assets on a straight-line basis from the lease commencement date to the earlier of the end of the useful life of the ROU assets or the end of the lease term. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

All of the Company’s real estate leases are classified as operating leases and there was no lease with a duration of twelve months or less.

•	Income Taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, Income Taxes (“ASC 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

For the years ended December 31, 2023 and 2022, the Company did not have any interest and penalties associated with tax positions. As of December 31, 2023 and 2022, the Company did not have any significant unrecognized uncertain tax positions.

The Company is subject to tax in local and foreign jurisdictions. As a result of its business activities, the Company files tax returns that are subject to examination by the relevant tax authorities.

•	Comprehensive Income (Loss)

ASC Topic 220, “Comprehensive Income”, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income, as presented in the accompanying statements of changes in stockholders’ equity, consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

F-30

•	Segment Reporting

Accounting Standard Codification (“ASC”) Topic 280, Segment Reporting establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about geographical areas, business segments and major customers in financial statements. Currently, the Company operates in two business segments in Hong Kong.

•	Employee Benefit

The Company is required to make contribution to their employees under a government-mandated defined contribution pension scheme for its eligible full-times employees in Hong Kong. The Company is required to contribute a specified percentage of the participants’ relevant income based on their ages and wages level. For the years ended December 31, 2023 and 2022, the contribution to the defined contribution plans was approximately $6,305 and $4,042, respectively.

•	Related Parties

The Company follows the ASC 850-10, Related Party for the identification of related parties and disclosure of related party transactions.

Pursuant to section 850-10-20 the related parties include a) affiliates of the Company; b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of section 825–10–15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and Income-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. The disclosures shall include: a) the nature of the relationship(s) involved; b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d) amount due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

•	Commitments and Contingencies

The Company follows the ASC 450-20, Commitments to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

F-31

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

•	Fair Value of Measurement

The Company follows the guidance of the ASC Topic 820-10, Fair Value Measurements and Disclosures (“ASC 820-10”), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

Level 1	Inputs are based upon unadjusted quoted prices for identical instruments traded in active markets;

Level 2	Inputs are based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques (e.g. Black-Scholes Option-Pricing model) for which all significant inputs are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Where applicable, these models project future cash flows and discount the future amounts to a present value using market-based observable inputs; and

Level 3	Inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques, including option pricing models and discounted cash flow models.

The carrying amounts of the Company’s financial assets and liabilities, such as cash and cash equivalents, accounts receivable, prepayments and other current assets, accounts payable, amounts due to directors, accrued liabilities and other payables and construction payable approximate their fair values because of the short maturity of these instruments.

•	Recent Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standard Board (“FASB”) or other standard setting bodies and adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on its financial position or results of operations upon adoption.

In November 2023, the FASB issued ASU No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (“ASU 2023-07”), which is intended to improve reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses. The disclosures requirements included in ASU 2023-07 are required for all public entities, including those with a single reportable segment. ASU 2023-07 is effective for annual periods beginning after December 15, 2024, on a retrospective basis, and early adoption is permitted. The Company is currently evaluating the potential impact of ASU 2023-07 on its combined financial statements.

F-32

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 720): Improvements to Income Tax Disclosures (“ASU 2023-09”), which prescribes standard categories for the components of the effective tax rate reconciliation and requires disclosure of additional information for reconciling items meeting certain quantitative thresholds, requires disclosure of disaggregated income taxes paid, and modifies certain other income tax-related disclosures. ASU 2023-09 is effective for annual periods beginning after December 15, 2024 and allows for adoption on a prospective basis, with a retrospective option. The Company is currently evaluating the potential impact of the adoption of ASU 2023-09 on its combined financial statements.

In March 2024, the FASB issued ASU No. 2024-02, Codification Improvements-Amendments to Remove References to the Concepts Statements (“ASU 2024-02”). The amendments in this Update affect a variety of Topics in the Codification. The amendments apply to all reporting entities within the scope of the affected accounting guidance. This update contains amendments to the Codification that remove references to various Concepts Statements. In most instances, the references are extraneous and not required to understand or apply the guidance. In other instances, the references were used in prior statements to provide guidance in certain topical areas. ASU 2024-02 is effective for public business entities for fiscal years beginning after December 15, 2024. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2025. Early adoption is permitted for both interim and annual financial statements that have not yet been issued or made available for issuance. The Company is currently evaluating the potential impact of the adoption of ASU 2024-02 on its combined financial statements.

Except for the above-mentioned pronouncements, there are no new recently issued accounting standards that will have a material impact on the combined balance sheets, statements of operations and comprehensive income and cash flows.

3.       GOING CONCERN UNCERTAINTIES

The accompanying combined financial statements have been prepared using going concern basis of accounting, which contemplates the realization of assets and the satisfaction of liabilities in the ordinary course of business.

As of December 31, 2023, the Company suffered from working capital deficit of $1,748,299 and accumulated deficit of $88,917. The Company has funded its operations and capital expenditure primarily through its stockholders. The continuation of the Company as a going concern is dependent upon improving the profitability and the continued financial support from its stockholders. Management believes the existing stockholders will provide the additional cash to meet with the Company’s obligations as they become due. However, there is no assurance that the Company will be successful in securing sufficient funds to sustain the operations.

These raise substantial doubt about the Company’s ability to continue as a going concern. These combined financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets and liabilities that may result in the Company not being able to continue as a going concern.

F-33

4.       ACCOUNTS RECEIVABLE

	As of December 31,
	2023	2022

Accounts receivable	$74,263	$–
Less: expected credit losses	–	–

	$74,263	$–

For the years ended December 31, 2023 and 2022, the Company did not record the allowance of expected credit losses. The Company has not experienced any significant bad debt or write-offs of accounts receivable in the past.

The Company generally conducts its business with creditworthy third parties. The Company determines, on a continuing basis, the probable losses and an allowance for expected credit losses based on several factors including internal risk ratings, customer credit quality, payment history, historical bad debt/write-off experience and forecasted economic and market conditions. Accounts receivable are written off after exhaustive collection efforts occur and the receivable is deemed uncollectible. In addition, receivable balances are monitored on an ongoing basis and its exposure to bad debts is not significant.

5.       PROPERTY, PLANT AND EQUIPMENT

A summary of property, plant and equipment is as follows:

	As of December 31,
	2023	2022

Warehouse facilities	$786,211	$–
Less: accumulated depreciation	(21,783)	–
Foreign currency translation difference	(57)	–

	$764,371	$–

A block of warehouse building was built and completed for commercial service in October 2023, with the development cost of $786,211.

Depreciation expense for the years ended December 31, 2023 and 2022 totaled $21,783 and $0, respectively.

F-34

6.       CONSTRUCTION IN PROGRESS

The development costs of $886,896 for warehouse building not yet placed into service are capitalized as construction in progress on the combined balance sheets and is not depreciated until ready for service. Once placed into operating service, the building will be depreciated on a straight-line basis over its estimated useful life which generally 12 years, based on the lease term of the leasehold land.

This warehouse building is expected to be placed for service in October 2024.

7.       LEASE

Operating lease right-of-use (“ROU”) assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Generally, the implicit rate of interest (“discount rate”) in arrangements is not readily determinable and the Company utilizes its incremental borrowing rate in determining the present value of lease payments. The Company’s incremental borrowing rate is a hypothetical rate based on its understanding of what its credit rating would be. The operating lease ROU asset includes any lease payments made and excludes lease incentives.

The Company has entered into commercial operating leases with various third parties for the use of leasehold land in Hong Kong. These leases have original terms ranges from 6 to 12 years. These operating leases are included in “Right-of-use Assets” on the combined balance sheet and represent the Company’s right to use the underlying assets during the lease term. The Company’s obligation to make lease payments are included in “Lease liabilities” on the combined balance sheets.

Supplemental balance sheet information related to operating leases was as follows:

	As of December 31,
	2023	2022

Operating lease:
Right-of-use asset, net	$1,357,270	$–

Lease liabilities:
Current lease liabilities	$88,816	$–
Non-current lease liabilities	1,345,094	–

Total lease liabilities	$1,433,910	$–

Operating lease expense for the years ended December 31, 2023 and 2022 was HK$58,186 and HK$0, respectively.

F-35

Other supplemental information about the Company’s operating lease as of:

	December 31, 2023	December 31, 2022
Weighted average discount rate	5.75%	N/A
Weighted average remaining lease term (years)	11.84	N/A

Operating lease commitments:

The following table summarizes the future minimum lease payments due under the Company’s operating leases in the next five years, as of December 31, 2023:

Years ending December 31,
2024	$169,055
2025	172,129
2026	172,128
2027	172,128
2028	172,128
Thereafter	1,124,980
Total minimum finance lease liabilities payment	1,982,548
Less: imputed interest	(548,638)

Future minimum lease liabilities	$1,433,910

8.       AMOUNTS DUE TO DIRECTORS

As of December 31, 2023 and 2022, the amounts represented temporary advances made by a director to the Company for capital expenditure and working capital purpose, which was unsecured, interest-free and repayable on demand. The balance was $1,020,409 and $135,944 as of December 31, 2023 and 2022, respectively.

9.       STOCKHOLDERS’ DEFICIT

Authorized Shares

The Company’s authorized shares are 50,000 ordinary shares with a par value of $1 per share.

Issued and outstanding shares

At the date of filing, the Company has 4,000 ordinary shares issued and outstanding.

F-36

10.	INCOME TAX

The provision for income taxes consisted of the following:

	Years ended December 31,
	2023	2022

Current tax	$17,376	$–
Deferred tax	–	–

Income tax expenses	$17,376	$–

The effective tax rate in the years presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rate. The Company mainly operates in Hong Kong that is subject to taxes in the jurisdictions in which they operate, as follows:

BVI

Under the current BVI law, the Company is not subject to tax on income.

Hong Kong

The Company and subsidiaries operating in Hong Kong is subject to the Hong Kong Profits Tax at the two-tiered profits tax rates from 8.25% to 16.5% on the estimated assessable profits arising in Hong Kong during the current year, after deducting a tax concession for the tax year. The reconciliation of income tax expense to income (loss) at applicable tax rates for the years ended December 31, 2023 and 2022 is as follows:

	Years Months ended December 31,
	2023	2022

Income (loss) before income taxes	$91,463	$(10,598)
Statutory income tax rate	16.5%	16.5%
Income tax expense at statutory rate	15,091	(1,749)
Tax effect of non-taxable items	(98)	–
Tax effect of non-deductible items	2,383	–
Net operating losses	–	1,749
Income tax expense	$17,376	$–

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11.       RELATED PARTY TRANSACTIONS

From time to time, the directors of the Company advanced funds to the Company for capital expenditures and working capital purpose. Those temporary advances are unsecured, non-interest bearing and have no fixed terms of repayment.

Apart from the transactions and balances detailed elsewhere in these accompanying financial statements, the Company has no other significant or material related party transactions during the years presented.

12.       CONCENTRATIONS OF RISK

The Company is exposed to the following concentrations of risk:

(a)       Major customers

For the years ended December 31, 2023 and 2022, the individual customers who accounted for 10% or more of the Company’s revenues and its outstanding receivable balances at year-end dates, are presented as follows:

	Year ended December 31, 2023		December 31, 2023
Customer	Revenues	Percentage of revenues	Accounts receivable
Customer A	$173,034	26.24%	$4,037
Customer B	$134,127	20.34%	$–
Customer C	$122,975	18.65%	$4,373
Customer D	$118,206	17.92%	$58,253

	Year ended December 31, 2022		December 31, 2022
Customer	Revenues	Percentage of revenues	Accounts receivable
Customer A	$88,586	30.76%	$–
Customer B	$44,366	15.41%	$–
Customer C	$84,669	29.40%	$–
Customer D	$–	-%	$–
Customer E	$43,485	15.10%	$–

These customers are located in Hong Kong.

F-38

(b)       Major vendor

For the years ended December 31, 2023 and 2022, the individual vendors who accounted for 10% or more of the Company’s direct operating cost and its outstanding payable balances at year-end dates, are presented as follows:

	Year ended December 31, 2023		December 31, 2023
Vendor	Cost of Revenues	Percentage of cost of revenue	Accounts payable
Vendor A	$69,610	23.92%	$–
Vendor B	$57,095	19.62%	$57,243

	Year ended December 31, 2022		December 31, 2022
	Cost of Revenues	Percentage of cost of revenue	Accounts payable
Vendor A	$102,477	59.70%	$–

These vendors are located in Hong Kong.

(c)	Credit risk

Financial instruments that potentially subject the Company to credit risk consist of cash and cash equivalents and accounts receivable. Cash equivalents are maintained with high credit quality institutions in Hong Kong, the composition and maturities of which are regularly monitored by the management. The Hong Kong Deposit Protection Board pays compensation up to a limit of HK$500,000 (equal to $64,036) if the bank in Hong Kong with which an individual/a company hold its eligible deposit fails.

(d)	Economic and political risk

The Company’s major operations are conducted in Hong Kong. Accordingly, the political, economic, and legal environments in Hong Kong, as well as the general state of Hong Kong’s economy may influence the Company’s business, financial condition, and results of operations.

(e)	Exchange rate risk

The Company cannot guarantee that the current exchange rate will remain steady; therefore there is a possibility that the Company could post the same amount of profit for two comparable periods and because of the fluctuating exchange rate actually post higher or lower profit depending on exchange rate of HKD converted to US$ on that date. The exchange rate could fluctuate depending on changes in political and economic environments without notice.

F-39

12.       COMMITMENTS AND CONTINGENCIES

From time to time, the Company may be involved in various legal proceedings and claims in the ordinary course of business. The Company currently is not aware of any legal proceedings or claims that it believes will have, individually or in the aggregate, a material adverse effect on its business, financial condition, operating results, or cash flows.

As of December 31, 2023 and 2022, the Company did not have any significant commitments and contingencies involved, except for the below:

Land Leases

In July 2023, the Company commenced several long-term leases in the use of leasehold land to develop its own warehouse facilities. These leases cover 80,000 square feet, in aggregate, for an initial term of 6 years, including a renewal option of additional 6 years upon expiry.

13.       SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after December 31, 2023, up through the date the Company issued the audited combined financial statements. The Company has the following material recognizable subsequent events:

On August 15, 2024, the Company, its shareholders and Marvion Inc., a Nevada corporation (“MVNC”) entered into a Share Exchange Agreement (the “SEA”) pursuant to which the shareholders of the Company agreed to transfer to their 4,000 ordinary shares, constituting all of the issued and outstanding securities of the Company, in exchange for 148,148,150 shares of the common stock of MVNC, par value $0.0001 per share (the “Acquisition”).

F-40

MARVION INC.

PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2024

(Unaudited)

	Historical	Historical
	MVNC	UWMC	Pro Forma Adjustments	Note	Pro Forma Condensed Combined

ASSETS
Current assets:
Cash and cash equivalents	$7,177	$332,333			$339,510
Digital assets	10,646	–			10,646
Accounts receivable	–	167,270			167,270
Inventories	7,770,611	–			7,770,611
Short-term investments	386,684	–			386,684
Deposits and prepayments	699,704	1,537			701,241
Total current assets	8,874,822	501,140			9,375,962

Non-current assets:
Right-of-use assets	–	1,297,721			1,297,721
Property, plant and equipment, net	–	765,146			765,146
Construction in progress	–	1,198,765			1,198,765
Intangible assets, net	14,953	–			14,953

TOTAL ASSETS	$8,889,775	$3,261,632			$12,652,547

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities:
Accrued liabilities and other payables	$15,271,193	$339,278			$15,610,471
Accrued marketing expenses	3,614,412	–			3,614,412
Lease liabilities, current portion	–	94,578			94,578
Construction payable	–	320,200			320,200
Amounts due to related parties	2,152,080	1,630,730			3,782,810
Convertible notes payable	170,000	–			170,000
Promissory notes payable	16	–			16
Income tax payable	–	50,983			50,983
Earnout liabilities	–	–	5,500,000		5,500,000
Total current liabilities	21,207,701	2,435,769			29,143,470

Long-term liabilities:
Lease liabilities, non-current portion	–	1,297,215			1,297,215
Total liabilities	21,207,701	3,732,984			30,440,685

Stockholders’ deficit:
Preferred stock	1,038	–			1,038
Common stock	5,336	4,000	14,815	(b)	24,151
Additional paid-in capital	41,639,772	–	(41,639,772)		–
Accumulated other comprehensive income	22,385	216			22,601
Accumulated deficit	(53,986,457)	25,572	36,124,957	(a)	(17,835,928)

Total stockholders’ (deficit) equity	(12,317,926)	29,788			(17,788,138)
TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY	$8,889,775	$3,762,772			$12,652,547

F-41

MARVION INC.

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATION

FOR THE SIX MONTHS ENDED JUNE 30, 2024

(Unaudited)

	Historical	Historical	Pro forma	Pro Forma Condensed
	MVNC	UWMC	Adjustment	Combined

Revenues, net	$93,234	$629,318		$722,552

Cost of revenue	(82,660)	(323,361)		(406,021)

Gross profit	10,574	305,957		316,531

Operating expenses:

Technology and development expenses	(254,872)	–		(254,872)
Sales and marketing expenses	(447,160)	–		(447,160)
Corporate development expenses	(249,000)	–		(249,000)
Impairment loss of digital assets	(1)	–		(1)
General and administrative expenses	(785,672)	(158,939)		(944,611)
Total operating expenses	(1,736,705)	(158,939)		(1,895,644)

Other income (expenses)
Interest income	–	985		985
Interest expense	(774)	–		(774)
Amortization of deferred financing costs	(138,505)	–		(138,505)
Change in fair value of marketable securities	(280,603)	–		(280,603)
Sundry income
Total other expenses, net	(419,882)	985		(418,897)

(LOSS) INCOME BEFORE INCOME TAXES	(2,146,013)	148,003		(1,998,010)

Income tax expense	–	(33,514)		(33,514)

NET (LOSS) INCOME	$(2,146,013)	$114,489		$(2,031,524)

Net income per share	$(0.02)	–		$(0.01)

Weighted average shares outstanding	96,634,911	148,148,148		244,783,059

F-42

MARVION INC.

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATION

FOR THE SIX MONTHS ENDED JUNE 30, 2024

(Unaudited)

	Historical	Historical	Pro forma	Pro Forma Condensed
	MVNC	UWMC	Adjustment	Combined

Revenues, net	$14,454,869	$659,526		$15,114,395

Cost of revenue	(8,669,109)	(377,891)		(9,047,000)

Gross profit	5,785,760	281,635		6,067,395

Operating expenses:

Technology and development expenses	(21,032,584)	–		(21,032,584)
Sales and marketing expenses	(4,281,170)	–		(4,281,170)
Corporate development expenses	(4,092,000)	–		(4,092,000)
Impairment loss of digital assets	(358)	–		(358)
General and administrative expenses	(1,666,727)	(255,507)		(1,922,234)
Total operating expenses	(31,072,839)	(255,507)		(31,328,346)

Other income (expenses)
Interest income	33	592		625
Amortization of deferred financing costs	(118,145)	–		(118,145)
Change in fair value of marketable securities	(230,326)	–		(230,326)
Other income	310	–		310
Other expenses	(208)	–		(208)
Total other expenses, net	(348,336)	592		(347,744)

(LOSS) INCOME BEFORE INCOME TAXES	(25,635,415)	26,720		(25,608,695)

Income tax expense	–	(13,376)		(13,376)

NET (LOSS) INCOME	$(25,635,415)	$9,344		$(25,626,071)

Net income per share	$(1.05)	–		$(0.15)

Weighted average shares outstanding	24,496,294	148,148,148		172,644,442

F-43

MARVION INC.

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATION

FOR THE SIX MONTHS ENDED JUNE 30, 2024

(Unaudited)

NOTE 1 – BACKGROUND

On August 15, 2024, Marvion Inc. or the Company or MVNC entered into the Share Exchange Agreement with United Warehouse Management Corp. and its shareholders (collectively “UWMC”) (the “Share Exchange”) for its 100% equity interest.

The consideration of the Share Exchange totaled approximately 148,148,148 shares of the Company’s common stock, at the par value of $0.001, and contingent earnout of $5.5 million, in aggregate, equal to $12 million.

NOTE 2 – BASIS OF PRESENTATION

Because MVNC is a shell company, UWMC will comprise the ongoing operations of the combined entity and its senior management will serve as the senior management of the combined entity, UWMC is deemed to be the accounting acquirer for accounting purposes. The transaction will be treated as a recapitalization of MVNC. Accordingly, the consolidated assets, liabilities and results of operations of UWMC will become the historical financial statements of UWMC, and MVNC’s assets, liabilities and results of operations will be consolidated with UWMC beginning on the acquisition date. These pro forma financial statements are presented as a continuation of UWMC.

The pro forma balance sheet as of June 30, 2024, is based on the historical financial statements of MVNC after giving effect to UWMC’s acquisition of MVNC as a reverse merger using the acquisition method of accounting and applying the assumptions and adjustments described in the notes to the pro forma financial statements as if such acquisition had occurred as of June 30, 2024 on the balance sheet for pro forma financial statements purposes.

The pro forma financial statements have been prepared by management for illustrative purposes only and are not necessarily indicative of the financial position or results of operations in future periods. The pro forma adjustments are based on the preliminary information available at the time of the preparation of this document and assumptions that management believes are reasonable. The pro forma financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with MVNC’s historical financial statements included elsewhere on Form 10-Q for the period ended June 30, 2024 and Form 10-K for the year ended December 31, 2023, as Exhibits filed with SEC herewith.

The pro forma financial statements do not purport to represent what the results of operations or financial position of the combined entity would actually have been if the merger had in fact occurred on January 1, 2023, nor do they purport to project the results of operations or financial position of the combined entity for any future period or as of any date.

These pro forma financial statements do not give effect to any restructuring costs or to any potential cost savings or other operating efficiencies that could result from the merger between MVNC and UWMC since such amounts, if any, are not presently determinable.

F-44

MARVION INC.

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

AS OF JUNE 30, 2024

(Unaudited)

NOTE 3 – PRO FORMA ADJUSTMENTS

The pro forma financial statements have been prepared as if the acquisition was completed on June 30, 2024 for the combined balance sheet purpose and reflects the following pro forma adjustment(s):

(a)	To eliminate the accumulated deficits of MVNC incurred before the merger transaction to reflect the recapitalization of MVNC

Dr.	Additional paid-in capital	41,639,772
Cr.	Accumulated deficit	41,639,772

(b)	To reflect the issuance of 148,148,148 shares of MVNC common stock and contingent consideration of $5.5 million for the acquisition of 100% of UWMC outstanding capital stock

Dr.	Accumulated deficit	5,514,815
Cr.	Common stock	14,815
Cr.	Earnout liabilities	5,500,000

NOTE 4 – PRO FORMA EARNINGS PER SHARE

The pro forma earnings per share, giving effect to the share exchange transaction has been computed as follows:

Net loss, for the six months ended June 30, 2024	$(2,031,524)

Net loss per share – Basic and diluted	$(0.01)

Weighted average number of shares deemed issued and outstanding	244,783,059

F-45